                                                                     EXHIBIT 2.1







                           PURCHASE AND SALE AGREEMENT



                                   dated as of



                                November 22, 2000



                                  by and among


                             MAJESTIC INVESTOR, LLC,
                      a Delaware limited-liability company,


                          FITZGERALDS LAS VEGAS, INC.,
                              a Nevada corporation,


                   101 MAIN STREET LIMITED LIABILITY COMPANY,
                      a Colorado limited-liability company
               doing business as "Fitzgeralds Casino Black Hawk",


                         FITZGERALDS MISSISSIPPI, INC.,
                           a Mississippi corporation,

                         FITZGERALDS GAMING CORPORATION,
                              a Nevada corporation,

                 and certain affiliates of the foregoing parties

                                 with respect to
                                  the assets of

                  FITZGERALDS LAS VEGAS, FITZGERALDS BLACK HAWK
                             AND FITZGERALDS TUNICA

                                TABLE OF CONTENTS

                                                                        PAGE NO.

ARTICLE I SALE OF ASSETS AND CLOSING..........................................2
         1.01.    Assets......................................................2
         1.02.    Liabilities.................................................6
         1.03.    Holdbacks...................................................6
         1.04.    Purchase Price; Allocation..................................7
         1.05.    Working Capital/Long Term Debt Adjustments..................9
         1.06.    EBITDA Adjustments.........................................10
         1.07.    Post-Closing Audit and Adjustment..........................11
         1.08.    Closing; Escrow............................................12
         1.09.    "As Is" Condition..........................................13
         1.10.    Further Assurances; Post-Closing Cooperation...............14
         1.11.    Insurance Proceeds.........................................15
         1.12.    Third-Party Consent........................................15
         1.13.    Black Hawk Business Expansion..............................15
         1.14.    FSELLC Membership Interest.................................15

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS..............16
         2.01.    Organization of Sellers, Parent and FFEC...................16
         2.02.    Authority..................................................17
         2.03.    Governmental Approvals and Filings.........................17
         2.04.    Financial Statements.......................................17
         2.05.    Absence of Changes.........................................18
         2.06.    No Undisclosed Liabilities.................................19
         2.07.    Taxes......................................................19
         2.08.    Real Property..............................................20
         2.09.    Tangible Personal Property.................................21
         2.10.    Intellectual Property Rights...............................21
         2.11.    Contracts..................................................22
         2.12.    Licenses...................................................23
         2.13.    Foreign Person.............................................24
         2.14.    Environmental Matters......................................24
         2.15.    Brokers....................................................26
         2.16.    Labor Matters..............................................26
         2.17.    No Other Agreements to Sell the Assets.....................26
         2.18.    Insurance..................................................26
         2.19.    No Conflicts...............................................27
         2.20.    Employee Plans.............................................27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER......................28
         3.01.    Organization...............................................28
         3.02.    Authority..................................................28
         3.03.    No Conflicts...............................................28
         3.04.    Governmental Approvals and Filings.........................29
         3.05.    Legal Proceedings..........................................29
         3.06.    Brokers....................................................29
         3.07.    Purchaser's Environmental Reports..........................29
         3.08.    FSELLC Membership Interest.................................29

ARTICLE IV COVENANTS OF PARENT AND SELLERS...................................29
         4.01.    Regulatory and Other Approvals.............................29
         4.02.    HSR Filings................................................30
         4.03.    Investigation by Purchaser.................................30
         4.04.    Conduct of Business........................................30
         4.05.    Financial Statements and Reports; Filings..................30
         4.06.    Certain Restrictions.......................................31
         4.07.    Delivery of Books and Records, etc.; Removal of Property...32
         4.08.    Non-Competition............................................33
         4.09.    Title Insurance Policies and Exceptions....................35
         4.10.    Notice and Cure............................................36
         4.11.    Fulfillment of Conditions..................................36
         4.12.    Baggage....................................................36
         4.13.    Safe Deposits..............................................36
         4.14.    Valet Parking..............................................37
         4.15.    Notice of Developments.....................................37
         4.16.    FSELLC Membership Interest.................................37
         4.17.    Notice of Termination of Restructuring Agreement...........37
         4.18.    Cure Obligations...........................................37

ARTICLE V COVENANTS OF PURCHASER.............................................38
         5.01.    Regulatory and Other Approvals and Notifications...........38
         5.02.    HSR Filings................................................39
         5.03.    Financing Letter...........................................39
         5.04.    Leased Employee Expenses...................................39
         5.05.    Representations and Warranties.............................40
         5.06.    Notice and Cure............................................40
         5.07.    Fulfillment of Conditions..................................41

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER............................41
         6.01.    Representations and Warranties.............................41
         6.02.    Performance................................................41
         6.03.    Orders and Laws............................................41
         6.04.    Regulatory Consents and Approvals..........................42
         6.05.    Third Party Consents.......................................42
         6.06.    Personal Property Leases...................................42

         6.07.    Deliveries.................................................42
         6.08.    Financing..................................................43
         6.09.    Black Hawk Business Environmental Matters..................43
         6.10.    Tunica Business Access.....................................43
         6.11.    Las Vegas Business Compliance..............................43

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLERS AND PARENT..................43
         7.01.    Representations and Warranties.............................43
         7.02.    Performance................................................44
         7.03.    Orders and Laws............................................44
         7.04.    Regulatory Consents and Approvals..........................44
         7.05.    Third Party Consents.......................................44
         7.06.    Deliveries.................................................44
         7.07.    Proceedings................................................44

ARTICLE VIII TAX MATTERS AND POST-CLOSING TAXES..............................45
         8.01.    Taxes......................................................45
         8.02.    Pre-Closing Tax Returns and Taxes..........................45
         8.03.    Tax Indemnification........................................45
         8.04.    Tax Cooperation............................................46
         8.05.    Notification of Proceedings; Control.......................46

ARTICLE IX POST-CLOSING EMPLOYMENT OBLIGATIONS OF PURCHASER..................46
         9.01.    Hiring and Retaining Employees.............................46
         9.02.    Purpose and Intent.........................................47
         9.03.    Certain Defined Terms......................................47
         9.04.    Enforcement of Obligations.................................47
         9.05.    Exception to Hiring Obligations............................48
         9.06.    Withdrawal Liability.......................................48
         9.07.    Bonus Program..............................................48

ARTICLE X SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
  AGREEMENTS.................................................................49

ARTICLE XI INDEMNIFICATION...................................................49
         11.01.   Indemnification............................................49
         11.02.   Method of Asserting Claims.................................50

ARTICLE XII TERMINATION......................................................53
         12.01.   Termination................................................53
         12.02.   Effect of Termination......................................56

ARTICLE XIII DEFINITIONS.....................................................57
         13.01.   Defined Terms..............................................57
         13.02.   Construction of Certain Terms and Phrases..................70

ARTICLE XIV BANKRUPTCY PROCEEDINGS; BID PROTECTION...........................70
         14.01.   Protections for Purchaser..................................70
         14.02.   Conduct of the Bankruptcy Proceedings; Approval of
                  Protections for Purchaser; Sale of Assets..................72

ARTICLE XV MISCELLANEOUS.....................................................74
         15.01.   Notices....................................................74
         15.02.   Bulk Sales Act.............................................75
         15.03.   Entire Agreement...........................................76
         15.04.   Expenses...................................................76
         15.05.   Confidentiality............................................76
         15.06.   Certain Tunica Business Plans..............................77
         15.07.   Computer Systems...........................................77
         15.08.   Authorized Pre-Closing Actions and Activities..............78
         15.09.   Waiver; Remedies...........................................79
         15.10.   Amendment..................................................79
         15.11.   No Third Party Beneficiary.................................79
         15.12.   No Assignment; Binding Effect..............................79
         15.13.   Directors and Officers.....................................79
         15.14.   Headings...................................................79
         15.15.   Consent to Jurisdiction; Venue.............................79
         15.16.   Invalid Provisions.........................................80
         15.17.   Governing Law..............................................80
         15.18.   Counterparts...............................................80
         15.19.   Employees..................................................80

EXHIBIT A             Proposed Form of Sales Order
EXHIBIT B             Adjusted Balance Sheet
EXHIBIT C             General Assignments and Bills of Sale
EXHIBIT D             Assumption Agreement
EXHIBIT E             Foreign Person Affidavit
EXHIBIT F             Preliminary Title Reports
EXHIBIT G             Deposit Escrow Agreement
EXHIBIT H             Escrow Agreement
EXHIBIT I             License Agreement
EXHIBIT J             Tunica Map
EXHIBIT K             Summary Terms of Black Hawk Business' Lease of Computer
                      Systems and Related Services

DISCLOSURE SCHEDULES
Section 1.01(a)(i)         Real Property
Section 1.01(a)(ii)(A)     Real Property Leases - Sellers as Lessors
Section 1.01(a)(ii)(B)     Real Property Leases - Sellers as Lessee
Section 1.01(a)(iv)        Business Contracts
Section 1.01(a)(v)         Intangible Personal Property
Section 1.01(a)(vi)        Business Licenses
Section 1.01(a)(vii)       Vehicles
Section 1.01(a)(xi)        Tenant Security Deposits
Section 1.01(a)(xii)       Prepaid Expenses
Section 1.01(c)            FLV/FR Real Property
Section 1.02               Assumed Liabilities
Section 2.03               Governmental Approvals and Filings
Section 2.04               Financial Statements
Section 2.05               Absence of Changes
Section 2.06               Undisclosed Liabilities
Section 2.07(a)            Tax Return Filings
Section 2.07(b)            Withholding Taxes
Section 2.07(e)            Taxes of Other Persons
Section 2.07(f)            Tax Proceedings
Section 2.08(a)            Real Property Title Matters
Section 2.08(c)            Violations of Law
Section 2.08(d)            Utilities
Section 2.08(h)            Other Real Property
Section 2.08(i)            Condition of Improvements
Section 2.09               Tangible Personal Property Title Matters
Section 2.10(a)            Intellectual Property Exceptions
Section 2.10(b)            Intellectual Property
Section 2.11(a)            Certain Contracts
Section 2.11(b)            Potential Termination or Modification of Contracts
Section 2.12               Licenses
Section 2.14               Environmental Matters
Section 2.14(f)            Waivers or Releases of Environmental Claims
Section 2.16(a)            Labor Matters
Section 2.16(b)            Employee Information
Section 2.18               Insurance
Section 2.19               Parent's and Sellers' Conflicts
Section 2.20(b)            Pension Plans
Section 3.03               Purchaser's Conflicts
Section 3.04               Governmental Approvals and Filings
Section 3.07               Purchaser's Environmental Reports
Section 4.06(h)            Bonus Program
Section 5.04               Contracted Employees

Section 6.05               Third Party Consents
Section 6.06               Personal Property Leases
Section 7.05               Third Party Consents

                           PURCHASE AND SALE AGREEMENT


                  This PURCHASE AND SALE AGREEMENT, dated as of November 22, 2000, is entered into by and among MAJESTIC INVESTOR, LLC, a Delaware limited-liability company ("Purchaser"); FITZGERALDS LAS VEGAS, INC., a Nevada corporation ("FLV"); 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company ("FBH"); FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation ("FM" and collectively with FLV and FBH, "Sellers" and each, a "Seller"); certain Affiliates of Parent or Sellers named on the signature pages of this Agreement only as to the limited matters specified thereon; and FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Parent"). Capitalized terms not defined elsewhere herein have the meanings set forth in Section 13.01.

                  WHEREAS, FLV is engaged in the business of owning and operating the hotel/casino known Fitzgeralds Las Vegas, located in Las Vegas, Nevada, and conducting various related activities (collectively, the "Las Vegas Business"); and

                  WHEREAS, FBH is engaged in the business of owning and operating the casino known as Fitzgeralds Black Hawk, located in Black Hawk, Colorado, as well as various related activities (collectively, the "Black Hawk Business"); and

                  WHEREAS, FM is engaged in the business of owning and operating the hotel/casino known as Fitzgeralds Tunica, located in Tunica, Mississippi, as well as various related activities (the "Tunica Business" and, together with the Las Vegas Business and the Black Hawk Business, the "Business"); and

                  WHEREAS, Sellers are direct or indirect wholly-owned subsidiaries of Parent; and

                  WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, certain of the assets of Sellers relating to the Business and, in connection therewith, Purchaser has agreed to assume certain of the liabilities of Sellers relating to the Business, all on the terms set forth herein; and

                  WHEREAS, Parent, Sellers and certain other Persons contemplate entering into the Restructuring Agreement with the Consenting Noteholders; and

                  WHEREAS, it is understood that following execution and delivery of this Agreement, Sellers and Parent will become debtors and debtors-in-possession under Title 11 of the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), in proceedings (the "Bankruptcy Proceedings") before the United States Bankruptcy Court for the District of Nevada, Northern Division (the "Bankruptcy Court"); and

                  WHEREAS, it is anticipated that in the Bankruptcy Proceedings, the Bankruptcy Court will enter an Order Approving Sale of Assets Free And Clear of Liens, Claims And

Interests And Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases, providing for, among other things, the sale of the Business and the assumption of this Agreement pursuant to a motion brought in accordance with Section 363(f) of the Bankruptcy Code as contemplated by this Agreement ("363 Motion"); and

                  WHEREAS, after commencement of the Bankruptcy Proceedings the transactions contemplated by this Agreement will be subject to approval by an Order of the Bankruptcy Court ("Sales Order"), the proposed form and content of which are set forth in Exhibit A hereto or if not set forth therein, will be satisfactory to Purchaser and Sellers; and

                  WHEREAS, the Sales Order will be a Final Order;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

                           SALE OF ASSETS AND CLOSING

                  1.01. Assets.

                  (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Sellers will, and Parent will cause Sellers to, sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, all of Sellers' rights, title and interests in, to and under all of the assets and properties of Sellers used or held for use in connection with the Business, free and clear of all Liens, except as otherwise provided in Section 1.01(b), as the same shall exist on the Closing Date (collectively with any proceeds and awards referred to in Section 1.11, the "Assets"), including, without limitation, the following:

                        (i) Real Property. The real property, legal descriptions of which are set forth in Section 1.01(a)(i) of the Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto (including, without limitation, any and all easements relating thereto) (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereon (collectively, the "Improvements");

                        (ii) Real Property Leases. Subject to Section 1.12, (A) the leases and subleases of real property described in Section 1.01(a)(ii)(A) of the Disclosure Schedule as to which a Seller is the lessor or sublessor and (B) the leases and subleases of real property described in Section 1.01(a)(ii)(B) of the Disclosure Schedule as to which a Seller is the lessee or sublessee, together with any options held by any Seller to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases, all of the foregoing of which will be assumed by Sellers and assigned by Sellers to Purchaser pursuant to a Final Order under Section 365 of the Bankruptcy

         Code that will be entered prior to, or contemporaneously with, the entry of the Sales Order (the leases and subleases described in subclauses (A) and (B) are collectively referred to herein as the "Real Property Leases");

                        (iii) Tangible Personal Property. All furniture, fixtures, equipment (including computer hardware, software and other computer-related equipment), supplies, parts, machinery and other tangible personal property (including, without limitation, any and all tangible "gaming devices" (as defined in NRS Section 463.0155, C.R.S.
         Section 12-47.1-103(10) and Miss. Code Ann. 75-76-5(m)), gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of the casinos included in the Business, including, without limitation, slot machines, gaming tables, cards, dice and tangible "associated equipment" (as defined in NRS Section
         463.0136 and Miss. Code Ann. 75-76-5(c)) used or held for use by any Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (collectively, the "Tangible Personal Property");

                        (iv) Business Contracts. Subject to Section 1.12, all Contracts (other than the Real Property Leases) listed in Section 1.01(a)(iv) of the Disclosure Schedule to which any Seller is a party, which are utilized in the conduct of the Business and which will be assumed by Sellers and assigned by Sellers to Purchaser pursuant to a Final Order under Section 365 of the Bankruptcy Code that will be entered prior to, or contemporaneously with, the entry of the Sales Order, including, without limitation, contracts relating to suppliers, purchase orders and marketing arrangements (collectively, the "Business Contracts");

                        (v) Intangible Personal Property. Subject to Section
         1.12 and to the License Agreement, all Intellectual Property used or held for use and necessary to conduct the Business as presently conducted (including, without limitation, intangible "gaming devices" as defined in NRS Section 463.0155, C.R.S. Section 12-47.1-103(10) or Miss. Code Ann. Section 75-76-5(m)), player tracking systems, "cashless wagering systems" (as defined in NRS Section 463.014) and intangible "associated equipment" (as defined in NRS Section 463.0136 or Miss. Code Ann. Section 75-76-5(c)), internet web site domain names for the Business, and all goodwill associated therewith, and all rights, privileges, claims, causes of action and options relating or pertaining to the Intellectual Property, the Business or the Assets listed in
         Section 1.01(a)(v) of the Disclosure Schedule (with such listing to include the application serial number or registration number, the class of goods covered and the expiration date of each registered trademark, trade name, service mark, service name, brand name or registered rights to any of the foregoing that are included in the Intellectual Property) (collectively, the "Intangible Personal Property");

                        (vi) Licenses. To the extent their transfer or assignment to Purchaser is permitted under applicable Laws including the Bankruptcy Code, and to the extent assumed and assigned pursuant to
         Section 365 of the Bankruptcy Code and by the entry of the Sales Order, but subject to Section 1.12, all Licenses (and applications therefor) utilized in and necessary to conduct and promote the Business as presently conducted, including those listed in Section 1.01(a)(vi) of the Disclosure Schedule (the "Business Licenses");

                        (vii) Vehicles. All motor vehicles owned or, subject to
         Section 1.12, leased by any Seller and used or held for use in the conduct of the Business, as listed in Section 1.01(a)(vii) of the Disclosure Schedule (the "Vehicles");

                        (viii) Advance Reservations and Similar Deposits. All cash or cash-equivalent deposits for advance reservations, bookings, room and banquet deposits applicable to any period following the Closing, and originals of casino credit files with respect to the casino operations, and any telephone numbers used exclusively in connection with the Business (the "Advance Reservations and Deposits");

                        (ix) Customer Lists. All customer lists and databases relating specifically to the Business (the "Customer Lists");

                        (x) Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets in all mediums of expression (including, without limitation, such books and records required by Gaming Authorities to be maintained at the Business), other than the Excluded Books and Records (collectively, the "Business Books and Records"). Purchaser shall cooperate and afford Sellers, their counsel, accountants and other representatives (subject to reasonable and customary requirements on their part), during normal business hours, reasonable access to the Business Books and Records after the Closing Date;

                        (xi) Security Deposits. All security deposits deposited with any Seller by or on behalf of lessees or sublessees under the Real Property Leases as of the Closing Date, as listed in Section 1.01(a)(xi) of the Disclosure Schedule (the "Tenant Security Deposits"); and

                        (xii) Prepaid Expenses. All prepaid expenses relating to the Business which are transferable or assignable by any Seller, as listed in Section 1.01(a)(xii) of the Disclosure Schedule ("Prepaid Expenses").

                  Also at the Closing, but subject to Section 1.14, Purchaser will acquire from FFEC, and FFEC will transfer and deliver to Purchaser, the FSELLC Membership Interest.

                  To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used or reasonably expected to be used in connection with any of Sellers', Parent's or any of their Affiliates' businesses other than the Business or (y) are required by Law to be retained by any Seller, Parent or any of their Affiliates, Sellers may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x) of this Section 1.01, information solely concerning Sellers', Parent's or any of their Affiliates' businesses other than the Business has been deleted; provided, however, that to the extent that any evidentiary rules applicable to Purchaser would require Purchaser to produce the original Business Books and Records, Sellers will make such originals available to Purchaser for the purpose of compliance with such rules.

                  (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets and properties of Sellers (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                        (i) Insurance. Life insurance policies of officers and other employees of Sellers, directors and officers liability insurance policies of directors and officers of Sellers and, subject to Section 1.11, all other insurance policies relating to the operation of the Business which are not by their terms transferable to Purchaser in connection with the transactions contemplated by this Agreement;

                        (ii) Employee Benefit Plans. All assets owned or held by any employee benefit plans;

                        (iii) Tax Refunds. All refunds or credits, if any, of federal, state, local or foreign income taxes due to any Seller or Parent;

                        (iv) Excluded Books and Records. The minute books, stock transfer books and corporate seals of Sellers and any Books and Records relating solely to the Excluded Assets or the Retained Liabilities, other than any such Books and Records required by any Gaming Authority to be maintained at the Business (the "Excluded Books and Records");

                        (v) Litigation Claims. Any Seller's rights (including indemnification), claims and recoveries under litigation against third parties arising out of, or relating to, events prior to the Closing Date;

                        (vi) Excluded Rights. The respective rights of Sellers in, to and under all (A) Contracts (I) which are not assigned to Purchaser pursuant to clause (ii) or (iv) of Section 1.01(a) and (II) the obligations of Sellers under which are not assumed by Purchaser pursuant to Section 1.02(a) and (B) Retained Liabilities;

                        (vii) Restricted Cash. $500,000 of the amount reported as "Restricted Cash" in the "Other Assets" section of the Adjusted Balance Sheet;

                        (viii) Related Party Receivables. Receivables owed to any Seller by any directors, officers or owners of more than ten percent of the outstanding stock of Parent or any Seller;

                        (ix) Other Rights. Sellers' respective rights under this Agreement and the Operative Agreements.

                  (c) Las Vegas Business Real Property. Prior to the Closing, Parent shall cause FR to transfer, convey and assign to FLV, FLV shall acquire from FR, and Parent shall cause FLV to acquire from FR, all of FR's rights, title and interests in, to and under all Real Property that is used in the Las Vegas Business (the "FLV/FR Real Property") including, without limitation, the Real Property described in Section 1.01(c) of the Disclosure Schedule, for the purpose of having FLV, in turn, transfer, convey and assign all of such rights, title and interests to Purchaser at the Closing pursuant to Section 1.01(a)(i).

                  (d) Parent's and FR's Intellectual Property. Prior to Closing, Parent shall transfer to Sellers and shall cause FR to transfer and assign to Sellers all of Parent's and FR's respective rights, title and interest in, to and under all of the Intellectual Property listed in Section

         1.01(a)(v) of the Disclosure Schedule for the purpose of having (i) Sellers, in turn, transfer and assign all of such rights, title and interest to Purchaser at the Closing pursuant to Section 1.01(a)(v) and
         (ii) Purchaser grant to Parent and its Affiliates a license to use such Intellectual Property pursuant to the License Agreement.

                  1.02. Liabilities.

                  (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, at the Closing Purchaser will assume and agree to pay, perform and discharge, as and when due, all Liabilities of Sellers described in Section 1.02 of the Disclosure Schedule and any other Liabilities incurred by any Seller in the ordinary course of business between the date of this Agreement and the Closing Date, as the same shall exist on or after the Closing Date, except contingent Liabilities (collectively, the "Assumed Liabilities").

                  (b) Retained Liabilities. Purchaser shall not assume any of the following Liabilities (collectively, the "Retained Liabilities") by virtue of this Agreement or the transactions contemplated hereby:

                      (i) intercompany Liabilities between Sellers or between Parent and any Seller;

                      (ii) contingent Liabilities;

                      (iii) Liabilities arising as a result of an acceleration of any Seller's obligations or a right to accelerate any Seller's obligations under any Contract due to a breach or default by such Seller prior to the Closing Date, to the extent that reserves for such Liabilities are not provided for in the Final Balance Sheet;

                      (iv) Liabilities relating to Sellers' obligations to cure defaults, as provided in clause (i) of Section 1.12 and Section 4.18.

                      (v) all Taxes for which Parent, any Seller or FFEC is liable, except to the extent provided in Section 8.03(b);

                      (vi) Liabilities under any Employee Plan;

                      (vii) the matters described in Section 15.08(e) and (f); and (viii) Liabilities described in Section 2.06 of the Disclosure Schedule.

                  (c) Sellers will not assign to Purchaser, and Purchaser will not assume from Sellers, any employment Contracts to which any Seller is a party.

                  1.03. Holdbacks.

                  (a) There may be withheld from the Cash Component payable to Sellers at the Closing such amounts necessary to comply with NRS Sections 360.525, and 612.695;

C.R.S. Sections 39-22-604.5, 39-26-117 and 8-79-103; or Miss. Code Ann. Sections 27-65-55, 75-76-143 and 71-5-375 or to satisfy requirements to which any of the Real Property may be subject pursuant to NRS Section 244.335, C.R.S. Section 24-35-109 or Miss. Code Ann. Sections 27-15-215, 27-17-467 and 27-35-5
(collectively, the "Regulatory Holdback"). The Regulatory Holdback shall be kept on deposit in the Escrow Account until Sellers furnish the Escrow Agent with receipts or certificates provided for in said statutes certifying that (i) the applicable obligations have been paid or discharged, at which time the Regulatory Holdback shall be released from the Escrow Account and paid to Sellers, or (ii) funds out of the Cash Component sufficient for such purpose are held by the Escrow Agent as the Regulatory Holdback, at which time the Escrow Agent shall pay such funds for such purpose and release the balance of the Regulatory Holdback (if any) to Sellers. If Sellers do not produce such receipts, certificates or evidence within the time periods provided for in said statutes, or if any lien or other claim therefor is asserted against Purchaser or the Real Property (or any portion thereof), the Escrow Agent may pay out of the Regulatory Holdback such sums as may be required by such statutes to the appropriate authority and shall thereupon release the balance of the Regulatory Holdback (if any), together with all interest on the Regulatory Holdback, to Sellers.

                  (b) There shall be withheld from the Cash Component payable to Sellers at the Closing Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Purchaser's Holdback"), which amount shall be deposited by Purchaser and held in the Escrow Account. From time to time prior to the date which is nine months from the Closing Date (the "First Holdback Expiration Date"), in accordance with the Escrow Agreement Purchaser may apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from (i) post-Closing adjustments of the Cash Component or (ii) Parent's and Sellers' indemnification obligations under
Section 11.01. On the First Holdback Expiration Date, any portion of the Purchaser's Holdback in excess of One Million Dollars ($1,000,000) remaining in the Escrow Account shall be released to Sellers in accordance with the Escrow Agreement or, in the event of a pending dispute, as provided in the Escrow Agreement (the "First Release"). From time to time between the First Holdback Expiration Date and the date which is 12 months from the First Holdback Expiration Date (the "Final Holdback Expiration Date"), in accordance with the Escrow Agreement and after giving effect to the First Release, Purchaser may apply the remaining balance of the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from Parent's and Seller's indemnification obligations under Section 11.01 only as they pertain to breaches of representations and warranties contained in Sections 2.07 or 2.14 or breaches of covenants contained in Sections 8.01, 8.02 or 8.03. On the Final Holdback Expiration Date, any portion of the Purchaser's Holdback remaining in the Escrow Account shall be released to Sellers in accordance with the Escrow Agreement or, in the event of a pending dispute, as provided in the Escrow Agreement. There shall be added to each and every payment to Purchaser or Sellers out of the Purchaser's Holdback pursuant to this Section 1.03(b) a proportionate share of the interest earned on the Purchaser's Holdback through the date of such payment.

                  1.04. Purchase Price; Allocation.

                  (a) The aggregate purchase price for the Assets and the FSELLC Membership Interest minus the credit given to Purchaser for its agreement to license to Parent and its

Affiliates (pursuant to the License Agreement) the Intellectual Property that is being assigned to Purchaser under this Agreement (the "Purchase Price") shall consist of the following:

                        (i) One Hundred Forty Nine Million Dollars
         ($149,000,000), subject to adjustment as provided in Sections 1.05,
         1.06 and 1.07 (the "Cash Component"); plus

                        (ii) Purchaser's assumption of the Assumed Liabilities.

                  (b) Upon execution of this Agreement, Purchaser shall pay Two Million Dollars ($2,000,000) of the Cash Component as a deposit (the "Earnest Money Deposit") by wire transfer of immediately available funds to the Deposit Escrow Account maintained by the Deposit Escrow Agent at the address or to the account number specified in the Deposit Escrow Agreement, with the balance of the Cash Component (including the portions of the Cash Component constituting the Regulatory Holdback and the Purchaser's Holdback) due at the Closing, as provided in Section 1.08. Purchaser on one side, and Sellers on the other side, shall each pay directly to the Deposit Escrow Agent one half of the Deposit Escrow Fees as and when due under the Deposit Escrow Agreement.

                  (c) Prior to the Closing Date Purchaser shall prepare a schedule which sets forth an initial allocation of the Purchase Price among the Assets, the FSELLC Membership Interest and the License Agreement credit and Purchaser and Sellers shall negotiate in good faith to determine the final allocation of the Purchase Price among the Assets, the FSELLC Membership Interest and the License Agreement credit. Such allocation shall be made separately for the Assets from each of the Las Vegas Business, the Black Hawk Business and the Tunica Business. If the parties are unable to agree upon an allocation of the Purchase Price prior to the Closing, the parties shall continue to cooperate in the preparation of, and use their reasonable best efforts to agree upon, the allocation, provided that any material issues with respect to the allocation which have not been finally resolved within 30 days following the Closing shall be referred for resolution to a nationally recognized independent public accounting firm as to which Sellers and Purchaser mutually agree, whose determination shall be final and binding upon the parties. The costs of such accounting firm shall be shared equally by Purchaser on one side, and by Sellers on the other side. Any subsequent adjustments to the Purchase Price shall be allocated in a manner consistent with the final Purchase Price allocation and Section 1060 of the Code. Each party hereto agrees (i) that any such allocation shall be consistent with paragraph (a) of this Section and the requirements of Section 1060 of the Code and the regulations thereunder,
(ii) to complete jointly and to file separately IRS Form 8594 as part of such party's Federal Income Tax Return consistently with such allocation for the tax year in which the Closing occurs, and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any Tax or in any judicial or administrative proceeding, that is in any manner inconsistent with the terms of any such allocation without the written consent of the other parties unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of applicable state, local or foreign law).

                  1.05. Working Capital/Long Term Debt Adjustments.

                  (a) Set forth as Exhibit B hereto is a Balance Sheet as of July 2, 2000 (the "Adjusted Balance Sheet"). At the Closing, Parent will deliver to Purchaser a Balance Sheet as of the end of Parent's most recently ended four-/five-week accounting period preceding the Closing Date for which it is then practicable to report the Business' results of operations (the "Updated Balance Sheet"). Within 60 days after the Closing, Purchaser will deliver to Parent a Balance Sheet as of the date immediately preceding the Closing Date (the "Final Balance Sheet"). The Updated Balance Sheet and the Final Balance Sheet will be prepared as if FLV, FBH and FM are going concerns and on a basis consistent with the Adjusted Balance Sheet, as provided in Section 2.04; provided, however, that the Updated Balance Sheet and the Final Balance Sheet shall exclude all Retained Liabilities. As calculated in accordance with paragraphs (b), (c) and (d) of this Section, the respective differences between
(x) the "Adjusted Totals" of "Current Assets," "Current Liabilities" and "Long Term Debt, Net" (which excludes intercompany debt) reported in the Updated Balance Sheet and the Final Balance Sheet and (y) such amounts reported in the Adjusted Balance Sheet will form the basis for dollar-for-dollar Closing and post-Closing adjustments of the Cash Component. For purposes of calculating such adjustments, "Working Capital" means the amount by which the aggregate "Adjusted Total" of "Current Assets" exceeds the aggregate "Adjusted Total" of "Current Liabilities" reported on a Balance Sheet as of a specified date.

                  (b) At the Closing, the Cash Component will be (i) increased by the increase, if any, in Working Capital reported on the Updated Balance Sheet ("Updated Working Capital") as compared to Working Capital reported on the Adjusted Balance Sheet ("Adjusted Working Capital") or (ii) reduced by the decrease, if any, in Updated Working Capital as compared to Adjusted Working Capital.

                  (c) At the Closing, the Cash Component will be (i) increased by the decrease, if any, in the aggregate "Adjusted Total" of "Long Term Debt, Net" reported on the Updated Balance Sheet ("Updated Long Term Debt") as compared to the aggregate "Adjusted Total" of "Long Term Debt, Net" reported on the Adjusted Balance Sheet ("Adjusted Long Term Debt") or (ii) reduced by the increase, if any, in Updated Long Term Debt as compared to Adjusted Long Term Debt.

                  (d) Within a mutually agreed time period after Purchaser delivers the Final Balance Sheet to Parent, but in no event later than ten days after any disagreements with the Final Balance Sheet or the calculation of Final EBITDA are resolved pursuant to Section 1.07, the following post-Closing adjustments to the Cash Component will be made through either a cash payment by Purchaser to Sellers in the case of a net increase in the Cash Component or a cash payment on behalf of Sellers to Purchaser out of the Purchaser's Holdback in the case of a net decrease in the Cash Component:

                       (i) The Cash Component will be (A) increased by the increase, if any, in Working Capital reported on the Final Balance Sheet ("Final Working Capital") as compared to Updated Working Capital or (B) decreased by the decrease, if any, in Final Working Capital as compared to Updated Working Capital.

                       (ii) The Cash Component will be decreased by the amount of any prepaid expenses or other current assets relating to the Business which are included in Final Working Capital, but are not transferable or assignable to Purchaser.

                       (iii) The Cash Component will be (A) increased by the decrease, if any, in the aggregate "Adjusted Total" of "Long Term Debt, Net" reported on the Final Balance Sheet ("Final Long Term Debt") as compared to Updated Long Term Debt or (B) decreased by the increase, if any, in Final Long Term Debt as compared to Updated Long Term Debt.

                  (e) The parties hereto acknowledge that Adjusted Working Capital equals $2,941,895 and Adjusted Long Term Debt equals $158,878.

                  1.06. EBITDA Adjustments.

                  (a) At the Closing, Parent will deliver to Purchaser the EBITDA Financial Statements prepared internally by Parent for the 12-month period ending on the last day of Parent's last four-/five-week accounting period preceding the Closing Date for which it is then practicable to report the Business' results of operations (the "Interim EBITDA Financial Statements"). Within 60 days after the Closing and together with the Final Balance Sheet, Purchaser will deliver to Parent the EBITDA Financial Statements for the 12-month period ending on the last day of Parent's last four-/five-week accounting period preceding the Closing Date (the "Final EBITDA Financial Statements"). The Interim EBITDA Financial Statements and the Final EBITDA Financial Statements will be prepared as if FLV, FBH and FM are going concerns and on a basis consistent with the manner in which Purchaser, Parent and Sellers mutually calculated Benchmark EBITDA for the Business for purposes of this Agreement. As calculated in accordance with paragraphs (b) and (c) of this Section, the respective variances between Adjusted EBITDA and Benchmark EBITDA, and between Final EBITDA and Benchmark EBITDA, will form the basis for Closing and post-Closing adjustments of the Cash Component.

                  (b) If EBITDA as reported on the Interim EBITDA Financial Statements plus the Corporate Expense Adjustment ("Adjusted EBITDA") varies by more than 5% from $30,400,000 ("Benchmark EBITDA"), then the Cash Component will be adjusted at the Closing by an amount ("Interim Adjustment Amount") equal to the product of (x) Adjusted EBITDA minus Benchmark EBITDA, multiplied by (y) four. The Cash Component will be reduced by a negative Interim Adjustment Amount or increased by a positive Interim Adjustment Amount, as the case may be. No Cash Component adjustment will be made under this paragraph (b) if Adjusted EBITDA does not vary by more than 5% from Benchmark EBITDA.

                  (c) Within a mutually agreed time period after Purchaser delivers the Final EBITDA Financial Statements to Parent, but in no event later than ten days after any disagreements with the Final Balance Sheet or the calculation of Final EBITDA are resolved pursuant to Section 1.07, the following post-Closing adjustments to the Cash Component will be made through either a cash payment by Purchaser to Sellers in the case of an increase in the Cash Component or a cash payment on behalf of Sellers to Purchaser out of the Purchaser's Holdback in the case of a decrease in the Cash Component:

                       (i) If EBITDA as reported on the Final EBITDA Financial Statements plus the Corporate Expense Adjustment ("Final EBITDA") varies by more than 5% from Benchmark EBITDA, then the Cash Component will be adjusted by an amount ("Final Adjustment Amount") equal to (I) the product of (x) Final EBITDA minus Benchmark EBITDA, multiplied by
         (y) four, minus (II) the Interim EBITDA Adjustment Amount. The Cash Component will be reduced by a negative Final Adjustment Amount or increased by a positive Final Adjustment Amount, as the case may be.

                       (ii) If Final EBITDA does not vary by more than 5% from Benchmark EBITDA, then the only Cash Component adjustment that shall be made pursuant to clause (i) of this paragraph (c) shall be a reversal of the Cash Component adjustment that was made under paragraph (b) of this Section based on the Interim Adjustment Amount, with a reimbursement by the party that received the payment for such adjustment.

                  1.07. Post-Closing Audit and Adjustment. Parent will have the right to review or audit the Final Balance Sheet and the calculation of Final EBITDA. Any appropriate corrections or restatements resulting from such review or audit that affect the Cash Component adjustments specified in Section 1.05 or
Section 1.06 will require a corresponding cash payment by Purchaser to Sellers in the case of an increase in the Cash Component, or reimbursement by or on behalf of Sellers to Purchaser in the case of a reduction of the Cash Component. If Parent disagrees with the Final Balance Sheet or with the calculation of Final EBITDA, it shall notify Purchaser of such disagreement in writing, specifying in detail the particulars of such disagreement, within 15 Business Days after Parent's receipt of the Final Balance Sheet and calculation of Final EBITDA (the "Dispute Notice"). To the extent that any portion of the Final Balance Sheet or calculation of Final EBITDA is not in dispute, within 15 Business Days after Parent's receipt of the Final Balance Sheet and the calculation of Final EBITDA, Sellers shall pay or cause to be paid to Purchaser or Purchaser shall pay or cause to be paid to Sellers, as the case may be, that portion of the adjustment to the Cash Component which is not in dispute. Any such payment owed by Sellers shall be made from the Purchaser's Holdback as provided in Section 1.03(b), to the extent that the Purchaser's Holdback is sufficient for that purpose. Purchaser and Sellers shall use commercially reasonable efforts for a period of 30 days after Parent's delivery of the Dispute Notice (or such longer period as Purchaser and Sellers mutually agree upon) to resolve any disagreements raised by Parent with respect to the Final Balance Sheet or the calculation of Final EBITDA. If, at the end of such period, Purchaser and Sellers are unable to resolve such disagreements, Deloitte & Touche and Price Waterhouse Coopers, independent auditors of Sellers and Purchaser, respectively, shall jointly select a third independent auditor from a recognized national standing "Big-5" accounting firm to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on Purchaser, Parent and Sellers. Purchaser and Sellers shall use commercially reasonable efforts to cause such third independent auditor to make its determination within 30 days of accepting its selection. If Parent or any Sellers determine that a delay in this dispute resolution mechanism threatens to delay the closing of their cases in the Bankruptcy Proceedings, then Parent or any Sellers may seek means from the Bankruptcy Court to enforce such independent auditor's determination. The parties hereto, Sellers' and Purchaser's respective independent auditors, and such third selected independent auditor shall agree to be subject to the jurisdiction of the Bankruptcy Court for this purpose. Within ten days after the date of determination of such third independent auditor, Purchaser shall pay Sellers, or Sellers shall pay Purchaser, as the case may be, the amount of the adjustment to the Cash Component that is determined to be due and payable. Any such payment owed by Sellers shall be made from the Purchaser's Holdback as provided in Section 1.03(b), to the extent that the Purchaser's Holdback is sufficient for that purpose. Fees and expenses of such third independent auditor shall be borne equally by Purchaser on one side, and Sellers on the other side.

                  1.08. Closing; Escrow.

                  (a) The Closing will commence at the office of Parent in Las Vegas, Nevada, or at such other place as the parties hereto mutually agree in writing, at 9:00 a.m. Nevada time, on the Closing Date and shall be deemed to have occurred for each of the Las Vegas Business, the Black Hawk Business and the Tunica Business at 11:59 p.m., Nevada time, on the Closing Date (the "Transfer Time"), giving effect, retroactively to the Transfer Time, to tabulations of Assets, Liabilities and income and expense amounts allocable to Sellers for the period prior to the Transfer Time that will commence at 1:00 a.m., local time at the respective Business locations on the day after the Closing Date.

                  (b) At the Closing, Purchaser will deliver the Cash Component (less the Earnest Money Deposit), as adjusted pursuant to Sections 1.05(b) and
(c) and 1.06(b), by wire transfer of immediately available funds to the Escrow Account maintained by the Escrow Agent at the address or to the account number specified in the Escrow Agreement. The Cash Component, minus the Regulatory Holdback, minus the Purchaser's Holdback, minus one half of the Escrow Fees, plus all interest earned on the Earnest Money Deposit shall then be released from the Escrow Account and the Deposit Escrow Account and paid to Sellers simultaneously with the actions specified in paragraph (d) of this Section. Also at the Closing, one half of the Escrow Fees shall be paid to the Escrow Agent from the Cash Component and the other half of the Escrow Fees shall be paid directly by Purchaser to the Escrow Agent.

                  (c) The Regulatory Holdback and the Purchaser's Holdback shall remain in the Escrow Account and shall be applied against the obligations specified in paragraphs (a) and (b), respectively, of Section 1.03 during the applicable periods specified therein, in accordance with Section 1.03 and the Escrow Agreement. Upon satisfaction of the conditions specified in Section 1.03(a), any remaining balance of the Regulatory Holdback plus all interest earned on the Regulatory Holdback shall be released from the Escrow Account and paid immediately to Sellers. On the First Holdback Expiration Date, any remaining balance of the Purchaser's Holdback in excess of $1,000,000 shall be released from the Escrow Account and paid immediately to Sellers unless a dispute is pending, in which case the Escrow Agreement shall govern. On the Final Holdback Expiration Date, any remaining balance of the Purchaser's Holdback shall be released from the Escrow Account and paid immediately to Sellers unless a dispute is pending, in which case the Escrow Agreement shall govern. There shall be added to each and every payment out of the Purchaser's Holdback a proportionate share of the interest earned on the Purchaser's Holdback through the date of such payment.

                  (d) Simultaneously with the remittance by Purchaser of the Cash Component (less the Earnest Money Deposit) to the Escrow Account pursuant to paragraph (b) of this Section, (i) Sellers will, and Parent will cause Sellers to, assign and transfer to Purchaser all of Sellers' rights, title and interests in and to the Assets (free and clear of all Liens, other than

Permitted Liens) and FFEC will assign and transfer to Purchaser the FSELLC Membership Interest by delivery of (A) General Assignments and Bills of Sale substantially in the form of Exhibit C hereto (the "General Assignments"), duly executed by Sellers, (B) grant, bargain and sale deeds (or the substantial equivalent thereof in Colorado and Mississippi if grant, bargain and sale deeds are not used in those jurisdictions) in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser, conveying title to the Real Property, (C) the documentation required by the FSELLC Organizational Documents, duly executed by FFEC, for the transfer of the FSELLC Membership Interest to Purchaser, and (D) subject to Section 1.12, such other instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser, as shall be effective to vest in Purchaser all of Sellers' rights, title and interests in and to the Assets and all of FFEC's rights, title and interest in and to the FSELLC Membership Interest (the General Assignments and the other instruments referred to in sub-clauses (B),
(C) and (D) of this clause (i) are collectively referred to herein as the "Assignment Instruments"), and (ii) Purchaser will assume from Sellers the due payment, performance and discharge of the Assumed Liabilities and will acquire and accept from FFEC the FSELLC Membership Interest by delivery of (A) an Assumption Agreement substantially in the form of Exhibit D hereto (the "Assumption Agreement"), duly executed by Purchaser, (B) such other instruments of assumption, in form and substance reasonably acceptable to Sellers and Parent, as shall be effective to cause Purchaser to assume the Assumed Liabilities as provided in Section 1.02(a), and (C) the documentation required by the FSELLC Organizational Documents, duly executed by Purchaser, for Purchaser's acquisition of all of FFEC's rights, title and interest in and to the FSELLC Membership Interest (the Assumption Agreement and such other instruments referred to in sub-clauses (B) and (C) of this clause (iii) are collectively referred to herein as the "Assumption Instruments"). Notwithstanding the foregoing provisions of this paragraph (d) regarding the FSELLC Membership Interest, the parties' respective obligations in this regard are subject to the provisions of Section 1.14 . If the consents specified in
Section 1.14 have not been obtained prior to the Closing Date, this Agreement shall not require the transfer of the FSELLC Membership Interest to, or the acquisition of the FSELLC Membership Interest by, Purchaser at the Closing.

                  (e) At the Closing, there shall also be delivered to Sellers, Parent and Purchaser the certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII.

                  1.09. "As Is" Condition. Except as specifically set forth in this Agreement to the contrary, all of the Assets are being sold to Purchaser in "as is" condition, and neither Sellers nor Parent make any representations or warranties of any kind and disclaim any and all implied warranties with respect to any of the Assets. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that: (a) neither Sellers nor Parent make any representation or warranty with respect to the transferability of any Assets other than the Real Property, Improvements, Real Property Leases, Tangible Personal Property, Intangible Personal Property, Vehicles, Advance Reservation Deposits, Customer Lists, and Business Books and Records or of the FSELLC Membership Interest; (b) Purchaser has been given an adequate opportunity to make such investigations as Purchaser deemed appropriate with respect to the Business and the Assets; and (c) Purchaser has been provided with the Title Reports, has reviewed the Title Reports, and has knowledge of all easements, restrictions and other exceptions to title of record.

                  1.10. Further Assurances; Post-Closing Cooperation.

                  (a) From time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall, and Parent shall cause Sellers to, execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions consistent with this Agreement as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Assets and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements.

                  (b) Following the Closing, each party will afford the other parties, their counsel and their accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights or obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights or obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Each party further agrees for a period of five years commencing on the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party first offers in writing to surrender such books, records and other data to the other parties and such other parties do not agree in writing to take possession thereof within ten days after such offer is made.

                  (c) If, in order to properly prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, a party needs to be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) of this Section, and such information, documents or records are in the possession or control of another party hereto, such other party shall make its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

                  (d) Notwithstanding anything to the contrary in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records shall be governed by applicable rules relating to discovery, rather than by paragraphs (b) and (c) of this Section.

                  (e) Each of Sellers and Purchaser acknowledge that if any of the Sellers shall fail to take, or cause to be taken, any such action, fail to do, or cause to be done, any such thing, or fail to execute any such documents, instruments or conveyances within a reasonable time as reasonably requested by Purchaser, Purchaser may move the Bankruptcy Court for an order directing the provision of such items on an emergency basis upon not less than five Business Days' notice by telecopy or other electronic facsimile transmission received by Sellers. Sellers agree not to oppose the scheduling of a hearing relating to such a motion on the basis of shortened notice or method of notice, provided Sellers are permitted to appear at such hearing telephonically. Sellers and Purchaser further agree that the Bankruptcy Court shall retain jurisdiction to adjudicate any such motion of Purchaser.

                  1.11. Insurance Proceeds. If prior to the Closing any Assets are destroyed, damaged or taken in condemnation, the insurance proceeds or condemnation award, or any transferable or assignable claim for insurance proceeds or condemnation award with respect thereto shall constitute an Asset. At the Closing, Sellers shall, and Parent shall cause Sellers to, pay or credit to Purchaser any such insurance proceeds or condemnation awards received by any of them on or prior to the Closing and shall assign to or assert for the benefit of Purchaser all of their rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation.

                  1.12. Third-Party Consent. To the extent that any Real Property Lease, Business Contract or Business License is not assignable pursuant to the Bankruptcy Code or otherwise without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a violation or breach thereof or a default thereunder. Parent and Sellers shall make commercially reasonable efforts (including, without limitation, prosecution of appropriate motions pursuant to Section 365 of the Bankruptcy Code) to obtain the consent of such other party to the assignment to Purchaser of any such Real Property Lease, Business Contract or Business License in all cases in which such consent is or may be required; provided, however, that to obtain any such consent, Parent and Sellers shall not be required to pay or incur more than nominal expenses plus (i) amounts required to cure any defaults under the Real Property Lease, Business Contract or Business License in question; and (ii) reasonable attorneys' fees. If any such consent is not obtained, Parent and Sellers shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Real Property Lease, Business Contract or Business License, including enforcement at the cost and for the account of Purchaser of any and all rights of Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation with respect to any such Real Property Lease, Business Contract or Business License. Notwithstanding the provisions of this Section, Purchaser shall be obligated to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 6.05 has been fulfilled.

                  1.13. Black Hawk Business Expansion. No adjustment will be made to the Purchase Price for any costs incurred by or on behalf of Purchaser in connection with securing or acquiring entitlements necessary for the contemplated expansion of the Black Hawk Business. Sellers shall have no obligation to secure or acquire any such entitlements or incur any costs or expend any amounts in connection with such proposed expansion.

                  1.14. FSELLC Membership Interest. The parties hereto acknowledge that although a transfer of the FSELLC Membership Interest to Purchaser is an appropriate incident to Purchaser's acquisition of the Las Vegas Business, such transfer is subject to the prior consent of members of FSELLC and Purchaser's agreement to be bound by the terms of the FSELLC

Organizational Documents, as provided therein. FLV, FFEC and Purchaser covenant to make commercially reasonable efforts to satisfy all conditions and obtain all consents required to transfer the FSELLC Membership Interest to Purchaser at the Closing. If, notwithstanding such commercially reasonable efforts, any required conditions have not been satisfied or any required consents have not been obtained by the Closing Date, this Agreement shall not require the FSELLC Membership Interest to be transferred to Purchaser at the Closing; provided, however, that FLV, FFEC and Purchasers shall continue to make commercially reasonable efforts from and after the Closing Date to satisfy such conditions, obtain such consents and effect such transfer as soon thereafter as practicable.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS


         Parent and Sellers represent and warrant to Purchaser as set forth in this Article II. To the extent that any representations or warranties are made by, or pertain to, a particular Seller or Sellers, such representations and warranties are made by such particular Seller(s), and not by any of the other Sellers. To the extent that any representations or warranties by Parent or any Seller relate, refer or pertain to the Bankruptcy Code or any aspect of the Bankruptcy Proceedings, as to matters involving the Bankruptcy Code or the Bankruptcy Proceedings such representations and warranties are not effective until commencement of the Bankruptcy Proceedings and do not apply to any period prior to such commencement. To the extent that any representations or warranties by Parent or any Seller relate, refer or pertain to the transfer of the FSELLC Membership Interest to Purchaser, such representations and warranties are made only as of the Closing Date.

                  2.01. Organization of Sellers, Parent and FFEC

                  (a) FLV is a corporation duly organized, existing and in good standing under the Laws of the State of Nevada and subject to the Bankruptcy Code, has full corporate power and authority to conduct the Las Vegas Business as and to the extent now conducted and to own, use or lease the Assets that are a part of the Las Vegas Business as and to the extent now owned, used or leased.

                  (b) FBH is a limited-liability company duly organized, existing and in good standing under the Laws of the State of Colorado and subject to the Bankruptcy Code, has full limited-liability company power and authority to conduct the Black Hawk Business as and to the extent now conducted and to own, use or lease the Assets that are a part of the Black Hawk Business as and to the extent now owned, used or leased.

                  (c) FM is a corporation duly organized, existing and in good standing under the Laws of the State of Mississippi and subject to the Bankruptcy Code, has full corporate power and authority to conduct the Tunica Business as and to the extent now conducted and to own, use or lease the Assets that are a part of the Tunica Business as and to the extent now owned, used or leased.

                  (d) Parent is a corporation duly organized, existing and in good standing under the Laws of the State of Nevada and subject to the Bankruptcy Code, has full corporate power and authority to conduct its business as and to the extent now conducted.

                  (e) Parent, directly or through its wholly owned subsidiaries, is the beneficial owner of all of the outstanding stock of Sellers.

                  (f) Parent, Sellers and FFEC represent and warrant that (i) FFEC has full corporate power and authority to own the FSELLC Membership Interest and (ii) as of the Closing Date and provided that the conditions specified in Section 1.14 have been satisfied, waived or excused, FFEC will have full corporate power and authority to transfer the FSELLC Membership Interest to Purchaser pursuant to this Agreement.

                  2.02. Authority. Parent and each Seller have full corporate power and authority to execute and deliver this Agreement. Subject to the Bankruptcy Code and the Sales Order, Parent and each Seller have full corporate power and authority to execute and deliver the Operative Agreements to which they are parties, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the Assets. This Agreement has been duly and validly executed and delivered by Parent and Sellers. Subject to the Sales Order, this Agreement constitutes, and upon the execution and delivery by Parent and Sellers of the Operative Agreements to which they are parties, such Operative Agreements will constitute, legal, valid and binding obligations of Parent and Sellers enforceable against Parent and Sellers in accordance with their terms.

                  2.03. Governmental Approvals and Filings. Except as disclosed in Section 2.03 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Sellers is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which they are parties or the consummation of the transactions contemplated hereby or thereby.

                  2.04. Financial Statements. Prior to the execution of this Agreement, Parent and Sellers have delivered to Purchaser true and complete copies of the following financial statements:

                  (a) the audited consolidated balance sheets of Parent as of December 31, 1998 and 1999 and the related audited consolidated statement of operations for each of the fiscal years then ended, together with a true and complete copy of the report on such audited information by Deloitte & Touche LLP, and all letters from such firm with respect to the results of such audits, along with Balance Sheets as of December 31, 1998 and 1999 supporting such audited financial statements; and

                  (b) the Adjusted Balance Sheet.

Except as set forth in the notes thereto, the accompanying accountants' reports (if any), or as disclosed in Section 2.04 of the Disclosure Schedule, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of Parent or Sellers, as the case may be, as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from books and records of Parent and Sellers regularly maintained by management and used to prepare the financial statements of Parent or Sellers, as the case may be, in accordance with the principles stated therein. Each Seller has maintained the Business Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP, except as set forth in Section 2.04 of the Disclosure Schedule.

                  2.05. Absence of Changes. Except for the execution and delivery of this Agreement, the anticipated Bankruptcy Proceedings, the Restructuring Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, and except as disclosed in Section 2.05 of the Disclosure Schedule, since the date of the Adjusted Balance Sheet there has not been any material adverse change, event or development relating in particular to the Las Vegas Business, the Black Hawk Business or the Tunica Business or, to the Knowledge of Sellers, any other material adverse change, event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Condition of the Business. In all material respects, Sellers have operated the Business in the ordinary course since the date of the Adjusted Balance Sheet, except as required by the Bankruptcy Proceedings, authorized under Section 15.08, or permitted under Section 4.06. Without limiting the foregoing, except as disclosed in Section 2.05 of the Disclosure Schedule, there has not occurred, between the date of the Adjusted Balance Sheet and the date of this Agreement, any of the following:

                        (i) incurrences by Sellers of Indebtedness with respect to the conduct of the Business in an aggregate principal amount exceeding $500,000 (net of any amounts discharged during such period and excluding any refinancing of existing Indebtedness);

                        (ii) physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of any Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $100,000;

                        (iii) material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

                        (iv) (A) disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other dispositions not exceeding in either case $1,000,000 in the aggregate; or (B) creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held in the conduct of the Business; or

                        (v) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $2,000,000, excluding capital expenditures or commitments with respect to the expansion of the Black Hawk Business in connection with the Rohling Inn acquisition and the parking garage at the Tunica Business;

                  2.06. No Undisclosed Liabilities. Except as reflected in
Section 2.06 of the Disclosure Schedule, the financial statements specified in
Section 2.04, the Adjusted Balance Sheet or the Bankruptcy Schedules and Pleadings and except as authorized under Section 15.08 or permitted under
Section 4.06, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice subsequent to the date of the Adjusted Balance Sheet or (ii) which, individually or in the aggregate, are not material to the Condition of the Business.

                  2.07. Taxes.

                  (a) Tax Return Filings and Taxes Paid. Except as disclosed in
Section 2.07(a) of the Disclosure Schedule, Parent, each Seller and FFEC have filed all Tax Returns (or such Tax Returns have been filed on their behalf) required to be filed by applicable law with the proper Governmental or Regulatory Authorities. All Tax Returns were true, complete and correct in all material respects. Parent and Sellers have delivered or made available to Purchaser complete and accurate copies of all such Tax Returns for all open tax years of each Seller and FFEC. Except as otherwise provided by the Bankruptcy Code or the Sales Order, Parent, each Seller and FFEC have timely paid or will timely pay, or have made provision for the payment of, all Taxes that have or may become due in respect of periods (or portions thereof) ending on or before the Closing Date, except such Taxes, if any, as are listed in Section 2.07(a) of the Disclosure Schedule or as to which adequate financial statement reserves (other than any reserves for deferred Taxes established to reflect timing differences between book and tax income) have been determined in accordance with GAAP.

                  (b) Withholding Taxes. Except as disclosed in Section 2.07(b) of the Disclosure Schedule, each Seller and FFEC have complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental or Regulatory Authorities all required amounts. Each Seller and FFEC have properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of sales, use or other similar Taxes as to which such entity would have otherwise been obligated to collect or withhold Taxes.

                  (c) Lien. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets. None of the Assets is property that is required to be treated for Tax purposes as being owned by any other Person.

                  (d) The transactions contemplated herein are not subject to the Tax withholding provisions of Section 3406 or of Subchapter A of Chapter 3 of the Code or of any other tax withholding provisions of federal, state, local or foreign law.

                  (e) Except as disclosed in Section 2.07(e) of the Disclosure Schedule and except with respect to any group of which Parent is the common parent for tax purposes, neither

Parent, Sellers nor FFEC have any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (including any Tax sharing or allocation agreement) or otherwise.

                  (f) Except as set forth in Section 2.07(f) of the Disclosure Schedule, (i) there is no claim, action, audit or other proceeding now pending or threatened relating to the Taxes of Parent, any Seller or FFEC and (ii) no extension or waiver of a statute of limitations relating to Taxes is in effect with respect to Parent, any Seller or FFEC.

                  2.08. Real Property.

                  (a) Except as disclosed in Section 2.08(a) of the Disclosure Schedule, (i) Sellers collectively have good and marketable fee simple title to the Real Property other than the FLV/FR Real Property and FR has good and marketable fee simple title to the FLV/FR Real Property, free and clear of all Liens other than Permitted Liens and (ii) as of the Closing Date, FLV will have good and marketable fee simple title to the FLV/FR Real Property, free and clear of all Liens other than Permitted Liens. Subject to the Real Property Leases described in Section 1.01(a)(ii)(A) of the Disclosure Schedule, Sellers are in possession of the Real Property with adequate rights of ingress and egress. To the Knowledge of Sellers, neither the Real Property nor the Improvements contravene or violate any applicable Law in any material respect.

                  (b) Each Real Property Lease is a legal, valid and binding agreement of the applicable Seller and of each other Person that is a party thereto, enforceable in accordance with its terms. There is no default or condition or event which, after notice or lapse of time or both, would constitute a default by Sellers, other than defaults prior to or resulting from commencement of the Bankruptcy Proceedings. Sellers have not received written notice of any default by any other Person that is a party to any of the Real Property Leases. No tenant or other party in possession of any of the real properties subject to the Real Property Leases described in Section 1.01(a)(ii)(A) of the Disclosure Schedule has any right to purchase, or holds any right of first refusal to purchase, such properties.

                  (c) Except as disclosed in Section 2.08(c) of the Disclosure Schedule, to the Knowledge of Sellers, none of the Real Property or the Improvements, or the use and operation thereof, contravene or violate any building, zoning, subdivision, land use, administrative, occupational safety and health, environmental or other applicable Law in any material respect. No Seller has received any written notice from any Governmental or Regulatory Authority advising Seller of (i) a violation of any such Laws or (ii) any action which must be taken to avoid a violation thereof.

                  (d) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law for Purchaser's use and operation of the Real Property as hotels and/or casinos as presently used and operated are installed across public property or valid easements to the boundary lines of the Real Property, except as disclosed in Section 2.08(d) of the Disclosure Schedule.

                  (e) Sellers collectively have obtained all licenses, permits, easements, and rights-of-way, including a use permit, required from all governmental authorities having jurisdiction over the Real Property or from private parties for the use and operation of the Real Property as hotels and/or casinos with all of the amenities necessary for the operation of the Business, and to assure vehicular and pedestrian ingress to and egress from the Real Property.

                  (f) There are no pending or, to the Knowledge of Sellers, threatened condemnation proceedings relating to the Real Property.

                  (g) Sellers have not received written notice of any special tax assessment relating to the Real Property or any portion thereof and, to the Knowledge of Sellers, there is no pending or threatened special assessment.

                  (h) The Real Property and the Improvements constitute all of the real property and buildings, structures, facilities, fixtures and other improvements thereon in which Sellers own any rights, title or interests, except as disclosed in Section 2.08(h) of the Disclosure Schedule.

                  (i) As of the Closing Date, except as disclosed in Section 2.08(i) of the Disclosure Schedule, the Improvements will be structurally sound with no material defects, in good operating condition and in a state of good maintenance and repair in all material respects, ordinary wear and tear excepted, and will be adequate and suitable for the purposes for which they are presently being used.

                  2.09. Tangible Personal Property. As of the Closing Date, Sellers collectively will be in possession of, and will have good and valid fee title to, all Tangible Personal Property free and clear of Liens other than Permitted Liens, except as disclosed in Section 2.09 of the Disclosure Schedule. Sellers' respective use of the Tangible Personal Property complies in all material respects with all applicable Laws.

                  2.10. Intellectual Property Rights.

                  (a) Sellers or Parent have interests in or use only the Intellectual Property disclosed in Section 1.01(a)(v) of the Disclosure Schedule in connection with the conduct of the Business. No other Intellectual Property is used by any Seller or necessary for use by any Seller in the conduct of the Business. Sellers are not, nor have they received any written notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract to use such Intellectual Property. To the Knowledge of Sellers, no such Intellectual Property is being infringed by any other Person, except as disclosed in Section 2.10(a) of the Disclosure Schedule. Sellers have not received written notice that Sellers are infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of Sellers, has been made to such effect that has not been resolved and, to the Knowledge of Sellers, Sellers are not infringing any Intellectual Property of any other Person in connection with the conduct of the Business. To the extent any of the Intellectual Property disclosed in Section 1.01(a)(v) of the Disclosure Schedule is owned by Parent, Parent hereby covenants and agrees to transfer or contribute to Sellers all such Intellectual Property owned by Parent (other than Excluded Intangible Personal Property) prior to the Closing.

                  (b) Intellectual Property. Except as disclosed in Section 2.10(b) of the Disclosure Schedule, no Seller has any obligation to compensate any Person for the use of any Intellectual Property nor has any Seller granted to any Person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not.

                  (c) Sellers own or have a valid right to use the Intellectual Property, and except for the transfer of the Intellectual Property to Purchaser as contemplated by this Agreement, the Intellectual Property will not cease to be valid rights of the respective Sellers by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  2.11. Contracts.

                  (a) Section 2.11(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Business Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) to which any Seller is a party as of the Closing and by which any Assets are bound (other than such Business Contracts or other arrangements that are entered into after the date of this Agreement, are thereafter promptly disclosed to Purchaser, and are permitted under Section 4.04 or Section 4.06).

                        (i) (A) all Contracts (excluding employee benefit plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding employee benefit plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee exceeding $50,000 or any group of Employees exceeding $200,000 in the aggregate;

                        (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of any Seller to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with any Seller in connection with the Business;

                        (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

                        (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom any Seller deals in connection with the Business;

                        (v) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

                        (vi) the Restructuring Agreement;

                        (vii) all collective bargaining or similar labor Contracts covering any Employee; and

                        (viii) all other Contracts (other than employee benefit plans and the Real Property Leases) with respect to the Business that
         (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any Seller of more than $100,000 annually and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any material cost or penalty to any Seller.

                  (b) Except as disclosed in Section 2.11(b) of the Disclosure Schedule or as otherwise disclosed below in this paragraph (b), the execution, delivery and performance by Sellers of this Agreement and the Operative Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Sellers or any of their respective Assets and Properties under, any Business Contract. Not later than six months after the Closing, FR's lease of its computer systems and provision of MIS administrative support and maintenance to the Black Hawk Business will terminate, as provided in Section 15.07.

                  2.12. Licenses. Section 1.01(a)(vi) of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in
Section 2.12 of the Disclosure Schedule:

                        (i) Sellers collectively own or validly hold in their respective names all Licenses that are material, individually or in the aggregate, to the Business;

                        (ii) each Business License is valid, binding and in full force and effect;

                        (iii) Sellers are not, nor have they received any written notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License; and

                        (iv) the execution, delivery and performance by Sellers of this Agreement and the Operative Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Sellers or any of their respective Assets and Properties under, any Business License.

                  2.13. Foreign Person. Neither any Seller nor FFEC is a "foreign person" within the meaning of Section 1445(f)(3) of the Code, and Sellers and FFEC will furnish to Purchaser prior to the Closing an affidavit to that effect, in substantially the form of Exhibit E hereto.

                  2.14. Environmental Matters.

                  (a) Definitions. The following terms, when used in this Section, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                        (i) "Sellers." For purposes of this Section only, the term "Sellers" shall include (i) all Affiliates of any Seller, (ii) all partnerships, joint ventures and other entities or organizations in which any Seller was at any time or is a partner, joint venturer, member of participant, and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by any Seller or to which any Seller has succeeded.

                        (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Laws.

                        (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                        (iv) "Environmental Laws" shall mean all regulations of any Governmental or Regulatory Authority which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource

         Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

                        (v) "Environmental Conditions" means a Release on the Real Property or the Leased Real Property.

                  (b) Real Property and Leased Real Property. To the Knowledge of Sellers and except as set forth in the Environmental Reports or in Section
2.14 of the Disclosure Schedule, during the period that any Sellers have owned the Real Property or leased the Leased Real Property, in all material respects the Real Property and the Leased Real Property have been, owned, leased or operated by Sellers in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, to the Knowledge of Sellers and except as disclosed in the Environmental Reports, during the period that Sellers have owned the Real Property or leased the Leased Real Property, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from the Real Property or the Leased Real Property, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about the Real Property or the Leased Real Property in compliance with all Environmental Laws in all material respects and necessary for the operation of the Business, (ii) in all material respects Sellers have at all times used, generated, treated, stored, transported, disposed of or otherwise handled their Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of any Seller under any Environmental Law, and (iii) there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at the Real Property where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws in all material respects and there has been no Release from or rupture of any such tank or pipeline, including, without limitation, any Release from or in connection with the filling or emptying of such tank.

                  (c) Notice of Violation. Except as set forth in Section 2.14 of the Disclosure Schedule, no Seller has received any written notice of alleged, actual or potential responsibility for, or any written inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property, the Leased Real Property or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law.

                  (d) Environmental Conditions. To the Knowledge of Sellers and except as set forth in the Environmental Reports or in Section 2.14 of the Disclosure Schedule, there are no Environmental Conditions at the Real Property or the Leased Real Property.

                  (e) Environmental Audits or Assessments. Sellers have delivered to Purchaser true, complete and correct copies of any Environmental Reports and updates thereto obtained by Sellers which have been conducted at the Real Property and the Leased Real Property within five years from the date of this Agreement.

                  (f) No Seller has released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition, except as set forth in Section 2.14(f) of the Disclosure Schedule.

                  2.15. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent and Sellers with Purchaser without the intervention of any Person on behalf of Parent or Sellers in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment, other than as provided for in the Sales Order.

                  2.16. Labor Matters.

                  (a) No Seller is a party to any labor agreement with respect to its Employees with any labor organization, union, group or association, except as listed in Section 2.16(a) of the Disclosure Schedule. In the past five years, no Seller has experienced any attempt by organized labor or its representatives to make such Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of such Seller, except as listed in Section 2.16(a) of the Disclosure Schedule. There is no labor strike or labor disturbance pending or, to the best of each Seller's knowledge, threatened against such Seller nor is any grievance currently being asserted, and in the past five years no Seller has experienced a work stoppage or other labor difficulty or engaged in any unfair labor practice.

                  (b) Section 2.16(b) of the Disclosure Schedule lists the names and titles of all salaried Employees as of November 1, 2000.

                  2.17. No Other Agreements to Sell the Assets. Except as may be required under the Restructuring Agreement or as recognized under Section 14.02 regarding future events that may occur in the Bankruptcy Proceedings, neither any Seller nor Parent has any commitment or legal obligation, absolute or contingent, (i) to any other person or firm other than Purchaser, to sell, assign, transfer or effect a sale of all or substantially all of the Assets,
(ii) to sell or effect a sale of the capital stock of any Seller to any Person other than Parent or an Affiliate of Parent, (iii) to effect any merger, consolidation, liquidation, dissolution or other reorganization of any Seller, or (iv) to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing. Notwithstanding the foregoing, Purchaser acknowledges and accepts that transactions described in those clauses could be required in the Bankruptcy Proceedings. The representations and warranties in this Section shall not be deemed to have been breached as a result of any such requirements in the Bankruptcy Proceedings.

                  2.18. Insurance. Section 2.18 of the Disclosure Schedule contains a complete and accurate list of any and all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for five years) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by each Seller on the Business, the Assets or its employees which, to the Knowledge of Sellers, are transferable to Purchaser pursuant to this Agreement (the "Transferable Policies"). To the Knowledge of Sellers, there is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or non-renewal of any such coverage has been received with respect to the Transferable Policies. There are no outstanding performance bonds covering or issued for the benefit of any Seller. No insurer has advised Sellers that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder with respect to the Transferable Policies.

                  2.19. No Conflicts. The execution and delivery by Parent and Sellers of this Agreement do not, and the execution and delivery by Parent and Seller of the Operating Agreements to which each is a party, the performance by Parent and Sellers of their obligations contemplated hereby and thereby will not, in any manner that would have a material adverse effect on the assets, the Business or the ability of Parent or any Seller to consummate the transactions contemplated hereby and thereby:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Parent or any Seller;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices described in Section 2.03 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or any Seller;

                  (c) except as disclosed in Section 2.11(b) or 2.19 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or any Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien on the Assets under, any Contract or License to which Parent or any Seller is a party or by which any of the Assets and Properties of Parent or any Seller are bound.

                  2.20. Employee Plans.

                  (a) Each Employee Plan has in all material respects been maintained in compliance with its terms and all material provisions of ERISA and the Code.

                  (b) Each Pension Plan which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and, to Sellers' Knowledge, there are no facts indicating that the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder has been adversely affected. To Sellers' Knowledge, no Employee Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental or Regulatory Authority or subject to any lawsuits, complaints, claims or legal proceedings or any kind. No Pension Plan is subject to Title IV of ERISA or the funding requirements of Section 412 of the Code, or is a Multiemployer Plan, except as set forth in Section 2.20(b) of the Disclosure Schedule.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


       Purchaser represents and warrants to Parent and Sellers as follows:

                  3.01. Organization. Purchaser is a limited-liability company duly organized, existing and in good standing under the Laws of the State of Delaware. Purchaser has full limited-liability company power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  3.02. Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the members, owners and managers of Purchaser, no other company action on the part of Purchaser or its members, owners or managers being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

                  3.03. No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of organization, operating agreement or other comparable organizational document of Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.03 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser, its Affiliates or any of their respective Assets and Properties; or

                  (c) except as disclosed in Section 3.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser or any of its Affiliates to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser, its Affiliates or any of their respective Assets or Properties under, any Contract or License to which Purchaser or any of its Affiliates is a party or by which any of their respective Assets and Properties are bound.

                  3.04. Governmental Approvals and Filings. Except as disclosed in Section 3.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                  3.05. Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  3.06. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser or its Affiliates with Parent and Sellers without the intervention of any Person on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim by any Person against Parent or any Seller for a finder's fee, brokerage commission or similar payment, other than as provided for in the Sales Order.

                  3.07. Purchaser's Environmental Reports. Section 3.07 of the Disclosure Schedule contains true and complete copies of all of the Purchaser's Environmental Reports.

                  3.08. FSELLC Membership Interest. Purchaser is acquiring the FSELLC Membership Interest solely for its own account and not with a view to distribution or resale of the FSELLC Membership Interest. Purchaser acknowledges and agrees that the FSELLC Membership Interest will be deemed "restricted securities" and that Purchaser will be deemed an "affiliate" of FSELLC, as those two terms are defined in Rule 144(a) promulgated by the Securities and Exchange Commission under the Securities Act, and that the FSELLC Membership Interest can not be transferred, resold or otherwise disposed of by Purchaser without registration under the Securities Act, unless pursuant to an applicable exemption from such registration, and compliance with the FSELLC Organizational Documents.

                                   ARTICLE IV

                         COVENANTS OF PARENT AND SELLERS

                  Parent and each Seller jointly and severally covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, Parent and each Seller will comply with all covenants and provisions of this Article IV and will cause FFEC to comply with Section 4.16, except to the extent Purchaser may otherwise consent in writing.

                  4.01. Regulatory and Other Approvals. Parent and each Seller will, as promptly as practicable, (i) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Parent or such Seller to consummate the transactions contemplated hereby and by the Operative Agreements, including, without limitation, those described in Sections
2.03 of the Disclosure Schedule, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02.

                  4.02. HSR Filings. In addition to and not in limitation of Parent's and Sellers' covenants in Section 4.01, Parent and Sellers will (i) take promptly all actions necessary to make the filings required of Parent, Sellers or their Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Parent, Sellers or their Affiliates from the FTC or the DOJ pursuant to the HSR Act and
(iii) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general.

                  4.03. Investigation by Purchaser. Parent and Sellers will (i) provide Purchaser and any Person who is considering providing financing to Purchaser to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with reasonable access, upon reasonable prior notice, during normal business hours and subject to reasonable scheduling, to such Employees and agents of Sellers who have significant responsibility for the conduct of the Business, to Parent's and Sellers' accountants and to the Assets, and (ii) furnish Purchaser and such other Persons with all such information and data (including, without limitation, copies of Business Contracts, Business Licenses, and other Business Books and Records) concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

                  4.04. Conduct of Business. Until the Closing Date, Sellers will operate, and Parent will cause Sellers to operate, the Business in the ordinary course and consistent with past practice, except as required under the Bankruptcy Proceedings or under Section 1.01(c) or as authorized under Section
15.08. Sellers will not book blocks of rooms or conventions or banquet facilities with respect to the Business for any date later than July 6, 2001, other than in the ordinary course of business consistent with past practices and at reasonable and customary rates.

                  4.05. Financial Statements and Reports; Filings.

                  (a) As promptly as practicable and in any event not later than 90 days after the end of each fiscal year ending after the date hereof and before the Closing Date, Parent shall deliver to Purchaser true and complete copies of the (i) unaudited consolidated balance sheet of the Business derived from the audited consolidated balance sheet of Parent and (ii) related unaudited consolidated statement of operations for each such fiscal year then ended derived from the audited consolidated statement of operations of Parent for each such fiscal year, together with a true and complete copy of the report on such audited information by Parent's independent public accountants, and all letters from such accountants with respect to the results of such audits, along with Balance Sheets supporting such unaudited consolidated financial statements of the Business. As promptly as practicable and in any event not later than 45 days after the end of each of the first three quarters of each fiscal year ending after the date hereof and before the Closing Date, Parent shall deliver to Purchaser true and complete copies of the unaudited consolidated balance sheet of the Business and the related unaudited consolidated statement of operations of the Business as of and for such quarter, the portion of the fiscal year then ended and the 12-month period then ended, together with the notes, if any, relating thereto and Balance Sheets supporting such unaudited financial statements. Such audited and unaudited financial statements shall be prepared on a basis consistent with the audited financial statements specified in Section 2.04(a). In addition, Sellers shall, and Parent shall cause Sellers to, make Representatives of Sellers' management reasonably available upon request of Purchaser to discuss Sellers' operation of the Business.

                  (b) Sellers will deliver, and Parent will cause Sellers to deliver, to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the Business as may be prepared or received by Sellers, or as Purchaser may otherwise reasonably request. Purchaser shall reimburse Sellers for actual out-of-pocket costs incurred for fees and expenses of outside professionals in the preparation of such items as are requested by Purchaser.

                  (c) Sellers will deliver, and Parent will cause Sellers to deliver, copies of all License applications and other filings made by Sellers in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

                  4.06. Certain Restrictions. Except as (i) required by applicable Laws, the Bankruptcy Proceedings or Section 1.01(c), (ii) authorized under Section 15.08, or (iii) provided in Section 15.06 with respect to the Tunica Business, Sellers will refrain from, and Parent will cause Sellers to refrain from:

                  (a) disposing of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other dispositions not exceeding $100,000 in the aggregate for each of the Las Vegas Business, the Black Hawk Business and the Tunica Business, or creating or incurring any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

                  (b) entering into, amending, modifying, terminating, granting any waiver under or giving any consent with respect to any Business Contract or any material Business License without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed;

                  (c) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that would constitute a material violation or breach of, or default under, any term or provision of any Business Contract or any Business License;

                  (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of any Seller under, any Liability of or owing to any Seller in connection with the Business, other than in the ordinary course of business consistent with past practice;

                  (e) engaging with any Person in any Business Combination;

                  (f) engaging in any transaction with respect to the Business with any officer, director or Affiliate of any Seller, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

                  (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding the greater of (i) $2,000,000 or (ii) if the period between the date of this Agreement and the Closing Date exceeds 12 months, $2,000,000 plus $166,667 per month for each month after such 12-month period (and prorated for any such partial month), other than gaming equipment, devices and products acquired in the ordinary course of business, except upon receipt of the written consent of Purchaser;

                  (h) increasing the Employees' cash compensation or severance pay entitlements, or making any other material changes in Sellers' respective compensation and personnel policies, except (i) for reasonable and customary periodic compensation increases and bonuses based on performance and consistent with past practice or in accordance with the bonus programs applicable generally to Employees, as described in Section 4.06(h) of the Disclosure Schedule (collectively, the "Bonus Program"), or (ii) as specifically authorized by the Restructuring Agreement;

                  (i) making any material changes in the operation of Sellers' promotional and marketing program, commonly referred to as the "Fitzgeralds Players Card," available to gaming patrons at each Business location including, without limitation, material changes in the methods of calculating or canceling points and issuing awards to participants in the program who have accumulated designated point levels or shortening the expiration periods for points; provided, however, that the foregoing limitations shall not restrict Sellers from making periodic changes to such program in the ordinary course and consistent with past practice;

                  (j) exchanging or trading equipment or machinery with FR; or

                  (k) entering into any Contract to do or engage in any of the foregoing.

                  4.07. Delivery of Books and Records, etc.; Removal of
Property.

                  (a) On the Closing Date, Sellers will deliver or make available, and Parent will cause Seller to deliver or make available, to Purchaser at the respective locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in any Seller's possession at other locations, and if at any time after the Closing any Seller discovers in its possession or under its control any other Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Purchaser.

Purchaser shall cooperate and afford Sellers, their counsel and their accountants, during normal business hours, reasonable access to the Business Books and Records.

                  (b) Within 60 days after the Closing Date, Sellers shall remove, and Parent shall cause Sellers to remove, all Assets and Properties not being sold to Purchaser hereunder from the Real Property and Improvements.

                  4.08. Non-Competition.

                  (a) Provided that the Restructuring Agreement has not been terminated prior to or within 30 days after the Petition Date and except as permitted in this Section 4.08, during the period commencing on the Closing Date and ending on the 18-month anniversary of the Closing Date with respect to the following clauses (i) and (ii) and ending on the 12-month anniversary of the Closing Date with respect to the following clause (iii), Parent, Sellers, Philip
D. Griffith, Michael E. McPherson, Max L. Page and Paul H. Manske (collectively, the "Subject Parties") each agree not to, directly or indirectly through any of their present or future Affiliates, (i) engage in the operation of any Competing Business (as defined in paragraph (e) of this Section) within Downtown Las Vegas (as defined in paragraph (e) of this Section) or within a 75-mile radius of the Black Hawk Business or the Tunica Business (in each case, a "Territory," and collectively, the "Territories"), (ii) acquire, lease, be a controlling owner, controlling shareholder, controlling partner, controlling member or controlling equity holder of, exercise management control over, provide consulting services for, or acquire or maintain a controlling interest in, any Competing Business that is located in any of the Territories or (iii), except as provided in paragraph (b) of this Section, hire, seek to hire, or recommend or solicit the hiring of, any Employees who are hired by Purchaser as of the Closing or encourage any of such Persons to terminate their employment with Purchaser unless Purchaser has first terminated such Persons' employment. This Section
4.08 shall continue to apply to Parent and each Seller if any of them are acquired by or merged with or into any other Person who owns or operates a Competing Business (provided that the Restructuring Agreement has not been terminated prior to or within 30 days after the Petition Date), but shall not apply to the Competing Business (including Persons who own or operate the Competing Business). Notwithstanding the foregoing, this Section 4.08 shall not apply to any Person who succeeds to a substantial portion of Parent's or any Seller's or any of their Affiliates' assets. As used herein, "controlling" means having possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  (b) The obligations of the Subject Parties specified in clause
(iii) of paragraph (a) of this Section regarding Employees shall not apply to hiring such Employees for other than hotel or casino employment. Furthermore, such obligations shall not apply to any business establishments in which Philip
D. Griffith, Michael E. McPherson, Max L. Page or Paul H. Manske are employed or to which they provide services after the Closing Date if such establishments are not, directly or indirectly, under the control of the Subject Parties (however, the obligations will be applicable to these four individuals even if not applicable to the business establishments).

                  (c) Each Subject Party recognizes that the covenants in this
Section 4.08 and the territorial, time and other limitations with respect thereto are reasonable and properly required for the adequate protection of the acquisition of the Assets by Purchaser, and agrees that such limitations are reasonable with respect to its activities, business and public purpose. Each Subject Party agrees and acknowledges that the violation of the covenants or agreements in this Section 4.08 would cause irreparable injury to Purchaser and that the remedy at law for any violation or threatened violation thereof would be inadequate and that, in addition to whatever other remedies may be available against the violating Subject Party at law or in equity, Purchaser shall be entitled to temporary and permanent injunctive or other equitable relief against the violating Subject Party without the necessity of proving actual damages or posting bond. Each Subject Party also waives any requirement of proving actual damages in connection with the obtaining of any such injunctive or other equitable relief.

                  (d) Nothing herein shall be deemed to prevent or limit the right of any Subject Party or any of its Affiliates to engage in any of the activities otherwise prohibited by clause (i) or (ii) of paragraph (a) of this
Section if the applicable Competing Business is being constructed, operated, leased, owned, managed or consulted to by any Subject Party or its Affiliates as of the Closing Date (after giving effect to the sale of Assets contemplated hereby). In addition, the covenants in paragraph (a) of this Section will not apply to (x) any Persons or hotel or casino assets or facilities that cease to be owned, directly or indirectly, by Parent or any Seller, including hotel or casino assets or facilities that may be divested or spun off by any Subject Party or any of its Affiliates, (y) any services (including consulting services) provided by or on behalf of any Subject Party to (I) any such Person or assets or facilities referred to in clause (x) above or (II) any Persons in which any Subject Party or its Affiliates have, directly or indirectly, any minority ownership interest or (z) reasonable expansions and extensions of existing exempt operations of the type referred to in this paragraph (d).

                  (e) It is the intention of each party hereto that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and the public policies of the States of Colorado, Mississippi and Nevada, respectively, and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any term or provision of this Section is determined to be illegal, invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

                  (f) For purposes of this Section 4.08, "Competing Business" means the business of owning or operating one or more establishments conducting a "gaming" (as defined in NRS Section 463.0153) or race book or sports book business, and "Downtown Las Vegas" means the area commonly known as Downtown Las Vegas, which consists of the area of the City of Las Vegas, Nevada bounded by Stewart Avenue on the north, Bridger Avenue on the south, Sixth Street on the east and Main Street on the west.

                  (g) Notwithstanding anything in this Agreement to the contrary, this Section 4.08 shall be of no force or effect if the Restructuring Agreement has been terminated prior to or within 30 days after the Petition Date.

                  4.09. Title Insurance Policies and Exceptions.

                  (a) Exhibit F hereto contains preliminary title reports for the Real Property and the Real Property Leases (the "Title Reports"). All title exceptions shown on the Title Reports are hereinafter referred to as the "Permitted Exceptions." The Permitted Exceptions shall also include those other title exceptions which are disclosed or become apparent to Purchaser after the date hereof, which are not already Permitted Exceptions, which cannot be removed by the payment of a sum of money, which are not caused by the intentional act of a Seller or any Affiliate of a Seller after the date hereof, and which do not materially adversely affect the value of the Real Property or Improvements, or the continued use thereof as currently conducted, or as to which Purchaser has not timely objected.

                  (b) Sellers shall cause all title exceptions shown on the Title Reports (other than Permitted Exceptions) not approved by Purchaser to be removed on or before the Closing. Sellers, however, shall have the right to (i) cause the Title Companies to remove any Liens by bonding over such Liens or (ii) obtain the commitment of the appropriate Title Companies to insure Purchaser against loss or damage that may be occasioned by such exceptions that are not Permitted Exceptions.

                  (c) Prior to the Closing, Purchaser shall obtain ALTA extended owner's policies of title insurance covering the Real Property owned by any Seller (the "Owned Real Property") and lessee's policies of title insurance covering Real Property in which any Seller has a leasehold interest (the "Leased Real Property") (Forms B-1970) (Amended 4-6-90), with gap coverage for any Real Property that will be conveyed to Purchaser at the Closing before the corresponding deeds or Real Property Leases are recorded with the appropriate local recording office, issued by title insurance companies reasonably acceptable to Purchaser and Sellers in their respective reasonable discretion (the "Title Companies"), insuring that Purchaser has fee title to the Owned Real Property and Improvements thereon and valid leasehold interests in the Leased Real Property and Improvements thereon, subject only to (i) the Permitted Exceptions, (ii) liens for taxes not yet due and payable, (iii) all standard exceptions, exclusions, conditions and stipulations from coverage for the Title Companies' Extended Coverage Form ALTA Owner's Policy of Title Insurance or Lessee's Policy of Title Insurance, as the case may be, including any and all endorsements (excluding zoning endorsements) and affirmative coverage customary in real estate sale transactions involving the magnitude and type of the Assets as Purchaser shall reasonably request, and (iv) those exceptions arising after the Transfer Time and approved by Purchaser as provided above (the "Title Policies"). The aggregate coverage amount of the Title Policies for the Real Property and Improvements shall be the Purchase Price.

                  (d) Sellers and Purchaser shall share equally the cost of the premiums for the Title Policies and the endorsements up to the aggregate coverage amount specified in paragraph (c) of this Section and the cost of the surveys specified in paragraph (e) of this Section. Sellers and Purchaser shall cooperate diligently to provide customary documents required by the Title Companies as condition to the issuance of the Title Policies.

                  (e) If reasonably required in order for Purchaser to obtain the Title Policies, Sellers shall order surveys to be prepared and be certified as having been prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by the ALTA and ACSM in 1997 and including all ALTA optional items except No. 5 (Contour
Maps) and No. 12 (Governmental Agency Survey Requirements). Any such surveys shall include a certification as to whether any of the Real Property and Improvements are located in a floodplain or designated floodway and such information as may be required by any of the Title Companies to issue extended coverage (consistent with all matters shown on the survey) over all general printed exceptions to title.

                  4.10. Notice and Cure. Sellers shall notify, and Parent shall cause Sellers to notify, Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any development, event, transaction or circumstance occurring after the date of this Agreement that causes any covenant or agreement of Parent or Sellers under this Agreement to be breached in any material respect or that renders untrue in any material respect any representation or warranty of Parent or Sellers contained in this Agreement as if the same were made on or as of the date of such development, event, transaction or circumstance. The notification required by this Section (the "Development Notification") shall be given to Purchaser within ten days after each such development, event, transaction or circumstance comes to the Knowledge of Sellers.

                  4.11. Fulfillment of Conditions. Subject to Parent's and Sellers' obligations in the Bankruptcy Proceedings, Parent and Sellers shall execute and deliver, and Parent shall cause Sellers to execute and deliver, at the Closing each Operative Agreement that Parent or Sellers are required hereby to execute and deliver as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition. This Agreement shall not obligate Parent or Sellers collectively to incur more than $50,000 of costs and expenses to satisfy the conditions specified in Section 6.09; provided, however, that regardless of the amount of costs and expenses necessary to satisfy the conditions specified in Section
6.09. Purchaser's obligations to proceed with the Closing shall be subject to the satisfaction of those conditions.

                  4.12. Baggage. At the Transfer Time, authorized representatives of Sellers shall perform, and Parent shall cause Sellers to perform, the following functions for all baggage, trunks and other property that were checked and placed in the care of a Seller at the Property: (i) seal all pieces of baggage with tape; (ii) prepare an inventory ("Inventoried Baggage") of such items indicating the check number applicable thereto; and (iii) deliver the Inventoried Baggage to an authorized representative of Purchaser and secure a receipt for the Inventoried Baggage. Thereafter, Purchaser shall be responsible for such Inventoried Baggage.

                  4.13. Safe Deposits. On or before the Transfer Time, Sellers shall remove, and Parent shall cause Sellers to remove, all items stored by any Seller, Parent or any of their respective Affiliates in safe deposit boxes located at the Property, and all such safe deposit boxes shall be made available for Purchaser's use thereafter. Safe deposit boxes in use by customers at the Property at the Transfer Time will be sealed in a reasonable manner mutually agreeable to Purchaser and Sellers. At the Transfer Time, Purchaser and Sellers shall designate in writing their initial safe deposit representatives. Representatives of both Sellers and Purchaser are to be present when a seal is broken. Sellers will make a representative available within one (1) hour after Purchaser notifies Sellers that the representative is required. Purchaser shall have no responsibility for loss or theft from a safe deposit box whose seal was broken in the presence of Sellers' representatives. All safe deposit keys, combinations and records shall be delivered at the Transfer Time to Purchaser.

                  4.14. Valet Parking. At the Transfer Time, authorized representatives of Sellers shall perform, and Parent shall cause Sellers to perform, the following functions for all motor vehicles that were checked and placed in the care of any Seller at the Property: (i) mark all motor vehicles with a sticker or tape; (ii) prepare an inventory of such vehicles ("Inventoried Vehicles") indicating the check number applicable thereto; and (iii) transfer control of the Inventoried Vehicles to an authorized representative of Purchaser and secure a receipt for the Inventoried Vehicles. Thereafter, Purchaser shall be responsible for the Inventoried Vehicles.

                  4.15. Notice of Developments. If Parent or Sellers give Purchaser a Development Notification with respect to a development, event, transaction or circumstance that causes a breach of any of their respective representations and warranties in Sections 2.04 through 2.11, 2.16, 2.18 and 2.19, then unless Purchaser has the right to terminate this Agreement pursuant to Section 12.01(c) by reason thereof and exercises that right within 30 days after such Development Notification is given, such Development Notification will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Sections 2.04 through 2.11, 2.16,
2.18 and 2.19, and to have cured any misrepresentation or breach of representation or warranty that otherwise might have existed hereunder by reason of such development, event, transaction or occurrence.

                  4.16. FSELLC Membership Interest. Except as required by applicable Laws, the Bankruptcy Proceedings or this Agreement, FFEC will refrain from disposing of the FSELLC Membership Interest, transferring or granting any rights or interest therein that will not terminate as of the Closing, or entering into any Contract to do any of the foregoing.

                  4.17. Notice of Termination of Restructuring Agreement. If the Restructuring Agreement is terminated prior to or within 30 days after the Petition Date, then by not later than the next Business Day after such termination Parent or Sellers shall deliver to Purchaser written notice of such termination.

                  4.18. Cure Obligations. Prior to the Closing Parent and Sellers shall comply with their respective obligations under Section 1.12 including, without limitation, payment of amounts required to cure defaults as provided in clause (i) of Section 1.12.

                                   ARTICLE V

                             COVENANTS OF PURCHASER

                  Purchaser covenants and agrees with Sellers and Parent that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Sellers and Parent may otherwise consent in writing.

                  5.01. Regulatory and Other Approvals and Notifications

                  (a) Purchaser will, as promptly as practicable, (i) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including, without limitation, those described in Sections 3.03 and
3.04 of the Disclosure Schedule (each, a "Regulatory Action"), (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(iii) cooperate with Parent and Sellers in connection with the performance of their obligations under Sections 4.01 and 4.02.

                  (b) Purchaser will provide reasonably descriptive written notification to Sellers within ten days after the occurrence of any of the following events:

                        (i) Purchaser makes any filing or submits any application, notice or similar document (or any amendment or supplement to any of the foregoing) necessary for any Regulatory Action to be obtained, taken, made or given;

                        (ii) Purchaser withdraws any filing, application, notice or similar document referred to in clause (i) of this paragraph (b);

                        (iii) any Regulatory Action is obtained, taken, made or given;

                        (iv) any Governmental or Regulatory Authority notifies Purchaser that its application, notice, filing or other request for a Regulatory Action has been placed on an agenda or schedule for hearing or consideration (which notification from Purchaser to Sellers shall specify the date of such hearing or consideration) or removed from such agenda or schedule; or

                        (v) any Governmental or Regulatory Authority (A) issues a decision not to take, make or give any Regulatory Action, as the case may be, or (B) withdraws, revokes, cancels or nullifies any Regulatory Action that was previously taken, made or given, as the case may be.

                  5.02. HSR Filings. In addition to and without limiting Purchaser's covenants in Section 5.01, Purchaser will (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the FTC or the DOJ pursuant to the HSR Act, (iii) cooperate with Parent and Sellers in connection with their filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general, and (iv) pay any and all filing fees due and payable in connection therewith.

                  5.03. Financing Letter. Concurrently with Purchaser's execution and delivery of this Agreement to Parent and Sellers, Purchaser shall deliver to Parent and Seller the following letters addressed to them:

                        (i) a letter executed by Jefferies & Company, Inc. ("Jefferies"), as financial advisor to Purchaser and Purchaser's Parent, stating to Parent's and Sellers' reasonable satisfaction, with normal and customary wording for letters of such a nature, that Jefferies is "highly confident" that Purchaser will satisfy the conditions specified in Section 6.08 by not later than 60 days after all conditions specified in Article VI, other than in Section 6.08, have been satisfied, waived or excused; and

                        (ii) a commitment letter from Don H. Barden stating to Parent's and Sellers' reasonable satisfaction that the other funds needed for Purchaser to pay the Purchase Price and related costs (besides the funds to be obtained through the financing specified in Section 6.08) will come from an infusion of equity capital into Purchaser's Parent or Purchaser by or on behalf of Mr. Barden or related parties.

                  5.04. Leased Employee Expenses.

                  (a) The provisions of this Section 5.04 shall apply only with respect to Employees who have entered into employment Contracts with Sellers that expire after the date of this Agreement, as disclosed in Section 5.04 of the Disclosure Schedule ("Contracted Employees").

                  (b) Within 85 days after the entry of the Petition Date, Purchaser shall deliver to Sellers a true and complete list of those Contracted Employees whose services Purchaser desires to lease from Sellers ("Leased Employees") for the period beginning on the Closing Date and ending on December 31 of the calendar year in which the Closing takes place (the "Lease Period"). The number of Leased Employees shall not exceed 15. Purchaser's obligation to provide Sellers with the list of Leased Employees pursuant to this paragraph (b) shall be subject to Sellers' providing Purchaser with reasonable access to the Contracted Employees after December 4, 2000.

                  (c) Sellers shall continue to employ the Leased Employees following the Closing Date and for the term of the Lease Period and the Leased Employees shall at all times during the Lease Period be employees of Sellers and not Purchaser, subject to any rights of (i) the Leased Employees to terminate their employment with Sellers or (ii) Sellers to terminate the employment of the Leased Employees under the applicable employment Contracts. Sellers shall be responsible to the Leased Employees for all salaries, wages, bonuses and other obligations under their employment Contracts and Purchaser shall have no liability to the Leased Employees for any of these items or for any other benefits provided under their respective employment Contracts with Sellers. Purchaser shall not be required to offer employment to any Leased Employees as otherwise may be required under Section 9.01 either on the Closing Date or after expiration of the Lease Period. During the Lease Period Purchaser shall provide work places for the Leased Employees that are consistent with their respective job descriptions or, alternatively, shall advise the Leased Employees that they are not required to report to Purchaser for work at all.

                  (d) During the Lease Period, but only for so long as such Leased Employees are employed by Sellers during the Lease Period, Purchaser shall reimburse Sellers for all salaries, wages, Bonus Program payments, related employment taxes, employee benefits and workers compensation incurred by Sellers with respect to the Leased Employees pursuant to their employment Contracts and the Bonus Program. Purchaser shall not be directly responsible for, nor reimburse Sellers with respect to, any bonus, severance or other termination pay which may be payable to any Leased Employees pursuant to their respective employment Contracts.

                  (e) Sellers covenant and agree to pay the Leased Employees, as and when due, all amounts to which the Leased Employees become entitled pursuant to their employment Contracts for the Lease Period.

                  (f) Amounts payable by Purchaser under this Section shall be paid to the respective Sellers within five Business Days after Purchaser's receipt of reasonable documentary support for Sellers' request for such payment, which Sellers may deliver within five Business Days of the end of each payroll period of Sellers during the Lease Period.


                  5.05. Representations and Warranties. Purchaser shall not, directly or indirectly through any of its Affiliates, take any actions or obligate itself to take any actions that would make it impossible or impracticable with Purchaser's use of commercially reasonable efforts for any of Purchaser's representations or warranties in this Agreement to be true and correct in all material respects on and as of the Closing Date as though such representations or warranties were made on and as of the Closing Date.

                  5.06. Notice and Cure. Purchaser will notify Parent and Sellers in writing of, and contemporaneously will provide Parent and Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it comes to the Knowledge of Purchaser, occurring after the date of this Agreement that causes any covenant or agreement of Purchaser under this Agreement to be breached or that renders untrue in any material respect any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' Indemnified Parties' right to seek indemnity under Article XI.

                  5.07. Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy (i) each condition to the obligations of Parent and Sellers contained in this Agreement and (ii) the conditions specified in Section 6.08, and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any conditions specified in clauses (i) or (ii) of this Section. Purchaser will provide prompt written notification to Sellers when the conditions specified in Section 6.08 have been satisfied (or waived).

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  6.01. Representations and Warranties. Subject to Section 4.15, each of the representations and warranties made by Parent and Sellers in this Agreement (other than those made as of a specified date earlier than the Closing
Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, however, that this condition shall not apply to the extent that Article IV or other provisions of this Agreement authorize Parent or Sellers to take certain actions or authorize certain events to occur between the date of this Agreement and the Closing Date and such actions or events render any representations or warranties of Parent or Sellers untrue, incorrect or incomplete as of the Closing Date. Any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  6.02. Performance. Parent and Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

                  6.03. Orders and Laws. On the Closing Date, the Sales Order or an Order confirming a Plan of Reorganization shall be a Final Order and shall not be subject to any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transaction contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

                  6.04. Regulatory Consents and Approvals.

                  (a) All consents, approvals and actions of, filings with, and notices to, any Governmental or Regulatory Authority (including, without limitation, the Gaming Authorities exercising jurisdiction over Purchaser and its Affiliates) necessary to permit Purchaser, Parent and Sellers to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

                  (b) All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser to perform its obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby,
(i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and
(iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions by Purchaser contemplated by this Agreement and the Operative Agreements shall have occurred.

                  6.05. Third Party Consents. If not otherwise provided by Order of the Bankruptcy Court, in all material respects the consents (or in lieu thereof waivers) (i) listed in Section 6.05 of the Disclosure Schedule and (ii) all other consents (or in lieu thereof waivers) to the performance by Purchaser, Parent and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser or any Seller is a party or by which any of their respective Assets and Properties are bound shall
(A) have been obtained, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect, except (in the case of clause (ii) above) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, the Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

                  6.06. Personal Property Leases. For any leases of personal property and equipment described in Section 6.06 of the Disclosure Schedule, prior to the Closing Date Sellers shall, and Parent shall cause Sellers to, pay in full and take any and all actions necessary to perform all payment obligations under such leases and to effect the complete discharge, termination and release of all such leases as are necessary to convey to Purchaser at the Closing good and valid fee title to all such personal property subject to such leases, free and clear of all Liens (other than Permitted Liens), in good working order and condition, ordinary wear and tear excepted.

                  6.07. Deliveries. Parent and Sellers shall have executed and delivered to Purchaser all of the Operative Agreements required hereunder to be executed and delivered by

Parent and Sellers and all necessary forms and certificates (including the affidavits described in Section 2.13 and IRS Forms W-9), duly executed, certifying that the transactions contemplated hereunder are exempt from withholding under the tax laws (except to the extent that Section 1.03(a) provides for such withholding).

                  6.08. Financing. Purchaser or Purchaser's Affiliate shall have obtained financing, in the form of senior secured notes, of an aggregate principal amount not exceeding $137,000,000, on terms reasonably acceptable to Purchaser or Purchaser's Parent with reasonableness standards based on (i) the consolidated financial position, results of operations, cash flow, present capital and debt structure, and credit rating of Purchaser's Parent; and (ii) interest rates and other general conditions in the relevant financial markets.

                  6.09. Black Hawk Business Environmental Matters. If the results of the most recent radon tests that were performed on Purchaser's behalf at the Black Hawk Business and are disclosed in the Purchaser's Environmental Reports are 4 pCi/L or greater, Sellers shall have conducted, constructed and performed prior to the Closing, at their sole expense, any and all work and improvements necessary to mitigate the radon to levels below 4 pCi/L and such work and improvements shall have been performed and constructed in accordance with all applicable Environmental Laws in all material respects.

                  6.10. Tunica Business Access. Purchaser shall be satisfied, in its reasonable discretion, that as of the Closing there exists adequate access allowing ingress to and egress from the Tunica Business, either by the Title Company providing an access endorsement or otherwise insuring as to such access, Sellers providing documentary evidence reasonably satisfactory to Purchaser that a perpetual easement allowing such access exists in favor of the Real Property comprising the Tunica Business, or otherwise.

                  6.11. Las Vegas Business Compliance. As of the Closing, Sellers shall have expanded the Las Vegas Business restroom facilities described in Section 2.08(c) of the Disclosure Schedule to achieve compliance with the applicable regulations of the City of Las Vegas Building Department in all material respects.

                                  ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF SELLERS AND PARENT

                  The obligations of Sellers hereunder to sell the Assets and the obligations of Parent to cause Sellers to take such action are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers and Parent in their sole discretion):

                  7.01. Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  7.02. Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing, including, without limitation, payment of the Purchase Price.

                  7.03. Orders and Laws. On the Closing Date, the Sales Order or an Order confirming a Plan of Reorganization shall be a Final Order and shall not be subject to any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Parent or Sellers. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  7.04. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with, and notices to, any Governmental or Regulatory Authority (including, without limitation, the Gaming Authorities) necessary to permit Parent and Sellers to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, (iii) shall be in full force and effect, and (iv) all terminations or expirations of waiting periods imposed under the HSR Act shall have occurred.

                  7.05. Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Sellers and Parent of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.05 of the Disclosure Schedule shall, if not otherwise provided by Order of the Bankruptcy Court, (i) have been obtained,
(ii) not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) be in full force and effect.

                  7.06. Deliveries. Purchaser shall have executed and delivered to Parent and Sellers the Assumption Agreement and the other Assumption Instruments.

                  7.07. Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers and Parent, and Sellers and Parent shall have received copies of all such documents and other evidences as they may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

                  8.01. Taxes.

                  (a) Except as otherwise provided by the Bankruptcy Code or the Sales Order, Sellers shall pay, and Parent shall cause Sellers to pay, all sales, use, withholding, gaming, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees relating to the pre-Closing period or accruing upon the Closing Date ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Purchaser on an after-Tax basis with respect to such Transfer Taxes. Sellers shall file, and Parent shall cause Sellers to file, all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                  (b) Except as otherwise provided by the Bankruptcy Code or the Sales Order, Sellers shall be and remain liable for any fees or taxes due pursuant to NRS Chapter 463, C.R.S. Title 12, Article 47.1, and Miss. Code Ann. Title 75, Chapter 76, Sections 177-189 which accrue prior to the Closing, including, without limitation, liability for payment of any fees or taxes due pursuant to any subsequent deficiency determinations made under such statutes which relate to any period of time prior to the Closing.

                  8.02. Pre-Closing Tax Returns and Taxes. Sellers shall, and Parent shall cause Sellers to, timely prepare and file all Tax Returns of Parent, Sellers and FFEC for taxable periods ending on or before the Closing Date ("Pre-Closing Tax Returns"). Parent, Sellers and FFEC shall timely pay or cause to be paid all Taxes related to Pre-Closing Tax Returns or otherwise relating to a period ending on or before the Closing Date ("Pre-Closing Taxes").

                  8.03. Tax Indemnification.

                  (a) After the Closing Date, and subject to Article XI, Parent, Sellers and FFEC will indemnify and hold harmless Purchaser from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to (i) Pre-Closing Taxes of Parent, each Seller and FFEC; (ii) any Taxes of Parent, any Seller or FFEC measured by net or gross income (including, without limitation, any Tax liability that arises solely by reason of any Seller or FFEC being severally liable for any Tax of any current or former Affiliate of such Seller or FFEC pursuant to Treasury Regulation Section 1.1502-6 or any analogous state or local Tax provision) and all other Taxes of any Seller or FFEC except those described in Section 8.03(b); and (iii) all Taxes described in
Section 8.01.

                  (b) Purchaser will be responsible for and, subject to Article XI, Purchaser will indemnify and hold Sellers harmless against any all liabilities with respect to Taxes arising out of the ownership of the Assets for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. For purposes of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are payable for a tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such tax period ending on the Closing Date shall (i) in the case of any Tax not based upon or related to income or receipts, be deemed the amount of such Tax for the entire tax period multiplied by a fraction the numerator of which is the number of days in the tax period ending on the Closing Date and the denominator of which is the number of days in the entire tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed the amount of Tax which would be payable if the relevant tax period ended on the Closing Date. Any credits arising out of the ownership of the Assets relating to a tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practices of Sellers.

                  8.04. Tax Cooperation. After the Closing Date, Parent and Sellers will, and Parent will cause Sellers to, cooperate with Purchaser, and Purchaser will cooperate with Sellers and Parent, in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information the other so requests, and will provide access to, and the cooperation of its auditors. Parent and Sellers will, and Parent will cause Sellers to, cooperate with Purchaser and Purchaser will cooperate with Sellers and Parent in connection with any Tax investigation, audit or other proceeding.

                  8.05. Notification of Proceedings; Control. Sellers and Parent shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to all Taxes, other than any Taxes for which Purchaser shall be liable after the Closing, and shall be entitled to all refunds with respect to such Taxes other than any Taxes for which Purchaser shall be liable after the Closing. Purchaser shall have the right to control any audit or examination by any taxing authority for any taxes which Purchaser shall be liable after the Closing, and shall have the right to initiate any claim for refund, file any amended returns, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any taxes which Purchaser shall be liable after the Closing, and shall be entitled to all refunds with respect to such Taxes; provided that Purchaser will consult in good faith with Sellers and Parent with respect to any Taxes for periods that include the Closing Date, and Sellers or Parent shall be entitled to any refunds for such period to the extent the refund is allocable, in accordance with the principles of Section 8.03(a) and (b) to that portion of such period ending on the Closing Date.

                                   ARTICLE IX

                POST-CLOSING EMPLOYMENT OBLIGATIONS OF PURCHASER

                  9.01. Hiring and Retaining Employees.

                  (a) Effective as of the Closing, Purchaser shall make bona fide, good faith offers of employment to all of the Employees, other than executive officers of Parent or of any

Sellers, probationary Employees or Leased Employees, for employment at the same Business locations where they were employed in the ordinary course prior to the Closing. Such offers of employment may be on terms and conditions as Purchaser shall determine in its sole discretion; provided, however, that Purchaser's offers of employment to Contracted Employees who are not Leased Employees shall be on substantially equal economic terms (combined salary, wages and bonus) as are available to such Contracted Employees under their respective employment Contracts with Sellers. All Employees hired by Purchaser pursuant to this
Article IX shall be credited by Purchaser for their periods of employment with any Sellers through the day immediately preceding the Closing Date for purposes of determining seniority and eligibility for employee benefits (other than pension plans) provided generally by Purchaser's Parent or subsidiaries of Purchaser's Parent to their employees performing the same or substantially similar duties. For at least 90 days after the Closing, Purchaser shall not, directly or indirectly, take any actions that would cause more than either of the following two numbers of Covered Employees, specified in clauses (i) and
(ii), at the Las Vegas Business, the Black Hawk Business or the Tunica Business to incur an "Employment Loss," as defined in Section 9.03:

                           (i) The greater of (A) 49 or (B) 32.9% of all Covered Employees; or

                           (ii) 499.

                  (b) For the period between the Closing Date and the end of the calendar year in which the Closing takes place, Purchaser shall adopt and maintain in effect the Bonus Plan for Employees that Purchaser hires pursuant to paragraph (a) of this Section.

                  (c) From time to time after the execution of this Agreement, Sellers shall be entitled to notify Employees of Purchaser's obligations under paragraphs (a) and (b) of this Section.

                  9.02. Purpose and Intent. The provisions of this Article IX are intended to, among other things, effect a smooth transition of the ownership of the Business from Sellers to Purchaser and of the employment of the Employees such that in connection with the transactions contemplated by this Agreement, Employees at each of the three Business locations will not be deemed to have incurred an Employment Loss for which any Sellers had or will have obligations, Liabilities or responsibilities under WARN. Purchaser shall perform its obligations under this Article IX in a spirit of cooperation and utmost good faith with a view towards achieving this intent.

                  9.03. Certain Defined Terms. For purposes of this Article IX, the following terms have the following meanings:

                  (a) "Covered Employees" means all Employees other than "part-time employees," as defined under WARN.

                  (b) "Employment Loss" has the meaning ascribed to such term under WARN.

                  9.04. Enforcement of Obligations. Purchaser acknowledges and agrees that a violation of any covenants or agreements in this Article IX would cause irreparable injury to Parent, Sellers and their Affiliates and that the remedy at law for any violation or threatened violation thereof would be inadequate and that, in addition to whatever other remedies may be available at law or in equity, Parent and Sellers shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages or posting bond. Purchaser also waives any requirement of proving actual damages in connection with the obtaining of any such injunctive or other equitable relief.

                  9.05. Exception to Hiring Obligations. This Article IX shall not require Purchaser to hire any Employees who freely and voluntarily choose not to be employed by Purchaser, so long as Purchaser has neither taken actions nor expressed an intention to take actions with respect to such Employees that would reasonably be expected to cause such Employees to incur an Employment Loss if they were to accept employment by Purchaser. This Section 9.05 shall not, however, limit or otherwise affect Purchaser's obligations under Section 5.04 with respect to Leased Employees.

                  9.06. Withdrawal Liability. It is the intention of Parent, Sellers and Purchaser to satisfy the provisions of Section 4204 of ERISA with respect to any obligation that Sellers may have under any Multiemployer Pension Plan with respect to Employees. Therefore, Parent, Sellers and Purchaser agree as follows:

                        (i) Purchaser shall continue making contributions to each Multiemployer Plan in accordance with the terms of any applicable collective bargaining agreement obligating Parent or Sellers to make contributions to such Multiemployer Plan for substantially the same number of contribution base units for which Parent or Sellers or both had an obligation to contribute to the Multiemployer Plan as of the Closing Date; and

                        (ii) unless exempt under Pension Benefit Guaranty Corporation Regulations Sections 4204.11 or 4204.21, Purchaser shall post a bond or hold in escrow in favor of the Multiemployer Plan for a period of five plan years commencing with the first plan year beginning after the Closing Date in an amount and form that satisfies the requirements of Section 4204(a)(1)(B) or ERISA; and

                        (iii) in the event that Purchaser withdraws in a complete or partial withdrawal under Section 4201 of ERISA from a Multiemployer Plan during the first five years beginning after the Closing Date, and Purchaser fails to make any withdrawal liability payments when due, Sellers shall be secondarily liable for any withdrawal liability that Sellers would have had to the Multiemployer Plan but for the provisions of this Section 9.06 and Section 4204 of ERISA subject, however, for any limitations on such liability under the Bankruptcy Code or any applicable bar Orders of the Bankruptcy Code.

                  Nothing in this Section 9.06 shall constitute or be construed as a post-Bankruptcy Court petition assumption or reaffirmation of any withdrawal or other Liabilities.

                  9.07. Bonus Program.

                  (a) For the calendar year in which the Closing takes place, Purchaser shall pay directly to the Employees hired by Purchaser the amounts payable to them under the Bonus

Program for the period between the Closing Date and the end of such calendar year. Purchaser shall make such payments as and when due under the Bonus Program.

                  (b) For purposes of Purchaser's post-Closing obligations under this Section 9.07, the Bonus Program shall be deemed applicable to the Business, and shall take into account the results of operations of the Business, as owned by Purchaser.

                                   ARTICLE X

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of any other party or parties contained in this Agreement, Sellers and Parent on one side and Purchaser on the other side have the right to rely fully on the representations, warranties, covenants and agreements of each other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers, Parent and Purchaser contained in this Agreement will survive the Closing until, and terminate on, the First Holdback Expiration Date with respect to all matters except representations and warranties contained in Sections 2.07 or 2.14 and covenants and agreements contained in Article VIII, which will survive the Closing until, and terminate on, the Final Holdback Expiration Date; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with the above provisions of this Article X will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.

                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.01. Indemnification.

                  (a) Subject to paragraph (c) of this Section and the other Sections of this Article XI, Parent and Sellers shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to, (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Sellers contained in this Agreement, (ii) any and all other Liabilities, obligations and costs of Sellers arising prior to the Closing Date other than the Assumed Liabilities and
(iii) any and all other Liabilities, obligations and costs of Sellers arising prior to the Closing Date (other than the Assumed Liabilities) but which are brought against Purchaser prior to or after the Closing Date.

                  (b) Subject to the other Sections of this Article XI, Purchaser shall indemnify Sellers Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or (ii) after the Closing, any Assumed Liability.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under Section 11.01(a) unless and until (i) the Closing has occurred and (ii) Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in this Section
11.01 in excess of $200,000 in the aggregate (except as provided in the next sentence), in which event Purchaser Indemnified Parties shall, to the extent provided in Section 1.03(b) and the Escrow Agreement, be entitled to claim indemnity (including all related fees and costs) solely from the balance of the Purchaser's Holdback, if any, then remaining in the Escrow Account. The $200,000 threshold specified in the preceding sentence for entitlement to claim indemnity shall not apply to a breach of a representation or warranty contained in Sections 2.02, 2.03, 2.07 or 2.14, or to a breach of a covenant contained in Sections 8.01, 8.02, 8.03, 15.04 or 15.05; however, such indemnity claims shall be limited to the remaining balance of the Purchaser's Holdback, as provided in the preceding sentence.


                  11.02. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 11.01 shall be asserted and resolved only as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Seller or any Affiliate of a Seller or of Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section
11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                        (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 11.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this
         Section 11.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.01 with respect to such Third Party Claim.

                        (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 11.02(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 11.02(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                        (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.02(c).

                  (b) In the event any Indemnified Party has a claim under
Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by the Bankruptcy Court.

                                  ARTICLE XII

                                  TERMINATION

                  12.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned before the Closing:

                  (a) by Sellers and Parent if (i) Purchaser materially breaches this Agreement and fails to cure such breach within 20 Business Days after receipt of written notice thereof from Sellers and Parent and (ii) at the time of such termination each Seller and Parent are neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

                  (b) by Purchaser if (i) any Seller or Parent materially breaches this Agreement and fails to cure such breach within 20 Business Days after receipt of written notice thereof from Purchaser and (ii) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee (except as provided in Section 14.01(c)(iv); provided, however, that with respect to any development, event, transaction or circumstance of which Parent or Sellers have given to Purchaser a Development Notification specified in Section 4.15, Purchaser's right to terminate this Agreement and abandon the transactions contemplated hereby shall be governed exclusively by Section 12.01(c);

                  (c) by Purchaser if (i) within 30 days immediately preceding such termination, Parent or Sellers have given Purchaser a Development Notification specified in Section 4.15, (ii) the development, event, transaction or circumstance that is the subject of such Development Notification has had a material adverse effect on the Condition of the Business, and (iii) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee (except as provided in Section 14.01(c)(iv);

                  (d) by Sellers and Parent upon notification to Purchaser that the satisfaction of any condition specified in Section 7.02 to Parent's or Sellers' obligations under this Agreement has become impossible or impracticable with the use of commercially reasonable efforts, but only if (i) the failure to satisfy any such condition is not caused by a breach, active participation or deliberate nonfeasance by any Sellers or Parent, and (ii) at the time of such termination each Seller and Parent are neither materially in breach of, nor materially in default under this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

                  (e) by Sellers and Parent if (i) Purchaser withdraws, without demonstrating an intention to amend and refile or resubmit promptly, any applications, notices or other documents previously filed with, or submitted to, any Governmental or Regulatory Authority that are necessary for the conditions specified in Section 6.04 or Section 7.04 to be satisfied or (ii) any Governmental or Regulatory Authority (A) issues a decision not to give any consents or approvals or not to take any actions specified in Section 6.04 or Section 7.04 or (B) withdraws, revokes, cancels or nullifies any such consents or approvals that were previously given or any such actions that were previously taken, but only if the occurrence of any of the events specified in clauses (i) and (ii) of this paragraph (e) is not caused by a breach, active participation or deliberate nonfeasance by any Sellers or Parent and at the time of such termination each Seller and Parent are neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

                  (f) by Purchaser upon notification to Sellers and Parent that the satisfaction of any condition to Purchaser's obligations under this Agreement specified in Article VI other than Section 6.03 has become impossible or impracticable with the use of commercially reasonable efforts, but only if
(i) the failure to satisfy any such condition is not caused by a breach, active participation or deliberate nonfeasance by Purchaser, and (ii) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

                  (g) by Sellers and Parent on one side, or by Purchaser on the other side, if the conditions specified in Section 6.03 or Section 7.03 have not been satisfied, but only if (i) the failure to satisfy any such conditions is not caused by a breach, active participation or deliberate nonfeasance by the terminating side and (ii) at the time of such termination the terminating side is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser's entitlement to the Expense Reimbursement and the Breakup Fee shall be determined under Section 14.01;

                  (h) by Sellers and Parent on one side, or by Purchaser on the other side, if the Closing has not occurred within 21 months after the entry of the Sales Order or an Order confirming a Plan of Reorganization, provided that
(i) such failure of the Closing to occur is not caused by (A) a breach, active participation or deliberate nonfeasance by the terminating side, or (B) delays in obtaining Gaming Authorities approvals that are caused by the terminating side, and (ii) the terminating side is neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

                  (i) by Parent or Sellers pursuant to (i) their acceptance of an offer or offers by another Person or Persons (other than Purchaser or an Affiliate of Purchaser) to acquire all or substantially all of the Assets at one or more of the three Business locations or (ii) the entry of an Order or Orders approving the acquisition of all or substantially all of the Assets at one or more of the three Business locations by another Person or Persons (other than Purchaser or an Affiliate of Purchaser), in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser's entitlement to the Expense Reimbursement and the Breakup Fee shall be determined under Section 14.01; or

                  (j) by Purchaser if a Termination Event occurs, but only if at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

                  (k) by Purchaser if the provisions of Section 4.08 will not become effective due to termination of the Restructuring Agreement, but only if
(i) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement and (ii) Purchaser exercises this termination right within ten Business Days after Parent or Sellers have delivered to Purchaser written notice of termination of the Restructuring Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit, all interest earned thereon and the Expense Reimbursement (if the Cash Collateral Order has been issued or if the Interim Cash Collateral Order has been issued and is still in effect), but not the Breakup Fee;

                  (l) by Purchaser in the event of a material breach of the Noteholders' Undertaking by either (A) Consenting Noteholders who, together with their respective Affiliates, hold not less than 33 1/3% of the outstanding principal amount of Senior Secured Notes or (B) any of the original signatories to the Noteholders' Undertaking (other than Purchaser), but only if (i) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement and (ii) Purchaser exercises this termination right within ten Business Days after such breach or default comes to the Knowledge of Purchaser, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee (and Purchaser's entitlement to the Noteholders' Undertaking Expense Reimbursement from Consenting Noteholders shall be determined under the Noteholders' Undertaking);

                  (m) by Purchaser in the event of a material breach of the Fitzgeralds Undertaking by Parent, any Sellers or FFEC, but only if at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit, all interest earned thereon and the Expense Reimbursement (if the Cash Collateral Order has been issued or if the Interim Cash Collateral Order has been issued and is still in effect), and Purchaser's entitlement to the Breakup Fee shall be determined under Section 14.01;

                  (n) by Purchaser if EBITDA for the fiscal year or 12-month period reported in any unaudited consolidated statement of operations of the Business that Parent delivers to Purchaser pursuant to Section 4.05(a) plus the Corporate Expense Adjustment is less than $22,900,000, but only if (i) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement and (ii) Purchaser exercises this termination right within ten Business Days after Parent has delivered to Purchaser such unaudited consolidated statement of operations, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

                  (o) by Purchaser if Adjusted EBITDA is less than $24,275,000, but only if at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

                  (p) by Sellers and Parent on one side, or by Purchaser on the other side, if Sellers, Parent and Purchaser have not approved the form and content of all Sections of the Disclosure Schedule, all Exhibits to this Agreement and the proposed forms of the Bid Protection Order, Interim Cash Collateral Order and Cash Collateral Order by December 4, 2000, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

                  (q) by Purchaser by not later than December 4, 2000, if, by that date it has not approved the resolution of outstanding issues concerning Contracts relating to the Las Vegas Business' hotel operations, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

                  (r) by Sellers and Parent if, as of December 4, 2000, the Restructuring Agreement has been terminated or otherwise is not in effect, provided that Sellers and Parent exercise this termination right within ten (10) Business Days after Sellers and Parent have delivered to Purchaser written notice of the termination of the Restructuring Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee; or

                  (s) by Sellers and Parent if, by December 4, 2000, Sellers and Parent have not received and approved the letter executed by Jefferies as described in Section 5.03(i), in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon and Purchaser shall not be entitled to the Expense Reimbursement or Breakup Fee.

         If this Agreement terminates other than (i) pursuant to any of paragraphs (a) through (s) of this Section 12.01 or (ii) by mutual agreement of Sellers, Parent and Purchaser, the Earnest Money Deposit and all interest earned thereon shall be immediately released to Sellers, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee. If this Agreement terminates by mutual agreement of Sellers, Parent and Purchaser, entitlement to the Earnest Money Deposit and all interest thereon shall be determined by such mutual agreement, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee.

                  12.02. Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby, this Agreement shall become null and void and there will be no liability or obligation under this Agreement on the part of any party hereto or any of such party's officers, directors, managers, employees, agents or other Representatives or Affiliates, except that (i) the provisions of Section 12.01 and Article XIV which relate to payment of the Earnest Money Deposit, interest thereon, the Expense Reimbursement and the Breakup Fee, and Sections 12.02, 15.04, and 15.05 shall survive any such termination and abandonment other than the provisions of Section 12.01(p), (q), (r) or (s) and (ii) the provisions of Sections 12.01(p), (q), (r) or (s) (as the case may be), 12.02, 15.04 and 15.05 shall survive any such termination and abandonment pursuant to Section 12.01(p),
(q), (r) or (s).

                                  ARTICLE XIII

                                   DEFINITIONS

                  13.01. Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "ACSM" means the American Congress on Surveying and Mapping.

                  "Action or Proceeding" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Adjusted Balance Sheet" has the meaning ascribed to it in
Section 1.05(a).

                  "Adjusted EBITDA" has the meaning ascribed to it in Section 1.06(b).

                  "Adjusted Long Term Debt" has the meaning ascribed to it in
Section 1.05(c).

                  "Adjusted Working Capital" has the meaning ascribed to it in
Section 1.05(b).

                  "Advance Reservations and Deposits" has the meaning ascribed to it in Section 1.01(a)(viii).

                  "Affiliate" has the meaning ascribed to it in Section 101(2) of the Bankruptcy Code.

                  "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto, as the same shall be amended from time to time.

                  "ALTA" means the American Land Title Association.

                  "Assets" or "Assets" has the meaning ascribed to it in Section 1.01(a).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Assignment Instruments" has the meaning ascribed to it in
Section 1.08.

                  "Assumed Liabilities" has the meaning ascribed to it in
Section 1.02(a).

                  "Assumption Agreement" has the meaning ascribed to it in
Section 1.08.

                  "Assumption and Assignment Motion" has the meaning ascribed to it in Section 14.02(c).

                  "Assumption Instruments" has the meaning ascribed to it in
Section 1.08.

                  "Balance Sheet" means an unaudited, adjusted consolidating balance sheet of Parent and Sellers pertaining to the Business.

                  "Bankruptcy Code" has the meaning ascribed to it in the forepart of this Agreement.

                  "Bankruptcy Court" has the meaning ascribed to it in the forepart of this Agreement.

                  "Bankruptcy Proceedings" has the meaning ascribed to it in the forepart of this Agreement.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. Section 2075 and the Local Rules of Practice of the Bankruptcy Court as amended from time-to-time during the reorganization cases.

                  "Bankruptcy Schedules and Pleadings" means all schedules and statements of affairs and other papers and pleadings filed by Parent and the Subsidiaries in the Bankruptcy Proceedings.

                  "Benchmark EBITDA" has the meaning ascribed to it in Section 1.06.

                  "Bid Protection Order" has the meaning ascribed to it in
Section 14.02(b).

                  "Black Hawk Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Bonus Program" has the meaning ascribed to it in Section 4.06(h).

                  "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Breakup Fee" has the meaning ascribed to it in Section 14.01(b).

                  "Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Business Books and Records" has the meaning ascribed to it in
Section 1.01(a)(x).


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

                  "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

                  "Business Contracts" has the meaning ascribed to it in Section 1.01(a)(iv).

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Nevada are authorized or obligated to close.

                  "Business Licenses" has the meaning ascribed to it in Section 1.01(a)(vi).

                  "Cash Collateral" has the meaning ascribed to it in Section 363(a) of the Bankruptcy Code.

                  "Cash Collateral Order" means a Final Order approving the Cash Collateral Stipulation.

                  "Cash Collateral Stipulation" means the stipulation by the Consenting Noteholders, the Indenture Trustee, Parent and Sellers pursuant to
Section 363(c)(2) of the Bankruptcy Code authorizing the use by Parent and Sellers of Cash Collateral and further consenting to the use of Cash Collateral to pay the Expense Reimbursement and the grant to Purchaser of a super-priority administrative claim "carve out" for the Expense Reimbursement from the Lien in favor of the Indenture Trustee for the benefit of the holders of the Senior Secured Notes.

                  "Cash Component" has the meaning ascribed to it in Section 1.04(a)(i).

                  "Chapter 11" means Chapter 11 of the Bankruptcy Code.

                  "Claim Notice" means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                  "Closing" means the closing of the transactions as contemplated by Section 1.08.

                  "Closing Date" means (i) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.04, 6.05, 7.04 and 7.05 has been obtained, made or given or has expired, as applicable, or (ii) such other date to which Purchaser, Sellers and Parent mutually agree in writing.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Competing Business" has the meaning ascribed to it in Section 4.04(e).

                  "Competing Offer" means an offer from any Person other than Purchaser or its Representatives or Affiliates to acquire all or substantially all of the Assets or the Business.

                  "Condition of the Business" means the business, financial condition, results of operations, Assets and Properties and prospects of the Business.

                  "Consenting Noteholders" has the meaning ascribed to it in the Restructuring Agreement.

                  "Consolidated Net Income" means consolidated net income (or loss) for the Business determined in accordance with GAAP and adjusted so as to eliminate the impact of (i) discontinued operations; (ii) extraordinary items; and (iii) changes in accounting principles.

                  "Contract" means any Business Contract, Real Property Lease, personal property lease, agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Contracted Employees" has the meaning ascribed to it in
Section 5.04(a).

                  "Corporate Expense Adjustment" means $2,100,000, which represents a partial adjustment of corporate expenses normally allocated to the Business.

                  "County" has the meaning ascribed to it in Section 15.06.

                  "Covered Employees" has the meaning ascribed to it in Section 9.03.

                  "C.R.S." means the Colorado Revised Statutes, as may be amended from time to time.

                  "Customer Lists" shall have the meaning ascribed to it in
Section 1.01(a)(ix).

                  "Deposit Escrow Account" means the account established and maintained by the Deposit Escrow Agent pursuant to the Deposit Escrow Agreement.

                  "Deposit Escrow Agent" means Nevada Title Company.

                  "Deposit Escrow Agreement" means that certain Escrow Agreement, substantially in the form of Exhibit G hereto, pursuant to which the Earnest Money Deposit shall be escrowed upon the execution of this Agreement.

                  "Deposit Escrow Fees" means the fees and other amounts payable to the Deposit Escrow Agent pursuant to the Deposit Escrow Agreement.

                  "Development Notification" has the meaning ascribed to it in
Section 4.10.

                  "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

                  "Dispute Notice" has the meaning ascribed to it in Section
1.07.

                  "Dispute Period" means the period ending 30 days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "DOJ" means the Antitrust Division of the U.S. Department of Justice.

                  "Downtown Las Vegas" has the meaning ascribed to it in Section 4.08(e).

                  "Earnest Money Deposit" shall have the meaning ascribed to it in Section 1.04(b).

                  "EBITDA" means Consolidated Net Income plus (i) intercompany interest expense; plus (ii) interest expense (excluding intercompany interest expense); plus (iii) any state or federal income tax expense; plus (iv) depreciation and amortization; plus (v) write-downs required by FASB pronouncements that do not result in the expenditure of cash (e.g., Statement of Financial Accounting Standards 121); plus (vi) any losses recognized in connection with the sale/disposal of assets in the ordinary course; plus (vii) any expenses properly classified as "reorganization items" pursuant to the American Institute of Certified Public Accountants' Statement of Position 90-7; plus (viii) any amount recognized for state or federal income tax provisions; minus (ix) intercompany interest income; minus (x) interest income (excluding intercompany interest income); minus (xi) any amount recognized for state or federal income tax benefit; minus (xii) any gains recognized in connection with the sale/disposal of assets in the ordinary course.

                  "EBITDA Financial Statements" means the unaudited financial statements reporting EBITDA for a specified period, prepared on the basis specified in Section 1.06(a).

                  "Employee" means each employee or officer of a Seller engaged in the conduct of any part of the Business.

                  "Employee Plan" means any (i) Pension Plan or employee welfare benefit plan (as defined in Section 3(1) of ERISA) which is subject to ERISA and which Sellers and each ERISA Affiliate, maintain, contribute to or are obligated to contribute to on behalf of Employees; or (ii) severance, stock option, payroll taxes, sick pay, profit sharing or equity appreciation plan, practice or arrangement providing benefits to Employees.

                  "Employment Loss" has the meaning ascribed to it in Section 9.03.

                  "Environmental Laws" has the meaning ascribed to it in Section 2.14.

                  "Environmental Reports" means (i) the environmental reports and updates thereto obtained by Sellers concerning the Business (which are included in Section 2.14 of the Disclosure Schedule); (ii) the Purchaser's Environmental Reports (which are included in Section 3.07 of the Disclosure Schedule); and (iii) if any of the aforementioned reports or updates recommend further investigation, the matters that would be reported pursuant to such further investigations.


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

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means a company, trade or business which is treated with Sellers as a member of a controlled group of corporations or trades or businesses under common control pursuant to Code Section 414(b), (c), (m) or
(o).

                  "Escrow Account" means the account established and maintained by the Escrow Agent pursuant to the Escrow Agreement.

                  "Escrow Agent" has the meaning ascribed to it in the Escrow Agreement.

                  "Escrow Agreement" means that certain Escrow Agreement, substantially in the form of Exhibit H hereto, pursuant to which a portion of the Cash Component shall be escrowed at the Closing.

                  "Escrow Fees" means the fees and other amounts payable to the Escrow Agent pursuant to the Escrow Agreement.

                  "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

                  "Excluded Books and Records" has the meaning ascribed to it in
Section 1.01(b)(iv).

                  "Existing Levee" has the meaning ascribed to it in Section 15.06.

                  "Expense Reimbursement" has the meaning ascribed to it in
Section 14.01(b).

                  "FASB" means the Financial Accounting Standards Board.

                  "FBH" has the meaning ascribed to it in the forepart of this Agreement.

                  "FFEC" means Fitzgeralds Fremont Experience Corp., a Nevada corporation and a wholly-owned subsidiary of FLV.

                  "Final Adjustment Amount" has the meaning ascribed to it in
Section 1.06(c)(i).

                  "Final Balance Sheet" has the meaning ascribed to it in
Section 1.05(a).

                  "Final EBITDA" has the meaning ascribed to it in Section 1.06(c)(i).

                  "Final EBITDA Financial Statements" has the meaning ascribed to it in Section 1.06(a).

                  "Final Long Term Debt" has the meaning ascribed to it in
Section 1.05(d)(ii).

                  "Final Order" means an order, judgment or other decree of the Bankruptcy Court which has not been vacated, reversed, modified or amended or stayed, and for which the time to appeal or seek review or rehearing has expired.

                  "Final Holdback Expiration Date" has the meaning ascribed to it in Section 1.03(b).

                  "Final Working Capital" has the meaning ascribed to it in
Section 1.05(d)(i).

                  "First Holdback Expiration Date" has the meaning ascribed to it in Section 1.03(b).

                  "First Release" has the meaning ascribed to it in Section 1.03(b).

                  "Fitzgeralds Undertaking" means that certain Fitzgeralds Undertaking, dated November 22, 2000, by and among Purchaser, Parent, Sellers and FFEC relating to certain standstill and "no shop" obligations on the part of Parent, Sellers and FFEC.

                  "FLV" has the meaning ascribed to it in the forepart of this Agreement.

                  "FLV/FR Real Property" has the meaning ascribed to it in
Section 1.01(c).

                  "FM" has the meaning ascribed to it in the forepart of this Agreement.

                  "FR" means Fitzgeralds Reno, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent.

                  "FSELLC" means The Fremont Street Experience Limited Liability Company, a Nevada limited-liability company.

                  "FSELLC Membership Interest" means all of FFEC's rights, title and interests in and to its limited-liability company membership interest in FSELLC.

                  "FSELLC Organization Documents" means the articles of organization and operating agreement of FSELLC.

                  "FTC" means the U.S. Federal Trade Commission.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Gaming Authorities" means the applicable gaming and liquor licensing and regulatory authorities of the States of Nevada, Colorado and Mississippi and of the applicable counties, cities or other political subdivisions within such states.

                  "General Assignments" has the meaning ascribed to it in
Section 1.08.

                  "Governmental or Regulatory Authority" means any Gaming Authorities, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "Improvements" has the meaning ascribed to it in Section 1.01(a)(i).

                  "Indebtedness" of any Person means all obligations of such Person (i) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business) or (ii) in the nature of guarantees of the obligations described in clause (i) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

                  "Indemnity Notice" means written notification pursuant to
Section 11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "Indenture Trustee" has the meaning ascribed to it in the Restructuring Agreement.

                  "Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(v).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Interim Adjustment Amount" has the meaning ascribed to it in
Section 1.06(b).

                  "Interim Cash Collateral Order" means an interim or preliminary Order of the Bankruptcy Court approving the Cash Collateral Stipulation.

                  "Interim EBITDA Financial Statements" has the meaning ascribed to it in Section 1.06(a).

                  "Inventoried Baggage" has the meaning ascribed to it in
Section 4.12.

                  "Inventoried Vehicles" has the meaning ascribed to it in
Section 4.14.

                  "Inventory" means all inventories of office, restaurant, bar, hotel, casino and other supplies (including all foods and alcoholic and non-alcoholic beverages), parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, in each case, which are used or held for use by any Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of any Seller against suppliers of such inventories held for use in connection with the Business, as these shall exist on the Closing Date.

                  "IRS" means the U.S. Internal Revenue Service.

                  "Knowledge of Purchaser" means the knowledge, with due inquiry, of the directors and the officers of Purchaser.

                  "Knowledge of Sellers" means the knowledge with due inquiry, of the directors and the officers of any Sellers.

                  "Las Vegas Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Leased Employees" has the meaning ascribed to it in Section 5.04(b).

                  "Leased Real Property" has the meaning ascribed to it in
Section 4.09(c).

                  "Lease Period" has the meaning ascribed to it in Section 5.04(b).

                  "Liabilities" means all indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "License Agreement" means the Trademark License Agreement, substantially in the form of Exhibit I hereto, pursuant to which Purchaser shall grant Parent and its Affiliates a license to use certain Intellectual Property, as provided therein.

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" or "Losses" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Measuring Date" has the meaning ascribed to it in Section 14.02(d).

                  "Minimum Work Force" has the meaning ascribed to it in Section 9.03.

                  "Miss. Code Ann." means the Mississippi Code Annotated, as may be amended from time to time.

                  "Motions" has the meaning ascribed to it in Section 14.02(c).

                  "Multiemployer Plan" means a multiemployer pension plan, as defined in Section 3(37) of ERISA, with respect to Employees.

                  "Noteholders' Undertaking" means that certain Noteholders' Undertaking, dated November 22, 2000, by and among Purchaser and the Consenting Noteholders relating to certain standstill and "no shop" obligations on the part of the Consenting Noteholders.

                  "Noteholders' Undertaking Expense Reimbursement" means the Expense Reimbursement, as such term is defined in the Noteholders' Undertaking.

                  "NRS" means the Nevada Revised Statutes, as may be amended from time to time.

                  "Operative Agreements" means, collectively, the General Assignments and the other Assignment Instruments, the License Agreement, the Assumption Agreement, the other Assumption Instruments, and the Escrow Agreement.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Owned Real Property" has the meaning ascribed to it in
Section 4.09(c).

                  "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which Sellers and each ERISA Affiliate maintain, contribute to, or are obligated to contribute to on behalf of Employees.

                  "Permitted Exceptions" has the meaning ascribed to it in
Section 4.09(a).

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

                  "Person" means any natural person, corporation, limited-liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Petition Date" has the meaning ascribed to it in Section 14.02(a).

                  "Plan of Reorganization" means a Chapter 11 plan of reorganization which relates to Sellers and authorizes consummation of the transactions contemplated by this Agreement.

                  "Pre-Closing Tax Returns" has the meaning ascribed to it in
Section 8.02.

                  "Pre-Closing Taxes" has the meaning ascribed to it in Section 8.02.

                  "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(xii).

                  "Protocol Motion" has the meaning ascribed to it in Section 14.02(c).

                  "Purchase Price" has the meaning ascribed to it in Section 1.04(a).

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

                  "Purchaser's Environmental Reports" means the environmental reports concerning the Business which were prepared and provided to Purchaser by consultants retained by or on behalf of Purchaser in contemplation of entering into this Agreement.

                  "Purchaser's Holdback" has the meaning ascribed to it in
Section 1.03(b).

                  "Purchaser's Parent" means The Majestic Star Casino, LLC, an Indiana limited-liability company.

                  "Real Property" has the meaning ascribed to it in Section 1.01(a)(i).

                  "Real Property Leases" has the meaning ascribed to it in
Section 1.01(a)(ii).

                  "Regulatory Holdback" has the meaning ascribed to it in
Section 1.03(a).

                  "Regulatory Action" has the meaning ascribed to it in Section 5.01(a).

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Representatives" has the meaning ascribed to it in Section 4.03.

                  "Resolution Period" means the period ending 30 days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "Restructuring Agreement" means that certain Agreement Regarding Pre-Negotiated Restructuring contemplated to be executed by and among the Subject Parties, certain of their Affiliates and the Consenting Noteholders.

                  "Retained Liabilities" has the meaning ascribed to it in
Section 1.02(b).

                  "Sales Order" has the meaning ascribed to it in the forepart of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" and "Sellers" have the meanings ascribed to them in the forepart of this Agreement.

                  "Sellers Indemnified Parties" means Sellers and their respective officers, directors, employees, agents and Affiliates.

                  "Senior Secured Notes" means the 12.25% Senior Secured Notes, due 2004, issued by Parent.

                  "Straddle Period" means any taxable period beginning before and ending after the Closing Date.

                  "Subject Employers" has the meaning ascribed to it in Section 15.18.

                  "Subject Land" has the meaning ascribed to it in Section
15.06.

                  "Subject Parties" has the meaning ascribed to it in Section 4.08(a).

                  "Subsequent Plan of Reorganization" means a Chapter 11 plan of reorganization, other than the Plan of Reorganization, which relates to Sellers and authorizes a sale of all or substantially all of the Assets at each of the three Business locations.

                  "Subsequent Price" has the meaning ascribed to it in Section 14.01(c)(iv).

                  "Subsequent 363 Motion" means a motion brought in accordance with Section 363(f) of the Bankruptcy Code, other than the 363 Motion, seeking the entry of a Final Order approving a sale of assets free and clear of liens, claims and interests and an assumption and assignment of executory contracts and unexpired leases, which Final Order provides for, among other things, a sale of the Business.

                  "Tangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(iii).


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

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability and shall include any liability for such amounts as a result either of being (or having been) a member of a combined, consolidated, unitary or affiliate group or of a contractual obligation to indemnify any Person, and shall include any liability for such amounts relating to any other Person if such liability is imposed by reason of law (including transferee or successor liability).

                  "Tenant Security Deposits" has the meaning ascribed to it in
Section 1.01(a)(xi).

                  "Termination Event" has the meaning ascribed to it in Section 14.02(d).

                  "Territory" and "Territories" have the meaning ascribed to such terms in Section 4.08(a).

                  "Third Party Claim" has the meaning ascribed to it in Section 11.02(a).

                  "363 Motion" has the meaning ascribed to it in the forepart of this Agreement.

                  "Title Companies" has the meaning ascribed to it in Section 4.09(c).

                  "Title Policies" has the meaning ascribed to it in Section 4.09(c).

                  "Title Reports" has the meaning ascribed to it in Section 4.09(a).

                  "Transfer Taxes" has the meaning ascribed to it in Section 8.01(a).

                  "Transfer Time" has the meaning ascribed to it in Section
1.08.

                  "Transferable Policies" has the meaning ascribed to it in
Section 2.18.

                  "Tunica Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Updated Balance Sheet" has the meaning ascribed to it in
Section 1.05(a).

                  "Updated Long Term Debt" has the meaning ascribed to it in
Section 1.05(c).

                  "Updated Working Capital" has the meaning ascribed to it in
Section 1.05(b).


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

                  "U.S. Trustee Guidelines" means the guidelines promulgated from time-to-time by the U.S. Trustee's Office.

                  "Vehicles" has the meaning ascribed to it in Section 1.01(a)(vii).

                  "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and regulations promulgated thereunder.

                  "Working Capital" has the meaning ascribed to it in Section 1.05(a).

                  13.02. Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Sellers in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. ARTICLE XIV

                     BANKRUPTCY PROCEEDINGS; BID PROTECTION

                  14.01. Protections for Purchaser.

                  (a) Parent and Sellers acknowledge that Purchaser would not agree to pursue the purchase of the Assets on the terms contemplated hereby without certain protections and rights, as Parent and Sellers intend to commence the Bankruptcy Proceedings promptly after the execution of this Agreement. Purchaser has advised Sellers that it would not incur the expense or suffer the uncertainty of attempting to purchase the Assets in the Bankruptcy Proceedings except as hereinafter set forth. In accordance with the Restructuring Agreement contemplated to be entered into with the Consenting Noteholders who, as of November 22, 2000, were the holders of not less than 75% of the outstanding principal amount of Senior Secured Notes, Sellers have determined that under the totality of the circumstances it is in the best interest of Sellers and their and Parent's creditors to seek to provide Purchaser with the protections and rights as set forth in this Article XIV. In consideration of Purchaser's willingness to execute and proceed with this Agreement and to pay the Purchase Price, the parties have agreed to the provisions of this Article XIV.

                  (b) Breakup Fee and Expense Reimbursement Definitions and Requirements. For purposes of this Agreement, "Breakup Fee" means $4,000,000; provided, however, that if the Breakup Fee is payable to Purchaser pursuant to
Section 14.01(c)(iv), then "Breakup Fee" shall mean the lesser of (i) $4,000,000 or (ii) the amount by which the Subsequent Price exceeds $149,000,000. The Breakup Fee shall be paid in cash or immediately available


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

funds. "Expense Reimbursement" means the amount to be paid to Purchaser in cash or immediately available funds (but not to exceed $800,000), on account of amounts incurred by Purchaser as actual out-of-pocket expenses in connection with the negotiation, preparation, execution, delivery and attempted performance of this Agreement and the matters contemplated hereby. The Expense Reimbursement shall include, without limitation, all out-of-pocket expenses incurred by Purchaser constituting costs and fees (including fees and expenses of attorneys, accountants, investment bankers, consultants and other third parties). If the Expense Reimbursement is due to Purchaser as provided hereunder, it shall be paid five Business Days after the delivery by Purchaser to Sellers of a written request for payment of the Expense Reimbursement, accompanied by reasonably detailed and accurate supporting documentation for such request. If Sellers dispute the amount of the requested Expense Reimbursement, they shall so advise Purchaser in writing and in reasonable detail within three Business Days after Sellers' receipt of the request and related supporting documentation. Any undisputed amount shall be timely paid by Sellers to Purchaser and the balance of the amount requested by Purchaser shall be resolved in good faith by the parties, if possible. Sellers or Purchaser shall be entitled to ask the Bankruptcy Court to resolve promptly any unresolved disputes arising in connection with Purchaser's request for the Expense Reimbursement. The Breakup Fee shall not be payable if the Bid Protection Order has not been issued, nor shall it be payable under any circumstances besides those specified in paragraph
(c) of this Section 14.01. The Expense Reimbursement shall not be payable unless the Cash Collateral Order has been issued or the Interim Cash Collateral Order has been issued and is still in effect, nor shall it be payable under any circumstances besides those specified in paragraphs (g), (i), (k) or (m) of
Section 12.01 or paragraph (c) of this Section 14.01 (provided, however, that under the circumstances specified in paragraph (l) of Section 12.01, Purchaser's entitlement to the Noteholders' Undertaking Expense Reimbursement from Consenting Noteholders shall be determined under the Noteholders' Undertaking).

                  (c) Entitlement to Breakup Fee, Expense Reimbursement and Return of Earnest Money Deposit.

                        (i) Except as provided in clauses (ii) and (iii) of this paragraph (c), Purchaser shall be entitled to the Breakup Fee, the Expense Reimbursement and a return of the Earnest Money Deposit (plus all interest thereon) if and when the acquisition of all or substantially all of the Assets at one or more of the three Business locations is consummated by another Person or Persons other than an Affiliate of Purchaser pursuant to the 363 Motion or a Plan of Reorganization. Occurrence of such an event shall entitle Purchaser to the Breakup Fee, Expense Reimbursement and Earnest Money Deposit, as provided herein, but shall not constitute a breach of, or a default under, this Agreement by Parent or Sellers.

                        (ii) Purchaser shall not be entitled to the Breakup Fee, Expense Reimbursement or the Earnest Money Deposit if Purchaser is materially in breach of, or is materially in default under, this Agreement at the time of the occurrence of the event specified in clause (i) of this paragraph (c).

                        (iii) Purchaser shall not be entitled to the Breakup Fee if the Bid Protection Order has not been issued. Purchaser shall not be entitled to the Expense Reimbursement unless the Cash Collateral Order has been issued or the Interim Cash Collateral Order has been issued and is still in effect (provided, however, that under the


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
         circumstances specified in paragraph (l) of Section 12.01, Purchaser's entitlement to the Noteholders' Undertaking Expense Reimbursement from Consenting Noteholders shall be determined under the Noteholders' Undertaking).

                        (iv) Except as provided in clause (iii) of this paragraph (c), Purchaser shall be entitled to the Breakup Fee, the Expense Reimbursement and a return of the Earnest Money Deposit (plus all interest thereon) if (A) Purchaser has terminated this Agreement pursuant to paragraphs (b), (c), (g) or (m) of Section 12.01 and (B) within nine months after such termination, all or substantially all of the Assets at one or more of the three Business locations are acquired by another Person or Persons other than an Affiliate of Purchaser pursuant to a Subsequent 363 Motion or a Subsequent Plan of Reorganization at a price in excess of $149,000,000 (the "Subsequent Price").

                        (v) This paragraph (c) sets forth the sole and exclusive circumstances under which Purchaser is entitled to, or Sellers can be held liable for, the Breakup Fee.

                  14.02. Conduct of the Bankruptcy Proceedings; Approval of Protections for Purchaser; Sale of Assets.

                  (a) By not later than December 5, 2000, Seller shall file the pleadings necessary to commence the Bankruptcy Proceedings (the date of such filings is referred to herein as the "Petition Date").

                  (b) On the Petition Date, Sellers shall also file, or cause to be filed, (i) the 363 Motion seeking, among other things, the issuance of the Sales Order and (ii) one or more other motions or other papers with the Bankruptcy Court, which other motions or other papers shall not be inconsistent with any of Purchaser's rights or Sellers' obligations under this Agreement and shall seek (A) a Final Order approving the payment of the Breakup Fee to Purchaser on the terms and conditions provided herein when any sale to another Person (other than an Affiliate of Purchaser) of all or substantially all of the Assets at (I) one or more of the three Business locations pursuant to the 363 Motion or the Plan of Reorganization or (II) each of the three Business locations under the circumstances specified in Section 14.01(c)(iv) is consummated (the "Bid Protection Order") and (B) the Cash Collateral Order.

                  (c) Purchaser acknowledges that within five Business Days after the Petition Date, Sellers will also file a motion seeking an Order in the Bankruptcy Proceedings for procedures governing the sale of assets free and clear of liens, claims and interests and assumption and assignment of certain executory contracts and unexpired leases (the "Protocol Motion"), and a motion to assume and assign all leases and executory contracts to be assigned to Purchaser under this Agreement (the "Assumption and Assignment Motion" and together with the Protocol Motion, the "Motions"). The Motions may be filed in one or more papers. The Motions shall not be inconsistent with any of Purchaser's rights or Sellers' obligations under this Agreement. The Motions shall also seek a Final Order approving a bid process that provides, with regard to the 363 Motion, as follows:


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

                        (i) sale of the Assets shall be by an open outcry auction (and not a sealed bid auction) conducted by or before the Bankruptcy Court not later than 85 days after the Petition Date;

                        (ii) each competing bid must be on terms that are the same as, or substantially similar to, those contained in this Agreement other than price or are more favorable to Sellers than the terms contained in this Agreement;

                        (iii) all competing bids (or groups of competing bids) for all of the Assets must be in an amount that (A) is greater than $153,000,000 and (B) includes, in addition, any increment required under clause (iv) of this paragraph (c); and

                        (iv) all bids (or group of competing bids) after the first competing bid for all of the Assets shall be in increments of $250,000.

                  (d) If any of the following events (each a "Termination Event") occur and Purchaser is not materially in breach of, and is not materially in default under, this Agreement, then within five Business Days after the occurrence of such Termination Event, Purchaser may, but shall not be obligated to, terminate this Agreement by giving written notice of such termination to Sellers, whereupon this Agreement shall be terminated and the Earnest Money Deposit and all interest thereon shall be immediately released to Purchaser. The Termination Events are:

                        (i) the Court fails to enter the Interim Cash Collateral Order within one Business Day after the Petition Date;

                        (ii) the Court fails to enter the Bid Protection Order or the Cash Collateral Order within 21 days after the Petition Date; or

                        (iii) within 85 days after the Petition Date, the Court fails or refuses to enter the Sales Order unless upon such failure or refusal by the Court to enter the Sales Order Sellers proceed diligently to confirm a Plan of Reorganization and Sellers meet each of the following milestones:

                                  (A) within 30 days after the earlier of (I)
the Court's refusal to enter the Sales Order or (II) the 85th day after the Petition Date (such earlier of the two dates being the "Measuring Date"), Sellers shall have filed a Plan of Reorganization and a related disclosure statement, each in form reasonably acceptable to Purchaser;

                                  (B) within 70 days after the Measuring Date,
Sellers shall have commenced a solicitation for votes on the Plan of Reorganization; and

                                  (C) within 120 days after the Measuring Date,
a Final Order confirming the Plan of Reorganization shall have been entered in the Bankruptcy Proceedings.


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

                                   ARTICLE XV

                                  MISCELLANEOUS

                  15.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to:                        Majestic Investor, LLC
                                            One Buffington Harbor Drive
                                            Gary, Indiana 46406-3000
                                            Attn: Don H. Barden
                                            Tel: (219) 977-7823
                                            Fax: (219) 977-7811

with a copy to:                             Latham & Watkins
                                            5800 Sears Tower
                                            Chicago, Illinois 60606
                                            Attn: Michael D. Levin, Esq.
                                            Tel: (312) 876-7727
                                            Fax: (312) 993-9767

If to Parent, to:                           Fitzgeralds Gaming Corporation
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Michael E. McPherson
                                            Tel: (702) 388-2400
                                            Fax: (702) 382-5562

If to FLV, to:                              Fitzgeralds Las Vegas, Inc.
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Michael E. McPherson
                                            Tel: (702) 388-2400
                                            Fax: (702) 382-5562


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


If to FBH, to:                              101 Main Street, Limited Liability
                                              Company
                                        c/o Fitzgeralds Gaming Corporation
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Michael E. McPherson
                                            Tel: (702) 388-2400
                                            Fax: (702) 382-5562

If to FM, to:                               Fitzgeralds Mississippi, Inc.
                                        c/o Fitzgeralds Gaming Corporation
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Michael E. McPherson
                                            Tel: (702) 388-2400
                                            Fax: (702) 382-5562

with a copy of any notice to
Parent or any Seller to:                    Gordon & Silver, Ltd.
                                            3960 Howard Hughes Parkway,
                                              9th Floor
                                            Las Vegas, Nevada 89109
                                            Attn: Gerald M. Gordon, Esq.
                                            Tel: (702) 796-5555
                                            Fax: (702) 369-2666

                           and              Ropes & Gray
                                            1 International Place
                                            Boston, Massachusetts 02110-2624
                                            Attn: Don DeAmicis, Esq.
                                            Tel: (617) 951-7000
                                            Fax: (617) 951-7050

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  15.02. Bulk Sales Act. The parties hereto waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

                  15.03. Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof between the parties, and contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof, except for the Fitzgeralds Undertaking.

                  15.04. Expenses. Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Sections 12.01, 12.02, 14.02 and 14.03), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

                  15.05. Confidentiality. Except as otherwise required by the Bankruptcy Code, Bankruptcy Rules or U. S. Trustee Guidelines, each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Parent or Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other parties, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly (and in no event later than five Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

                  15.06. Certain Tunica Business Plans.

                  (a) The parties hereto acknowledge and accept that between the execution of this Agreement and the Closing, Parent and FM have certain plans regarding the Tunica Business and certain of the Assets located therein, as described in paragraph (b) of this Section. Provided that such plans are carried out in accordance with the provisions of this Section and FM's rights, interests and obligations under the boat dock lease and sublease, as described in paragraph (b) of this Section, become a part of the Assets and the Assumed Liabilities and are transferred to Purchaser at the Closing in accordance with the terms of this Agreement, carrying out such plans and the transactions incidental thereto shall not constitute a breach of this Agreement or require a modification of the Purchase Price.

                  (b) FM plans to convey to the County of Tunica, Mississippi (the "County") approximately 50 acres of land (the "Subject Land") that is part of the Real Property included in the Tunica Business, but is outside of the Existing Levee (as defined in paragraph (c) of this Section). The County intends to construct a boat dock and nature park on the Subject Land. The sole or principal consideration that the County will pay to FM for the Subject Land will be the granting to FM of a (i) lease to use the boat dock, with FM having no obligation to make lease payments thereunder; and (ii) perpetual easement allowing ingress and egress between the Tunica Business and the boat dock. FM will negotiate with the County for a lease term of at least 15 years, but no representations, warranties or covenants are made to Purchaser as to the actual length of the lease term. FM, in turn, plans to sublease to one or more Persons (which may include Affiliates of Parent or Sellers) the right to use the boat dock for boat docking and riverboat cruises in return for sublease payments to FM and other sublease terms and conditions that FM will negotiate in good faith and on reasonable terms with the sublessees. If Parent and FM carry out the plans described in this paragraph (b) prior to the Closing, the following restrictions and obligations shall apply:

                        (i) Without Purchaser's prior written consent, no Real Property located within the Existing Levee shall be conveyed, or committed to be conveyed, to the County nor shall FM grant, or commit to grant to the County, any rights to use such Real Property.

                        (ii) FM shall give Purchaser (A) prompt written notice of the specific details of the plans, the Subject Land conveyance, and the boat dock lease and subleases as they become known to Purchaser and
         (B) a reasonable opportunity to consult and have discussions with FM regarding such matters other than the subleases.

                  (c) "Existing Levee" means the area designated as "Existing Levee [208]" on the map attached hereto as Exhibit J.

                  15.07. Computer Systems. Parent and FR covenant to Purchaser that for a six-month period commencing on the Closing Date or for such shorter period designated by Purchaser as provided below, FR shall, on a transitional basis, lease to the Black Hawk Business FR's computer systems and provide to the Black Hawk Business FR's MIS administrative support and maintenance to the same extent and on the same terms as under the arrangement between FR and FBH that was in effect in the ordinary and regular course of FR's and FBH's business prior to the execution of this Agreement, as described in Exhibit K hereto, with the fees and other costs specified therein prorated for the number of days during which this post-Closing transitional arrangement remains in effect. Purchaser may terminate this arrangement at any time prior to the expiration of this six-month transitional period by (i) delivering to Parent or to FR written notice of termination at least 30 days prior to the termination date, (ii) returning to FR on or before the termination date all Books and Records (together with all copies thereof in whatever form they exist) in Purchaser's or the Black Hawk Business' possession or under its control that are owned or were provided by FR pursuant to this arrangement, and (iii) paying to FR all fees and costs owed for the period ending on the termination date, as provided in the immediately preceding sentence.

                  15.08. Authorized Pre-Closing Actions and Activities. Notwithstanding anything in this Agreement to the contrary, Parent and Sellers (and their respective Affiliates) are authorized under this Agreement to take the following actions and conduct the following activities at any time or from time to time prior to the Closing:

                  (a) commencing, continuing and concluding the Bankruptcy Proceedings, including the filing with the Clerk of the Bankruptcy Court of applications, motions and plans seeking or providing relief not inconsistent with the Bankruptcy Code, the transactions at the Closing contemplated by this Agreement or the proceedings contemplated by Section 14.02;

                  (b) taking all actions necessary or appropriate to comply with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, local rules of practice promulgated by the Bankruptcy Court and Orders of the Bankruptcy Court so long as such actions are not inconsistent with the transactions at the Closing contemplated by this Agreement or with the proceedings contemplated by
Section 14.02;

                  (c) liquidating in an orderly manner Parent's, Sellers' and their respective Affiliates' assets, stock and other equity interests; provided, however, that the Assets shall be dealt with in accordance with, and as contemplated by, this Agreement;

                  (d) entering into Contracts with existing creditors, lessors, licensors and licensees regarding the restructuring of their claims against Parent, Sellers or their respective Affiliates in a manner not inconsistent with the transactions at the Closing contemplated by this Agreement;

                  (e) adopting a retention and severance program for members of management of Parent, Sellers or their respective Affiliates; provided, however, that such program and the obligations thereunder shall be Retained Liabilities;

                  (f) paying success fees to the Subject Parties for the sale or other disposition of stock or other equity interests in Parent, Sellers or any of their respective Affiliates; provided, however, that the obligations to make such payments shall be Retained Liabilities;

                  (g) not making regular payments that are due to the Indenture Trustee for the benefit of holders of the Senior Secured Notes;

                  (h) making payments to the Indenture Trustee for the benefit of holders of the Senior Secured Notes; and

                  (i) retaining and paying professionals in connection with the matters described in paragraphs (a) through (e) of this Section.

                  The taking of any such actions or the conduct of any such activities by Parent or Sellers (or their respective Affiliates) shall not constitute a breach of this Agreement or require a modification of the Purchase Price.

                  15.09. Waiver; Remedies. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  15.10. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  15.11. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

                  15.12. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Purchaser without the prior written consent of Sellers and Parent and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law and
(ii) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article
XI) to (A) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing and (B) a wholly-owned subsidiary in each of Nevada, Colorado and Mississippi. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  15.13. Directors and Officers. This Agreement shall confer no obligation on the part of any directors or officers of Parent, Sellers or any of their Affiliates to remain employed by, or to remain on the board of directors or as managers of, any such entities after the date of this Agreement.

                  15.14. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  15.15. Consent to Jurisdiction; Venue. Each party hereto irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court. Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

                  15.16. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  15.17. Governing Law. This Agreement shall be governed by and construed in accordance with the (i) Laws of the State of Nevada applicable to a contract executed and performed exclusively in such State, without giving effect to the conflicts of laws principles thereof, and (ii) the Bankruptcy Code, to the extent applicable.

                  15.18. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  15.19. Employees. Until the Closing or the termination of this Agreement, other than termination because of a material breach by Purchaser, Purchaser shall not, and Purchaser shall cause its Affiliates not to, directly or indirectly, hire or seek to hire any Employees or any officers or employees of Parent, any Seller or any Affiliate of Parent or of any Seller (collectively, the "Subject Employers") or encourage any of the foregoing Persons to terminate their employment with any of the Subject Employers unless the Subject Employers have first terminated such Persons' employment.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASER:                             MAJESTIC INVESTOR, LLC
                                       a Delaware limited-liability company



                                       By: /s/ Don H. Barden
                                          -------------------------------------
                                          Name: Don H. Barden
                                                -------------------------------
                                          Title:
                                                -------------------------------



FLV:                                   FITZGERALDS LAS VEGAS, INC.,
                                       a Nevada corporation


                                       By: /s/ Philip D. Griffith
                                          -------------------------------------
                                          Name: Philip D. Griffith
                                                -------------------------------
                                          Title:
                                                -------------------------------


FBH: 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company doing business as "Fitzgeralds Casino Black Hawk"



                                       By: /s/ Philip D. Griffith
                                          -------------------------------------
                                          Name: Philip D. Griffith
                                                -------------------------------
                                          Title:
                                                -------------------------------



FM:                                    FITZGERALDS MISSISSIPPI, INC.,
                                       a Mississippi corporation



                                       By: /s/ Philip D. Griffith
                                          -------------------------------------
                                          Name: Philip D. Griffith
                                                -------------------------------
                                          Title:
                                                -------------------------------


PARENT:                                FITZGERALDS GAMING CORPORATION,
                                       a Nevada corporation



                                       By: /s/ Philip D. Griffith
                                          -------------------------------------
                                          Name: Philip D. Griffith
                                                -------------------------------
                                          Title:
                                                -------------------------------

AS TO SECTION 4.08 ONLY:


                                        /s/ Philip D. Griffith
                                       ----------------------------------------
                                       PHILIP D. GRIFFITH, an individual

                                        /s/ Michael E. McPherson
                                       ----------------------------------------
                                       MICHAEL E. McPHERSON, an individual

                                        /s/ Max L. Page
                                       ----------------------------------------
                                       MAX L. PAGE, an individual

                                        /s/ Paul H. Manske
                                       ----------------------------------------
                                       PAUL H. MANSKE, an individual


AS TO SECTION 15.07 ONLY:


                                       FITZGERALDS RENO, INC.,
                                       a Nevada corporation



                                       By: /s/ Philip D. Griffith
                                          -------------------------------------
                                          Name: Philip D. Griffith
                                                -------------------------------
                                          Title:
                                                -------------------------------



AS TO OWNERSHIP AND TRANSFER
OF THE FSELLC MEMBERSHIP
INTEREST TO PURCHASER ONLY:

                                       FITZGERALDS FREMONT EXPERIENCE CORP.,
                                       a Nevada corporation


                                       By:
                                          -------------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------

                                    EXHIBIT A

                          PROPOSED FORM OF SALES ORDER

                   EXHIBIT "A" TO PURCHASE AND SALE AGREEMENT


GORDON & SILVER, LTD.
GERALD M. GORDON, ESQ.
Nevada Bar No. 229
WILLIAM M. NOALL, ESQ.
Nevada Bar No. 3549
3960 Howard Hughes Pkway, 9th Fl.
Las Vegas, Nevada  89109
Telephone (702) 796-555
Facsimile (702) 369-2666
         Attorneys for Debtors


                         UNITED STATES BANKRUPTCY COURT
                               DISTRICT OF NEVADA


In re                                            CASE NO. BK-N-00-_____ GWZ Chapter 11
                                                 JOINT ADMINISTRATION WITH:
FITZGERALDS GAMING                               BK-N-00-_____ (Fitzgeralds South, Inc.)
CORPORATION, a Nevada corporation,               BK-N-00-_____ (Fitzgeralds Reno, Inc.)
                                                 BK-N-00-_____ (Fitzgeralds, Inc.)
                  Debtor.                        BK-N-00-_____ (Fitzgeralds Las Vegas, Inc.)
                                                 BK-N-00-_____ (Fitzgeralds Mississippi, Inc.)
                                                 BK-N-00-_____ (Fitzgeralds Black Hawk, Inc.)
                                                 BK-N-00-_____ (Fitzgeralds Black Hawk II, Inc.)
[ ] Affects this Debtor.                 /       BK-N-00-_____ (101 Main Street LLC)
------------------------------------------       BK-N-00-_____ (Fitzgeralds Fremont Experience Corp.)

[X] Affects this Debtor.                 /
------------------------------------------

[ ] Affects FITZGERALDS SOUTH, INC.,
a Nevada corporation,                    /
------------------------------------------

[ ] Affects FITZGERALDS RENO, INC.,              ORDER GRANTING MOTION FOR ORDER
a Nevada corporation,                    /       APPROVING (i) SALES OF ASSETS FREE AND
------------------------------------------       CLEAR OF LIENS, CLAIMS AND INTERESTS
                                                 AND (ii) ASSUMPTION AND ASSIGNMENT OF
[ ] Affects FITZGERALDS, INCORPORATED,           CERTAIN EXECUTORY CONTRACTS AND
a Nevada corporation,                    /       UNEXPIRED LEASES
------------------------------------------

[ ] Affects FITZGERALDS LAS VEGAS, INC.,
a Nevada corporation,                    /
------------------------------------------

[ ] Affects FITZGERALDS MISSISSIPPI, INC.,
a Nevada corporation,                    /
------------------------------------------

[ ] Affects FITZGERALDS BLACK HAWK,
INC., a Nevada corporation,              /
------------------------------------------

[ ] Affects FITZGERALDS BLACK HAWK II,
INC., a Nevada corporation,              /
------------------------------------------

[ ] Affects 101 MAIN STREET LIMITED
LIABILITY CORPORATION,
a Nevada corporation,                    /
------------------------------------------

[ ] Affects FITZGERALDS FREMONT
EXPERIENCE CORPORATION, a Nevada
corporation,                              /
------------------------------------------

                  On _______________, the Court conducted a hearing (the "Sale Hearing"), in respect of the Motion for Order Approving (1) Sales of Assets Free and Clear of Liens, Claims, and Interests, and (2) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Sale Motion"),(1) filed by the debtors and debtors in possession in the above-captioned jointly administered bankruptcy cases (collectively, the "Debtors"). William M. Noall, Esq. of the law firm of Gordon & Silver, Ltd., appeared on behalf of the Debtors. Other appearances were as noted in the record.

                  Pursuant to the Sale Motion, the Debtors seek, among other things, authority to: (i) sell a substantial portion of the Debtors' assets free and clear of liens, claims and interests of others, with such liens, claims, and interests to attach to the proceeds of sale with the same validity (or invalidity) and priority as existed prior to the sale, all as more particularly described in that certain Purchase and Sale Agreement dated as of November 22, 2000 (as amended and in effect, as attached (with amendments) as Exhibit A hereto, the "Purchase Agreement") by and between certain Debtors, on the one hand, and Majestic Investor, LLC, a Delaware limited liability company (the "Purchaser"), on the other hand; and (ii) the assumption by the Debtors and assignment to the Purchaser of certain executory contracts and unexpired leases.

                  The Court read and considered the Sale Motion and supporting points and authorities, the Declaration of Michael E. McPherson (the "McPherson Declaration"), and Purchase Agreement and exhibits and schedules thereto, the Notice of the Sale Hearing, the individual notices of Debtors' intent to assume and assign the Contracts (collectively, the "Individual Notices of Intent to Assume and Assign") and all other papers filed in support of the Sale Motion, the formal and informal objections to the Sale Motion (collectively, the "Objections"), the replies to the Objections filed by the Debtors, the arguments of counsel and all testimonial and documentary evidence presented at or prior to the Sale Hearing, all matters of which the Court may take judicial notice and the record in Debtors' jointly administered Chapter 11 cases, hereby makes the following findings:


----------

(1) Capitalized terms not otherwise defined herein shall have the same meanings as set and Sale Agreement annexed hereto as Exhibit A.

                  A. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. Sections 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A). Venue of these cases and the motion in this district is proper under 28 U.S.C. Sections 1408 and 1409.

                  B. The statutory predicates for the relief sought in the Motion are sections 105(a), 363(b), (f), (m) and (n), 365 and 1146(c) of title 11 of the United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006, 6009, 9019, and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

                  C. Proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the sale and the other transactions set forth herein or in the Purchase Agreement (the "Sale"), the assumption and assignment of the executory contracts and unexpired leases set forth in Schedule 1.01(a)(iv) to the Purchase Agreement (the "Assumed Contracts") and any cure amounts, to which Debtors believe there to be none (the "Cure Amounts"), have been provided in accordance with sections 105(a), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, 6009, 9019 and 9014 and in compliance with any applicable orders of this Court, such notice was good and sufficient, and appropriate under the particular circumstances, and no other or further notice of the Sale Motion, the Sale Hearing, the Sale and the assumption and assignment of the Assumed Contracts and the Cure Amounts with respect thereto is or shall be required. To the extent that notice of the Sale Motion or the Sale Hearing failed to comply with any applicable statute or rule, the requirements thereof are hereby modified such that the notice that was given complies therewith. The requirements of the Court's Order Approving Procedures For Sale of Assets Free and Clear of Liens. Claims and Interests and Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, entered on ____________, have been satisfied. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities.

                  D. Good cause exists for approving the transactions described in the Sale Motion in that: (i) the Purchase Price to be paid by the Purchaser represents fair and adequate consideration for the assets being sold by the Debtors; (ii) prompt approval of the Sale is required, given the nature of the regulated environment in which the Debtors' businesses operate; and (iii) the Sale provides the possibility for transferring almost all of the Debtors' employees associated with the business being transferred to the Purchaser.

                  E. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Assets and conducted the sale process in a commercially reasonable manner and in compliance with this Court's previous orders and applicable laws and rules.

                  F. The Purchase Price (i) is fair and reasonable, (ii) is the highest and best offer for the assets and other rights and benefits acquired, including the Assumed Contacts (the "Assets"), (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

                  G. The Purchaser negotiated the Purchase Agreement without collusion and at arm's length with the Debtors and is purchasing the Assets in "good faith." In addition, at all times relevant thereto, neither the Debtors nor any officer, director, shareholder or employee was affiliated or in any way connected with the Purchaser, except as disclosed to the Court. The Purchaser is not an insider, as that term is defined in section 101(31) of the Bankruptcy Code, and upon consummation of the Purchase Agreement, will be a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, will be entitled to all of the protections afforded thereby. Neither the Purchaser nor the Debtors have engaged in any conduct that would cause or permit the Purchase Agreement or any transactions consummated pursuant thereto to be avoided under section 363(n) of the Bankruptcy Code.

                  H. The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the transactions and arrangements contemplated in the Purchase Agreement, including as a sale pursuant to 11 U.S.C. Section 363(b) prior to, and outside of, a plan of reorganization.

                  I. Approval of the Purchase Agreement and consummation of the Sale and related transactions are in the best interests of the Debtors, their creditors, its estates and other parties in interest. The terms and conditions of the sale of the Assets and other transaction approved by this Order are fair and reasonable. The Sale and other transactions and arrangements described in the Purchase Agreement must be approved and consummated promptly in order to preserve the value of the Assets.

                  J. No consents or approvals (including approval by the Debtors' boards of directors), other than those expressly provided for in the Purchase Agreement or expressly set forth herein, are required for the Debtors to consummate such transactions or for Purchaser to receive the benefit of its bargain approved in this Order.

                  K. The transactions contemplated in the Motion, as approved and implemented herein, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code, including but not limited to section 363(b),
(f) and (o).

                  L. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions and actions contemplated thereby, thus adversely affecting the Debtors, their estates, and its creditors, if the sale and assignment of the Assets and the Assumed Contracts to the Purchaser and the other transactions and benefits were not free and clear of all liens, claims, encumbrances and other interests of any kind or nature whatsoever (except those expressly assumed by the Purchaser in the Purchase Agreement; such assumed liens, claims, encumbrances and other interests, the "Surviving Obligations"), or if the Purchaser would, or in the future could, be liable for any of the interests, rights or benefits or could otherwise for any reason be frustrated in the receipt or maintenance of the benefits of its bargain under the Purchase Agreement.

                  M. The sale of the Property free and clear of all liens, interests, encumbrances and claims, other than those expressly assumed by the Purchaser, to the extent described in the Purchase and Sale Agreement, is appropriate pursuant to Section 363(f) of the Bankruptcy Code. The Debtors may sell, assign and transfer the Assets free and clear of all liens, claims, encumbrances and other interests and conflicting claims and rights of any kind or nature whatsoever because, in each case, among other things, one or more of the standards set forth in 11 U.S.C. Section 363(f)(l)-(5) has been satisfied. Those non-Debtor parties with interests in the Assets who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented, including pursuant to 11 U.S.C. Sections 363(f)(2) and 365 and other applicable laws and rules. Those non-Debtor parties with interests and conflicting claims and rights in the Debtors' Assets, who did object fall within one or more of the other subsections of 11 U.S.C. Sections 363(f) and 365 and are adequately protected by having their interests and conflicting claims and rights, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an interest.

                  N. The transfer of the Assets and other right and benefits acquired by the Purchaser will be a legal, valid, and effective transfer of the Assets, and will vest the Purchaser with all right, title, and interest of the Debtors to the Assets free and clear of all interests (i) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' interest in the Assets, or any similar rights and (ii) relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the business prior to the date of the closing of the Sale and related transactions and arrangements (the "Closing Date").

                  O. Except for the Surviving Obligations and any liability under the Purchase Agreement, the transfer of the Assets to the Purchaser and assumption and assignment to the Purchaser of the Assumed Contracts will not subject the Purchaser to any liability whatsoever with respect to the operation of the business prior to the Closing Date or by reason of such transfer or other arrangements under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, in any theory of law or equity, including, without limitation, any theory of equitable law, including, without limitation, any theory of antitrust or successor or transferee liability.

                  P. The Sale of the Assets and other Purchase Agreement transactions with the Purchaser is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of liquidation.

The Sale is a sale in contemplation of a plan and, accordingly, a transfer pursuant to 11 U.S.C. Section 1146(c), which shall not be taxed under any law imposing a transfer tax, stamp tax, or similar tax.

                  Q. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates and their creditors. The Assumed Contracts being assigned to the Purchaser are an integral part of the business being purchased by the Purchaser and, accordingly, such assumption and assignment of Assumed Contracts is reasonable, enhances the value of the Debtors' estates, and does not constitute unfair discrimination.

                  R. The Debtors shall have, prior to the Closing Date, (i) cured, or have provided adequate assurance of cure, of any default existing prior to the Petition Date under any of the Assumed Contracts, within the meaning of 11 U.S.C. Section 365(b)(l)(A) and (ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the Petition Date under any of the Assumed Contracts, within the meaning of 11 U.S.C. Section 365(b)(l)(B). The Cure Amounts set forth on Exhibit B hereto are appropriate and adequate and payment thereof shall constitute full satisfaction of the requirements of 11 U.S.C. Sections 365(b)(l)(A) and 365(b)(l)(B). At the hearing, evidence was produced providing adequate assurance of purchasers future performance of and under the Assumed Contracts, within the meaning of 11 U.S.C. Section 365(b)(l)(C). The Purchaser shall have no obligation with respect to the Debtors' duties under this paragraph.

                  Based on the foregoing, IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

                               General Provisions

                  1. The Sale Motion is granted and approved in its entirety.

                  2. All objections to the Sale Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby overruled on the merits.

                       Approval of the Purchase Agreement

                  3. The Purchase Agreement between the Debtors and the Purchaser attached hereto as Exhibit A, and all of the terms and conditions thereof, is hereby approved in its entirety.

                  4. Pursuant to 11 U.S.C. Section 363(b), the Debtors are authorized, directed and empowered (i) to consummate the Sale, pursuant to and in accordance with the terms and conditions of the Purchase Agreement, (ii) to execute, deliver, consummate, implement and fully perform the Purchase Agreement, together with all additional instruments and documents which may be reasonably necessary or desirable to implement the Purchase Agreement, and (iii) to take all further actions as may be reasonably requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Purchase Agreement.

                               Transfer of Assets

                  5. Pursuant to 11 U.S.C. Sections 105(a) and 363(f), the Assets shall be transferred to the Purchaser, and upon consummation of the Purchase Agreement (the "Closing") shall be, free and clear of all Encumbrances of any kind or nature whatsoever, other than the Surviving Obligations, with all such Encumbrances of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Assets without the need for any continued maintenance of perfection (whether as of record or by possession), subject to any claims and defenses the Debtors may possess with respect thereto except such claims and defenses may be subject to limitations under this agreement regarding use of cash collateral and the Final Order Approving Use of Cash Collateral and the Interim and Final Orders Re: Motion for Order Authorizing Debtors to Grant Majestic Investor, LLC A Super-Priority Administrative Claim Pursuant to Section 364(c)(1) of the Bankruptcy Code. As used in this Order, the term "Encumbrances" shall mean and include any claim, judgment, lien, pledge, option, charge, security interest, conditional sales agreement, title retention arrangement which is intended as security, encumbrance or other right of any third party, interest of any consignment creditor, product liability claim, employee claim, environmental claim, or COBRA claim, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, and any "claim," "lien," or "security interest" as those terms are defined in the Bankruptcy Code.

                  6. Except as expressly permitted or otherwise specifically provided by the Purchase Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding interests or claims of any kind or nature whatsoever against or in the Debtors or Encumbrances in the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Assets, the operation of the business prior to the Closing Date, or the transfer of the Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its successors or assigns, its property, or the Assets, such persons' or entities' interests, claims, or Encumbrances.

                  7. The transfer of the Assets to the Purchaser pursuant to the Purchase Agreement constitutes a legal, valid, and effective transfer of the Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Assets free and clear of all Encumbrances of any kind or nature whatsoever.

                  8. This Order is and shall be effective as a determination that, upon the Closing, all Encumbrances existing as to the Assets conveyed to the Purchaser have been and are hereby adjudged and declared to be unconditionally released, discharged and terminated (with such encumbrances to attach to the proceeds as provided herein) and that the conveyances described herein have been effected free and clear of all such Encumbrances. Any and all governmental recording offices and all other parties, persons or entities are hereby directed to accept this Order as such an assignment and/or bill of sale, and if necessary, this Order shall be accepted for recordation on or after the Closing, as conclusive evidence of the free and clear, unencumbered transfer of title to the Assets conveyed to the Purchaser at the Closing. All Encumbrances of record shall be forthwith removed and stricken as against the Assets.

                  9. Neither the purchase of the Assets by the Purchaser, nor the subsequent operation by the Purchaser of any business previously operated by the Debtors, shall cause the Purchaser to be deemed, under any theory of law or equity, a successor in any respect to the Debtors' business within the meaning of any revenue, pension, Cobra, ERISA (except as provided in the Purchase Agreement), tax, labor (except as provided in the Purchase Agreement) or environmental law, rule or regulation, under any products liability law with respect to the Debtors' liability, any employee benefits law, rule or regulation (including, but not limited to, the Comprehensive Omnibus Budget Reconciliation
Act) or any other law, rule or regulation. Without limiting the generality of the foregoing, the Purchaser is not, except as provided in the Purchase Agreement, assuming any obligations of the Debtors, including, but not limited to (i) liabilities or obligations associated with any of the Assets incurred or arising out of events, any acts done or omitted, or alleged to have been done or omitted, or any state of facts existing, or alleged to have been existing, on or prior to the Closing, whether or not such liabilities or obligations were known at the date hereof or at Closing, or (ii) liabilities or obligations to the extent they were incurred or relate to the performance by the Debtors with respect to any Assumed Contracts on or prior to the date of Closing.

                  10. Upon the Closing, the Purchaser is hereby granted immediate and unfettered access to the Assets. The Debtors, their employees, officers, and directors, and any other party that may have possession or control over items such as keys, security codes, computer access codes, telephone access codes and other similar devices related to the Assets, shall turn over such devices (or control or access to such devices) to the Purchaser immediately upon the Closing. The Debtors and their officers, agents, and employees who have access to and control over any of the Assets shall cease exercising control over the Assets upon the Closing, and such parties are enjoined after the Closing from exercising any control and/or interfering with the Purchasers use, peaceful enjoyment and control of the Assets without the Purchaser's express consent. If any of the Assets are in the care or custody of any party other than the Debtors, such party or parties following the Closing shall immediately upon request by the Purchaser surrender any such Assets in its or their care or custody to the Purchaser.

                  11. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the Debtors' sale of the Assets to the Purchaser. Pursuant to Section 1146(c) of the Bankruptcy Code, the sale of the Assets shall be exempt from any and all stamp, value-added, transfer, recording and other similar taxes and any transfer or recording fees or other similar costs incurred or assessed by any federal, state, local or foreign taxing authority (including interest and penalties, if any) in connection with the sale or transfer of the Assets or the transactions contemplated by the Purchase Agreement.

                        Treatment of Executory Contracts

                  12. Pursuant to sections 105(a) and 365 of the Bankruptcy Code, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Purchaser, and the Purchaser's assumption on the terms set forth in the Purchase Agreement, of the Assumed Contracts is hereby approved, and the requirements of 11 U.S.C. Section 365(b)(l) with respect thereto are hereby deemed satisfied.

                  13. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. Sections 105(a) and 365 to (a) assume and assign to the Purchaser, effective upon the Closing of the Sale, the Assumed Contracts free and clear of all interests and claims of any kind or nature whatsoever, and
(b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts to the Purchaser.

                  14. The Assumed Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. Section 365(k).

                  15. All defaults or other obligations of the Debtors under the Assumed Contracts arising or accruing prior to the Petition Date (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be deemed cured by the Debtors and the Purchaser upon payment by the Debtors at the Closing of the Sale or as soon thereafter as practicable of the applicable Cure Amounts to the non-Debtor contract parties of each Assumed Contract. All defaults or other obligations of the Debtors under the Assumed Contracts arising or accruing after the Petition Date and prior to the Closing Date shall be paid by the Debtors as and when due in accordance with normal payment terms. To the extent any obligations (other than the Surviving Obligations under the Assumed Contracts) arising from the Petition Date through and including the Closing Date are unpaid as of the Closing Date, the Debtors shall pay such amounts as soon as practicable after the Closing of the Sale.


                  16. Each non-Debtor party to an Assumed Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Purchaser or its property (including the Assets), any default existing as of the Closing Date; or any counterclaim, defense, setoff or any other claim asserted or assertable against the Debtors.

                  17. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtors' and the Purchaser's rights to enforce every term and condition of the Assumed Contracts.

                  18. The Purchaser shall have no obligation with respect any contracts and leases not set forth in Schedule 1.01(a)(iv) to the Purchase Agreement (the "Excluded Contracts").

                  19. All proceeds of the Sale of the Collateral shall be turned over to the Indenture Trustee under the Indenture dated as of December 30, 1997 with respect to the 12 1/4 % Senior Notes due 2004, excepting only (1) proceeds of any Assets that are subject to a validly perfected lien senior to the lien of the Indenture Trustee, and (2) any required holdback pursuant to the Purchase Agreement and any amounts due under the Restructuring Agreement. The Debtors shall file with the Court within 30 days of entry of this Order a motion to set a bar date for senior lien claims against the Assets.

                              Additional Provisions

                  20. Pursuant to the Court's order entered __________________, Michael E. McPherson and Philip D. Griffith are the Debtors' "Responsible Individuals." Mr. McPherson and Mr. Griffith are each hereby authorized and empowered to execute on behalf of the Debtors, or any one or more of them, all instruments and documents that may be reasonably necessary or desirable to implement the sales transactions contemplated herein. Mr. McPherson or Mr. Griffith's execution of such instruments and documents on behalf of the Debtors or any one or more of them shall be effective against and binding upon the Debtors or any one or more of them, and shall be binding upon and govern the acts of all entities, including filing agents, filing officers, administrative agencies or units, governmental departments or units, secretaries of state, federal, state, and local officials and all other persons and entities who may be required to report or insure any title or state of title in or to the Assets conveyed by the Purchaser.

                  21. The Purchaser in its sole discretion shall be authorized, but not obligated, to employ such of the Debtors' employees on a case-by-case basis as the Purchaser deems appropriate. In no event shall the Purchaser be deemed a successor for any purpose. Any Encumbrance of any employee arising on or prior to the Closing or as a result of such employee's termination in conjunction with the transfer of the Assets and business as provided herein, whether such employee is employed by the Purchaser or not, shall be an Encumbrance against the Debtors and their estates, and not against Purchaser, including, without limitation, claims for accrued wages, payroll, withholding and employment taxes, COBRA obligations, employee and/or officer benefits including but not limited to accrued vacation pay, medical, dental and any and all other plan or policies, retirement benefits (including claims related to any underfunding of pension plans, unpaid contributions to or withdrawal liability from any Multiemployer Plans and any liability to the Pension Benefit Guaranty Corporation related thereto, and any post-retirement medical and other post-retirement benefits, except as provided in the Purchase Agreement).

                  22. The terms and provisions of this Order shall be binding in all respects upon: (i) the Debtors; (ii) their employees, officers, and directors; (iii) their creditors whether known or unknown; (iv) any parties having received notice of these proceedings; (v) any affected third parties and other parties-in-interest; (vi) any persons asserting an Encumbrance against or an interest in the Debtors' estates or to any of the Assets sold, conveyed and assigned pursuant to this Order; and (vii) all of the aforementioned parties' successors or assigns, including but not limited to any trustee or trustees subsequently appointed for either the Debtors or any of their affiliates under the Bankruptcy Code.

                  23. Pursuant to section 363(m) of the Bankruptcy Code, the reversal or modification of this Order on appeal will not affect the validity of the transfer of the Assets to Purchaser, as well as the transactions contemplated and/or authorized by this Order, unless the same is stayed pending appeal prior to the closing of the transactions authorized herein.

                  24. The Debtors are authorized to take such corporate action as may be necessary to implement the provisions of the Purchase Agreement and to execute and file any necessary document with any appropriate governmental authority and this Order shall constitute all approvals and consents, if any, required by the laws of any state necessary to file, record and accept such documents.

                  25. The Debtors are authorized to pay all prepetition secured tax claims secured by property sold to the Purchaser pursuant to the Purchase Agreement.

                  26. Nothing contained in any plan of reorganization (or liquidation) confirmed in any of these Chapter 11 cases, any order of confirmation confirming any plan of reorganization (or liquidation) or any other order of any type or kind entered in any of these Chapter 11 cases or any related proceeding, shall conflict with or derogate from the provisions of the Purchase Agreement or the terms of this Order.

                  27. This Court retains jurisdiction, even after the closing of the Debtors' bankruptcy cases, to (a) interpret, implement and enforce the terms and provisions of this Order and the terms of the Purchase Agreement and collateral documents, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith; (b) protect the Purchaser, or any of the Assets, against any Encumbrance; (c) compel delivery of all Assets to the Purchaser; (d) resolve any disputes arising under or related to the Purchase Agreement, the Sale contemplated thereby, and the Purchaser's peaceful use and enjoyment of the Assets; (e) interpret, implement and enforce the provisions of this Order; (f) adjudicate all issues concerning the Encumbrances and any other interest in and to the Assets, including the extent, validity, enforceability, priority and nature of all such Encumbrances; (g) adjudicate any and all issues and/or disputes relating to the Debtors' right, title, or interest in the Assets and the proceeds thereof, the Sale Motion and/or the Purchase Agreement; and (h) adjudicate any and all remaining issues concerning the Debtors' right and authority to assume and assign the Assumed Contracts referenced in the Agreement and the Purchaser's rights and obligations with respect to such assignment and the existence of any default under any Assumed Contracts.

                  28. The failure specifically to include any particular provision of the Purchase Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Purchase Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.

                  29. This Order shall constitute a final and appealable order as to all creditors and parties interest.

                  30. This Order shall be effective immediately upon entry pursuant to Rules 7062 and 9014 of the Federal Rules of Bankruptcy Procedure and shall not be subject to the stay provisions contained in Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure;

                  31. Pursuant to Rule 58 of the Federal Rules of Civil Procedure, as made applicable herein by Rule 9021 of the Federal Rules of Bankruptcy Procedure, this Order shall constitute an order approving the notice of the Sale Motion and Sale Hearing, and the Sale Motion.

                  32. This Order shall be deemed a speaking order and shall be effective at the conclusion of the Sale Hearing.

                  DATED this ___ day of ___________, 2000.



                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

SUBMITTED BY:

GORDON & SILVER, LTD.


By:
   -----------------------------------------
    GERALD M. GORDON, ESQ.
    Nevada Bar No. 229
    WILLIAM M. NOALL, ESQ.
    Nevada Bar No. 3549
    3960 Howard Hughes Parkway, 9th Floor
    Las Vegas, Nevada 89109
    (702) 796-5555
    Attorneys for Debtors

APPROVED/DISAPPROVED

OFFICE OF THE U.S. TRUSTEE


By:
   -----------------------------------------
    NICHOLAS STROZZA
    300 Booth Street
    Reno, Nevada 89509 A

                                    EXHIBIT B

                             ADJUSTED BALANCE SHEET

                                                    FITZGERALDS GAMING CORPORATION
                                          CONSOLIDATING BALANCE SHEET FOR TARGET PROPERTIES
                                                            AS OF 7/2/2000

                                   LAS VEGAS         TUNICA          BLACKHAWK       ELIMINATIONS        TOTAL
                                 -------------    -------------    -------------    -------------    -------------
ASSETS
CURRENT ASSETS:
  CASH                           $   3,082,396    $   5,274,598    $   1,754,878    $          --    $  10,111,872
  ACCOUNTS
  RECEIVABLE, NET                      458,750          486,194           73,045                         1,017,989
  INVENTORIES                          565,237          417,323          151,216                         1,133,776
  PREPAID EXPENSES:
   GAMING TAXES                      1,043,818           70,819           44,494                         1,159,131
   INSURANCE                           147,347          251,999           52,543                           451,889
   OTHER                               940,965          391,187           94,594               --        1,426,746
                                 -------------    -------------    -------------    -------------    -------------
    TOTAL CURRENT ASSETS             6,238,513        6,892,120        2,170,770               --       15,301,403
                                 -------------    -------------    -------------    -------------    -------------
PROPERTY & EQUIPMENT, NET           37,794,647       64,794,482       24,471,284               --      127,060,413
                                 -------------    -------------    -------------    -------------    -------------

OTHER ASSETS:
  RESTRICTED CASH                    1,000,000               --               --                         1,000,000
  RELATED PARTY                          2,175               --               --           (2,175)              --
  GOODWILL                                  --               --       13,156,981                        13,156,981
  OTHER ASSETS                         385,617          526,681          153,585               --        1,065,883
                                 -------------    -------------    -------------    -------------    -------------
  TOTAL OTHER ASSETS                 1,387,792          526,681       13,310,566           (2,175)      15,222,864
                                 -------------    -------------    -------------    -------------    -------------

TOTAL ASSETS                     $  45,420,952    $  72,213,283    $  39,952,620    $      (2,175)   $ 157,584,680
                                 =============    =============    =============    =============    =============

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  CURRENT PORTION OF LT DEBT
                                 $     143,925    $     134,383    $          --    $          --    $     278,308
  ACCOUNTS PAYABLE                     905,228        1,143,246          501,105                         2,549,579
  ACCRUED AND OTHER:
  PAYROLL AND RELATED                1,564,252        2,009,656          434,303                         4,008,211
  PROGRESSIVE JACKPOTS                 260,138          249,888          425,839                           935,865
  O/S CHIPS AND TOKENS                 162,507          212,980           70,386                           445,873
  OTHER                                980,536        2,762,361          398,775               --        4,141,672
                                 -------------    -------------    -------------    -------------    -------------
     TOTAL CURRENT LIABILITIES       4,016,586        6,512,514        1,830,408                        12,359,508

LONG TERM DEBT, NET                    156,745            2,133               --                           158,878
RELATED PARTY DEBT (NOTE 1)
                                    82,713,706       95,943,282       40,366,367     (219,023,355)              --
                                 -------------    -------------    -------------    -------------    -------------
  TOTAL LIABILITIES                 86,887,037      102,457,929       42,196,775     (219,023,355)      12,518,386
                                 -------------    -------------    -------------    -------------    -------------

EQUITY                             (41,466,085)     (30,244,646)      (2,244,155)     219,021,180      145,066,294
                                 -------------    -------------    -------------    -------------    -------------

TOTAL LIABILITIES & EQUITY
                                 $  45,420,952    $  72,213,283    $  39,952,620    $      (2,175)   $ 157,584,680
                                 =============    =============    =============    =============    =============

                                    EXHIBIT C

                       GENERAL ASSIGNMENT AND BILL OF SALE


                  This General Assignment and Bill of Sale (this "Assignment") is executed this ____ day of _______________, 2001 by Majestic Investor, LLC, a Delaware limited-liability company ("Purchaser"); Fitzgeralds Las Vegas, Inc., a Nevada corporation ("FLV"); 101 Main Street Limited Liability Company, a Colorado limited-liability company ("FBH"); and Fitzgeralds Mississippi, Inc., a Mississippi corporation ("FM" and together with FLV and FBH, "Sellers" and each, a "Seller").

                             PRELIMINARY STATEMENTS

         A. Purchaser, Sellers, Parent and certain related parties have entered into that certain Purchase and Sale Agreement, dated as of November ___, 2000 (as modified, amended or supplemented from time to time, the "Purchase Agreement"), pursuant to which Sellers have agreed to sell, transfer, convey, assign and deliver to Purchaser, Parent has agreed to cause Sellers to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser has agreed to purchase from Sellers certain of the assets used or held for use by Sellers in connection with the conduct of the businesses commonly known as "Fitzgeralds Las Vegas," "Fitzgeralds Black Hawk" and "Fitzgeralds Tunica." Capitalized terms not defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

         B. In accordance with Section 1.08 of the Purchase Agreement, Sellers desire to sell, transfer, convey, assign and deliver the Assets to Purchaser and Purchaser desires to accept the sale, transfer, conveyance, assignment and delivery of the Assets from Sellers.

                                    AGREEMENT

                  In consideration of the preliminary statements, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale of Assets. Sellers hereby irrevocably sell, transfer, convey, assign and deliver to Purchaser and Purchaser hereby accepts all of Sellers' respective rights, titles and interests in, to and under the Assets, as the same shall exist on the date hereof, including, but not limited to, (i) the Real Property, (ii) the Real Property Leases, (iii) the Tangible Personal Property, (iv) the Business Contracts, (v) the Intangible Personal Property, (vi) the Licenses, (vii) the Vehicles, (viii) the Advanced Reservations and Deposits, (ix) the Customer Lists, (x) the Business Books and Records, (xi) the Tenant Security Deposits, and (xii) the Prepaid Expenses, TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

         2. Additional Instruments of Sale. At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions, in each case subject to the terms and conditions of the Purchase Agreement, as Purchaser may reasonably deem necessary in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Assets, and to the full extent permitted by applicable laws, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto.

         3. Purchase Agreement. Nothing in this Assignment shall be deemed to supersede, modify or conflict with any of the obligations, agreements, covenants, representations or warranties of the parties to the Purchase Agreement, as contained therein.

         4. Miscellaneous. This Assignment, together with the Purchase Agreement and the Operative Agreement, constitutes the entire agreement and supersedes all prior agreements or representations among the parties hereto with respect to the subject matter hereof. This Assignment is binding upon the parties, their successors and assigns. This Assignment may be executed in counterparts and may be delivered by facsimile. This Assignment may not be assigned without the prior written consent of every party and no amendment shall be valid unless in writing and signed by all parties. Any provision found to be invalid or unenforceable shall not affect the remaining terms and provisions. This Assignment shall be governed by the laws of the State of Nevada without giving effect to any choice or conflict of law provision, and sole jurisdiction and venue shall be in Clark County, Nevada. All notices and other communications must be in writing and sent by registered or certified mail.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Assignment as of the day and year first hereinabove written.

                                   PURCHASER:

                                   Majestic Investor, LLC
                                   a Delaware limited-liability company

                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                   SELLERS:

                                   Fitzgeralds Las Vegas, Inc.,
                                   a Nevada corporation

                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                   101 Main Street Limited Liability Company, a Colorado limited-liability company

                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                   Fitzgeralds Mississippi, Inc.,
                                   a Mississippi corporation

                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    EXHIBIT D

                              ASSUMPTION AGREEMENT


                  This Assumption Agreement (this "Agreement") is entered into this ___ day of _______________, 2001 by and among Majestic Investor, LLC, a Delaware limited-liability company ("Purchaser"); Fitzgeralds Las Vegas, Inc., a Nevada corporation ("FLV"); 101 Main Street Limited Liability Company, a Colorado limited-liability company ("FBH"); Fitzgeralds Mississippi, Inc., a Mississippi corporation ("FM" and together with FLV and FBH, "Sellers" and each a "Seller"); and Fitzgeralds Gaming Corporation, a Nevada corporation ("Parent").

                             PRELIMINARY STATEMENTS

         A. Purchaser, Sellers, Parent and certain related parties have entered into that certain Purchase and Sale Agreement, dated as of November ____, 2000 (as modified, amended or supplemented from time to time, the "Purchase Agreement"), pursuant to which Sellers have agreed to sell, transfer, convey, assign and deliver to Purchaser, Parent has agreed to cause Sellers to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser has agreed to purchase from Sellers certain of the assets used or held for use by Sellers in connection with the conduct of the businesses commonly known as "Fitzgeralds Las Vegas," "Fitzgeralds Black Hawk" and "Fitzgeralds Tunica," and Purchaser has agreed, as partial consideration therefor, to assume certain obligations and liabilities in connection therewith by executing this Agreement. Capitalized terms not defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

         B. Pursuant to Section 1.08 of the Purchase Agreement, Purchaser is required to execute and deliver to Sellers and Parent this Agreement whereby Purchaser assumes such obligations and liabilities.

                                    AGREEMENT

                  In consideration of the preliminary statements, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assumption. In connection with the Purchase Agreement, Purchaser hereby undertakes and agrees from and after the date hereof to assume and to pay, perform and discharge when and as due any and all of Sellers' Liabilities existing or arising on or after the date of this Agreement with respect to the Assumed Liabilities.

         2. Indemnification by Purchaser. Purchaser shall indemnify, defend and hold Sellers Indemnified Parties harmless from and against all losses, damages, claims, demands and liabilities (including attorneys' fees and costs) which may be suffered by or asserted against

Sellers Indemnified Parties or any of them by reason of Purchaser's failure to perform any or all of Purchaser's obligations in connection with the Assumed Liabilities.

         3. Purchase Agreement. Nothing in this Agreement shall be deemed to supersede, modify or conflict with any of the obligations, agreements, covenants, representations or warranties of the parties to the Purchase Agreement, as contained therein.

         4. Miscellaneous. This Agreement, together with the Purchase Agreement and the Operative Agreements, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or representations with respect to the subject matter hereof other than the Purchase Agreement and the Operative Agreements. This Agreement is binding upon the parties, their successors and assigns. This agreement may be executed in counterparts and may be delivered by facsimile. This Agreement may not be assigned without the prior written consent of every party hereto and no amendment shall be valid unless in writing and signed by all parties. Any provision hereof found to be invalid or unenforceable shall not affect the remaining terms and provisions. This Agreement shall be governed by the laws of the State of Nevada without giving effect to any choice or conflict of law provision, and sole jurisdiction and venue shall be in Clark County, Nevada. All notices and other communications hereunder must be in writing and sent in the manner specified in the Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Agreement as of the day and year first hereinabove written.

                                   PURCHASER:

                                   Majestic Investor, LLC,
                                   a Delaware limited-liability company


                                   By:
                                      -----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    SELLERS:

                                    Fitzgeralds Las Vegas, Inc.,
                                    a Nevada corporation

                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                    101 Main Street Limited Liability Company, a Colorado limited-liability company

                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    Fitzgeralds Mississippi, Inc.
                                    a Mississippi corporation

                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    PARENT:

                                    Fitzgeralds Gaming Corporation,
                                    a Nevada corporation

                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    EXHIBIT E

                            FOREIGN PERSON AFFIDAVIT

                       CERTIFICATION OF NON-FOREIGN STATUS
                                       OF
                   101 MAIN STREET LIMITED LIABILITY COMPANY,

                      A COLORADO LIMITED-LIABILITY COMPANY

                  101 Main Street Limited Liability Company, a Colorado limited-liability company ("Transferor"), is the transferor of that certain real property located in the City of Black Hawk, County of _____________, State of Colorado, the legal description of which is set forth in Schedule 1 hereto.

                  Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person (as defined in section 1445(f)(3) of the Code). To inform Majestic Investor, LLC, a Delaware limited-liability company ("Transferee"), that withholding of such tax is not required upon the disposition of Transferor's U.S. real property interests pursuant to that certain Purchase and Sale Agreement, dated as of November ___, 2000, by and among Transferor, Transferee and the other parties named therein, the undersigned hereby certifies and swears to the following on behalf of
Transferor:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the rules and regulations promulgated thereunder);

         2. Transferor's U.S. employer identification number is _____________;
and

         3. Transferor's office address is _________________ Black Hawk, Colorado ___________.

                  Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

                  Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                     , 2001.
       --------------------

                                    101 MAIN STREET LIMITED LIABILITY COMPANY a Colorado limited-liability company

                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                   SCHEDULE 1


                       LEGAL DESCRIPTION OF REAL PROPERTY

                                [to be completed]

                       CERTIFICATION OF NON-FOREIGN STATUS
                                       OF
                          FITZGERALDS LAS VEGAS, INC.,

                              A NEVADA CORPORATION

                  Fitzgeralds Las Vegas, Inc., a Nevada corporation ("Transferor"), is the transferor of that certain real property located in the City of Las Vegas, County of Clark, State of Nevada, the legal description of which is set forth in Schedule 1 hereto.

                  Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person (as defined in section 1445(f)(3) of the Code). To inform Majestic Investor, LLC, a Delaware limited-liability company ("Transferee"), that withholding of such tax is not required upon the disposition of Transferor's U.S. real property interests pursuant to that certain Purchase and Sale Agreement, dated as of November ___, 2000, by and among Transferor, Transferee and the other parties named therein, the undersigned hereby certifies and swears to the following on behalf of
Transferor:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the rules and regulations promulgated thereunder);

         2. Transferor's U.S. employer identification number is _____________;
and

         3. Transferor's office address is 301 Fremont Street, Las Vegas, Nevada 89101.

                  Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

                  Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                   , 2001.
        -----------------

                                    FITZGERALDS LAS VEGAS, INC.,
                                    a Nevada corporation

                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                   SCHEDULE 1


                       LEGAL DESCRIPTION OF REAL PROPERTY

                                [to be completed]

                      CERTIFICATION OF NON-FOREIGN STATUS
                                       OF
                         FITZGERALDS MISSISSIPPI, INC.,

                           A MISSISSIPPI CORPORATION


         Fitzgeralds Mississippi, Inc., a Mississippi corporation
("Transferor"), is the transferor of that certain real property located in the City of Tunica, County of Tunica, State of Mississippi, the legal description of which is set forth in Schedule 1 hereto.


         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person (as defined in section 1445(f)(3) of the Code). To inform Majestic Investor, LLC, a Delaware limited-liability company ("Transferee"), that withholding of such tax is not required upon the disposition of Transferor's U.S. real property interests pursuant to that certain Purchase and Sale Agreement, dated as of November___, 2000, by and among Transferor, Transferee and the other parties named therein, the undersigned hereby certifies and swears to the following on behalf of
Transferor:


     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the rules and regulations promulgated thereunder);


     2.  Transferor's U.S. employer identification number is _____________; and


     3.  Transferor's office address is __________________ Tunica, Mississippi
________.


         Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.


         Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                   , 2001.
      -------------------
                                   FITZGERALDS MISSISSIPPI, INC.,
                                   a Mississippi corporation

                                   By:
                                      -----------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

                                   SCHEDULE 1



                       LEGAL DESCRIPTION OF REAL PROPERTY


                               [to be completed]

                                   EXHIBIT F


                           PRELIMINARY TITLE REPORTS


                                   [TO COME]

                                   EXHIBIT G


                            DEPOSIT ESCROW AGREEMENT

                                 EXHIBIT "G" TO
                           PURCHASE AND SALE AGREEMENT

                                ESCROW AGREEMENT

                                    (DEPOSIT)


                  This ESCROW AGREEMENT (this "Agreement") dated as of November 22, 2000 is entered into by and among MAJESTIC INVESTOR, LLC, a Delaware limited-liability company ("Purchaser"); FITZGERALDS LAS VEGAS, INC., a Nevada corporation ("FLV"); 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company ("FCBH"); FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation ("FM" and collectively with FLV and FCBH, "Sellers" and each, a "Seller"); FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Parent"); and NEVADA TITLE COMPANY, a Nevada corporation (the "Escrow Agent"). Capitalized terms not defined herein have the meanings set forth in the Purchase Agreement (as defined below).

                               FACTUAL BACKGROUND

                  A. Purchaser, Sellers and Parent and certain other parties signatory thereto have entered into a certain Purchase and Sale Agreement dated as of November 22, 2000 (the "Purchase Agreement") pursuant to which Sellers have agreed to sell and Purchaser has agreed to purchase the Assets and the FSELLC Membership Interest, for an aggregate purchase price consisting of One Hundred Forty Nine Million Dollars ($149,000,000), minus a certain credit as provided in the Purchase Agreement and subject to adjustment as provided in Sections 1.05, 1.06, and 1.07 of the Purchase Agreement and Purchaser's assumption of the Assumed Liabilities (collectively for purposes of this Agreement, the "Purchase Price").

                  B. Purchaser, Sellers, and Parent have executed and delivered this Agreement pursuant to the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Escrow Account. All funds from time to time deposited and held in escrow pursuant to this Agreement shall be invested, upon becoming available funds, at the joint direction of Purchaser and Sellers; provided, however that such funds may only be invested in (a) direct obligations of the U.S. federal government or obligations with respect to which payment of principal and interest is guaranteed by the U.S. federal government, or (b) certificates of deposit of a bank or savings and loan association having a combined capital and surplus not less than Five Hundred Million Dollars ($500,000,000). On and after the Closing Date, all interest on the funds held in escrow shall be paid to Sellers. If the Purchase Agreement is terminated prior to the Closing, interest shall be paid in accordance with Sections 2.2, 2.3 and 3 of this Agreement.

         2. Deposit.

                  2.1 On or before November 27, 2000, Purchaser shall deposit Two Million Dollars ($2,000,000) (the "Earnest Money Deposit") in the Escrow Account by wire transfer the Escrow Agent pursuant to the wiring instructions attached as Schedule 1 to this Agreement. The Earnest Money Deposit shall be applied to the Purchase Price at the Closing.

                  2.2 If the Purchase Agreement is terminated prior to the Closing as provided therein, either party may provide to the Escrow Agent a copy of any notice of termination delivered under the Purchase Agreement, which notice shall identify the paragraph of Section 12.01, among paragraphs (a) through (s), pursuant to which the terminating party is exercising its termination tights. If the Escrow Agent shall not have received notice of objection to such termination within five (5) Business Days of receiving a copy of the notice of termination, then on the sixth (6th) Business Day after receipt of the notice of termination, the Escrow Agent shall return any documents then held in escrow to the party which deposited such documents in escrow, and:

                           (a) If Sellers and Parent terminate the Purchase
                  Agreement pursuant to Section 12.01(a), (d), (e) or (h) of the Purchase Agreement, release the Earnest Money Deposit and all interest thereon to Sellers.

                           (b) If Purchaser terminates the Purchase Agreement
                  pursuant to Section 12.01(b), (c), (g), (j), (k), (1), (m),
                  (n), (o) (p) or (q) of the Purchase Agreement, release the Earnest Money Deposit and all interest thereon to Purchaser.

                           (c) If Sellers and Parent terminate the Purchase
                  Agreement pursuant to Section 12.01(g), (i), (p), (r) or (s) of the Purchase Agreement, release the Earnest Money Deposit and all interest thereon to Purchaser.

                           (d) If Purchaser terminates the Purchase Agreement
                  pursuant to Section 12.01(f) or (h) of the Purchase Agreement release the Earnest Money Deposit and all interest thereon to Sellers.

                           (e) If the Purchase Agreement is terminated other
                  than (i) pursuant to Sections 12.01(a) through (s) of the Purchase Agreement, or (ii) by mutual agreement of Sellers, Parent, and Purchaser, release the Earnest Money Deposit and all interest thereon to Sellers; or if the Purchase Agreement is terminated by mutual written agreement, release the Earnest Money Deposit and all interest thereon as provided in joint instructions of Sellers, Parent, and Purchaser.

                  2.3 If the Escrow Agent receives a notice of objection to the notice of termination within five (5) Business Days, Escrow Agent shall hold the Earnest Money Deposit and all interest thereon pending further instructions of the parties or a court order.

         3. Non-Approval of Disclosure Schedule, Exhibits or Certain Orders. Notwithstanding any other provisions of this Agreement, if Escrow Agent receives from Purchaser, Sellers or Parent on or after December 5, 2000 a written notice stating that by

December 4, 2000, Purchaser, Sellers or Parent did not approve (i) the Disclosure Schedule or Exhibits to the Purchase Agreement or (ii) the proposed forms of the Bid Protection Order, the Interim Cash Collateral Order or the Cash Collateral Order and that the Agreement has been terminated for that reason, the Escrow Agent shall immediately refund the Earnest Money Deposit, with any interest thereon, to Purchaser.

         4. Further Instructions. If the transaction proceeds to Closing, the parties will provide further instructions to the Escrow Agent

         5. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Purchaser, to:               Majestic Investor, LLC
                                            One Buffington Harbor Drive
                                            Gary, Indiana 46406-3000
                                            Attn: Don H. Barden
                                            Tel:     (219) 977-7823
                                            Fax:     (219) 977-7811

         with a copy to:                    Latham & Watkins
                                            5800 Sears Tower
                                            Chicago, Illinois 60606
                                            Attn: Michael D. Levin, Esq.
                                            Tel:     (312) 876-7727
                                            Fax:     (312) 993-9767

         If to FLV, to:                     Fitzgeralds Las Vegas, Inc.
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Philip D. Griffith
                                            Tel:     (702) 388-2400
                                            Fax:     (702) 382-5562

         If to FCBH, to:                    101 Main Street, Limited Liability
                                              Company
                                            c/o Fitzgeralds Gaming Corporation
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Philip D. Griffith
                                            Tel:     (702) 388-2400
                                            Fax:     (702) 382-5562

         If to FM, to:                      Fitzgeralds Mississippi, Inc.
                                            c/o Fitzgeralds Gaming Corporation
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Las Vegas, Nevada 89101
                                            Attn: Philip D. Griffith
                                            Tel:     (702) 388-2400
                                            Fax:     (702) 382-5562

         with a copy of any notice to
         Parent or any Seller to:           Gordon & Silver, Ltd.
                                            3960 Howard Hughes Parkway, 9th
                                              Floor
                                            Las Vegas, Nevada 89109
                                            Attn: Gerald M. Gordon, Esq.
                                            Tel:     (702) 796-5555
                                            Fax:     (702) 369-2666

                and

                                            Ropes & Gray
                                            1 International Place
                                            Boston, Massachusetts 02110-2624
                                            Attn: Don DeAmicis, Esq.
                                            Tel:     (617) 951-7000
                                            Fax:     (617) 951-7050

         If to Escrow Agent:                Nevada Title Company
                                            3320 West Sahara Avenue, Suite 200
                                            Las Vegas, Nevada 89102
                                            Attn: Troy Lochhead
                                            Tel:     (702) 251-5280
                                            Fax:     (702) 362-4048

  All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         6. No Encumbrances. Purchaser's rights hereunder and the subjection of the Escrow Account to this Agreement shall be prior and superior to any interest of any present or future creditor of Sellers in the Escrow Account. If the Escrow Account is at any time attached, garnished or levied upon under any court order, or the assignment, transfer, conveyance or delivery of any of the funds in the Escrow Account shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof; then and in any such event, Sellers shall take all steps reasonably necessary to cause such order, writ, judgment or decree to be reversed, modified, annulled, set aside or vacated.

         7. Tax Matters. Purchaser shall provide a completed I.R.S. Form W-8 or Form W-9 to the Escrow Agent at the signing of this Agreement. The Escrow Agent may delay accepting funds for deposit in the Escrow Account until the I.R.S. forms have been provided. For purposes of reporting to tax authorities, the Escrow Agent will treat all income earned by the escrow as provided in Section 1 above. Purchaser and Sellers, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for the withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement.

         8. Escrow Agent Responsibilities. All certificates or notices hereunder shall be signed by an officer of Purchaser or officers or managers of Sellers. The Escrow Agent shall have no duty or responsibility to verify or otherwise ascertain the authenticity or validity of a certificate or notice or the truth of the statements made therein and documents attached thereto. The Escrow Agent shall be responsible only for acting as explicitly required by the terms of this Agreement. The Escrow Agent shall have no liability to any persons for a delivery of funds held in the Escrow Account as long as the Escrow Agent acts in compliance with the provisions of this Agreement and shall be protected, exculpated, indemnified and held harmless by the other parties hereto from any claims of any nature arising out of such deliveries. The Escrow Agent shall give notice of such claim to the other parties hereto and grant the other parties hereto the right to defend such claim at their expense with counsel reasonably acceptable to the Escrow Agent, but no delay in the giving of such notice shall operate to nullify the indemnification provided the Escrow Agent herein. The Escrow Agent shall be entitled to have its counsel participate in the defense of such claim at the Escrow Agent's expense. If the other parties hereto do not obtain counsel reasonably acceptable to the Escrow Agent to defend it against such claims, the Escrow Agent may obtain counsel and defend itself against any such claim at the expense of the other parties hereto or may settle or compromise the claim on any basis that appears expedient to the Escrow Agent. The entire cost of any such settlement or compromise and the fees and expenses of counsel necessarily retained with respect thereto shall be borne by the other parties hereto.

         9. Escrow Fees.

                  9.1 Purchaser and Sellers agree to pay the Escrow Agent reasonable escrow fees for its basic services rendered pursuant to this Agreement, with Purchaser and Sellers each to be responsible for one-half of such fees. In the event the Escrow Agent renders any material service not contemplated in this Agreement, or there is any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any controversy, litigation or event, and the same shall be recoverable (except as otherwise provided in Section 9.2) one-half from Sellers and one-half from Purchaser. The Escrow Agent shall attempt to give the other parties written notice of any such extraordinary services, but the Escrow Agent's rights to reimbursement or compensation shall not be affected by its failure to give such notice.

                  9.2 In the event of a dispute, the nonprevailing party shall pay the costs and expenses, including reasonable attorneys' fees, of the prevailing party and the Escrow Agent occasioned by such dispute, unless the court shall decide otherwise.

         10. Escrow Agent Duties. The Escrow Agent shall have no duties or responsibilities hereunder except those expressly set forth herein. It may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith in conformance with the terms hereof, and it shall have no liability hereunder, except for liability resulting directly from its gross negligence, willful misconduct or illegal acts. The Escrow Agent may rely on any notice, instruction, agreement or other instrument which it believes, reasonably and in good faith, to be genuine and to have signed or presented by a proper person or persons. The Escrow Agent shall not be bound by any modifications of this Agreement or any transfer of an interest in this Agreement unless such modification or transfer is in writing and signed by all the other parties hereto, and the Escrow Agent shall have given its written consent thereto, such consent not to be unreasonably withheld. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action until at its option, it (a) shall be indemnified in writing by the other parties hereto with respect to such action, or (b) shall receive an order of a court of competent jurisdiction or an opinion of its counsel authorizing or condoning such action. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, the Escrow Account other than as provided in this Agreement.

         11. Waiver; Remedies. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         12. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         13. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under the Purchase Agreement.

         14. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Purchaser without the prior written consent of Sellers and Parent and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law and (ii) assignments by Purchaser as permitted under the Purchase Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         15. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         16. Consent to Jurisdiction; Venue. Each party hereto irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court. Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         17. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the (i) Laws of the State of Nevada applicable to a contract executed and performed exclusively in such State, without giving effect to the conflicts of laws principles thereof, and (ii) the Bankruptcy Code, to the extent applicable.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASER:                              MAJESTIC INVESTOR, LLC
                                        a Delaware limited-liability company


                                        By:
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------

FLV:                                    FITZGERALDS LAS VEGAS, INC.,
                                        a Nevada corporation



                                        By:
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------

FCBH: 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company doing business as "Fitzgeralds Casino Black Hawk"


                                        By:
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------


FM:                                     FITZGERALDS MISSISSIPPI, INC., a
                                        Mississippi corporation


                                        By:
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------

PARENT:                                 FITZGERALDS GAMING CORPORATION,
                                        a Nevada corporation


                                        By:
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------

                                    EXHIBITS

Schedule 1                 Wiring Instructions For Escrow Agent

                                   SCHEDULE 1

                           WIRE TRANSFER INSTRUCTIONS

                           Bank of America, Nevada
                           300 South Fourth Street
                           5th Floor
                           Las Vegas, NV 89101

                           ABA Routing No.: 122 400 724

                           Nevada Title Company Account # 036940157

                           Escrow No.: AO-l1-1467 DTL

                           Attn: Joy K. Hearn

                                   EXHIBIT H

                                ESCROW AGREEMENT

                           EXHIBIT "H" TO PURCHASE AND
                                 SALE AGREEMENT

                                ESCROW AGREEMENT

                             (CLOSING AND HOLDBACKS)

                  This ESCROW AGREEMENT dated as of November ___, 2001, is entered into by and among MAJESTIC INVESTOR, LLC, a Delaware limited-liability company ("Purchaser"); FITZGERALDS LAS VEGAS, INC., a Nevada corporation ("FLV"); 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company ("FCBH"); FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation ("FM" and collectively with FLV and FCBH, "Sellers" and each, a "Seller"); FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Parent"); and _____________ TITLE COMPANY, a _________ corporation (the "Escrow Agent"). Capitalized terms not defined herein have the meanings set forth in the Purchase Agreement (as defined below).

                               FACTUAL BACKGROUND

                  A. Purchaser, Sellers and Parent and certain other parties signatory thereto have entered into a certain Purchase and Sale Agreement dated as of November 22, 2000, as amended by First Amendment To Purchase and Sale Agreement dated as of December 4, 2000 (as so amended, the "Purchase Agreement") pursuant to which Sellers have agreed to sell and Purchaser has agreed to purchase the Assets and the FSELLC Membership Interest for an aggregate purchase price consisting of One Hundred Forty Nine Million Dollars ($149,000,000), minus a certain credit as provided in the Purchase Agreement (the "Credit") and subject to adjustment as provided in Sections 1.05. 1.06, 1.07. 1.15. and 1.16 of the Purchase Agreement (for purposes of this Agreement, the "Purchase Price") and Purchaser's assumption of the Assumed Liabilities.

                  B. Sellers and Fitzgeralds Reno, Inc. a Nevada corporation ("FR") are the owners of real property consisting of (i) certain real property in the State of Nevada as described in Exhibit A-1 to this Agreement (the "Nevada Owned Real Property"); (ii) certain real property in the State of Colorado as described in Exhibit B to this Agreement (the "Colorado Real Property"); and (iii) certain real property in the State of Mississippi as described in Exhibit C to this Agreement (the "Mississippi Real Property" and, together with the Nevada Owned Real Property and the Colorado Real Property the "Owned Real Property"). FR will transfer its interests in the Nevada Owned Real Property to FLV at Closing as provided in Sections 4.1 and 5.1 below.

                  C. FLV is the lessee of certain real property in the State of Nevada as described in Exhibit A-2 to this Agreement (the "Leased Real Property" and together with the Owned Real Property, the "Real Property") under certain leases (the "Ground Leases") identified in Exhibit A-3 to this Agreement.

                  D. Purchaser, Sellers, and Parent have executed and delivered this Agreement pursuant to the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Escrow Account. All funds from time to time deposited and held in escrow pursuant to this Agreement (the "Escrow Account") shall be invested, upon becoming available funds, at the joint direction of Purchaser and Sellers; provided, however, that such funds may only be invested in (a) direct obligations of the U.S. federal government or obligations with respect to which payment of principal and interest is guaranteed by the U.S. federal government, or (b) certificates of deposit of a bank or savings and loan association having a combined capital and surplus not less than Five Hundred Million Dollars ($500,000,000).

         2. Deposit. Purchaser has deposited Two Million Dollars ($2,000,000) (the "Earnest Money Deposit") in escrow with Nevada Title Company pursuant to a certain Escrow Agreement (Deposit) by and among Purchaser, Sellers, Parent, and Nevada Title Company dated November 22, 2000 which governs the Earnest Money Deposit. The Earnest Money Deposit shall be applied to the Purchase Price at Closing.

         3. Pre-Closing Notices. Not less than five (5) Business Days prior to the Closing Date, Sellers and Purchaser shall jointly provide written notice to Escrow Agent (the "Pre-Closing Notice") stating:

                  3.1 the Closing Date;

                  3.2 the amount of the Purchase Price, as reduced by the Credit and the Earnest Money Deposit and adjusted by the adjustments pursuant to the Purchase Agreement;

                  3.3 the amount of the Regulatory Holdback;

                  3.4 the Permitted Exceptions;

                  3.5 the endorsements to the Title Policies desired by Purchaser; and

                  3.6 the policy limits for each of the Title Policies, the sum of which shall equal the adjusted Purchase Price.

         4. Deliveries To Escrow. Not less than two (2) Business Days prior to the Closing Date:

                  4.1 By FR. Parent shall cause FR to execute and deposit in escrow any documents required to transfer any interests of FR in the Real Property to FLV (the "FR Documents").

                  4.2 By Sellers. Sellers shall deposit in escrow with Escrow Agent the following documents (the "Seller's Closing Documents"):

                      (a) General Assignments and Bills of Sale substantially in the form of Exhibit C to the Purchase Agreement duly executed by Sellers;

                      (b) grant, bargain and sale deeds (or the substantial equivalent thereof in Colorado and Mississippi if grant, bargain and sale deeds are not used in those jurisdictions) in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser, conveying title to the Real Property to Purchaser (the "Deeds");

                      (c) one or more counterpart originals of the assignment and assumption of the Ground Leases, executed in recordable form by FLV and the applicable ground lessors, if required (the "Ground Lease Assignment");

                      (d) subject to Section 1.14 of the Purchase Agreement, the documentation required by the FSELLC Organizational Documents, duly executed by FFEC and any other Persons required for the transfer of the FSELLC Membership Interest to Purchaser;

                      (e) subject to Section 1.12 of the Purchase Agreement, such other instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser, as shall be effective to vest in Purchaser all of Sellers' rights, title and interests in and to the Assets and the FSELLC Membership Interest; and

                      (f) Certificates of Non-Foreign Status executed by Sellers and FFEC.

                  4.3 By Purchaser. Purchaser shall deposit in escrow with Escrow Agent:

                      (a) an Assumption Agreement substantially in the form of Exhibit D to the Purchase Agreement (the "Assumption Agreement"), duly executed by Purchaser;

                      (b) such other instruments of assumption, in form and substance reasonably acceptable to Sellers and Parent, as shall be effective to cause Purchaser to assume the Assumed Liabilities as provided in Section 1.02(a) of the Purchase Agreement (the Assumption Agreement and such other instruments referred to in this clause (ii) are collectively referred to herein as the "Assumption Documents"); and

                      (c) one or more counterpart originals of the Ground Lease Assignment, executed in recordable form by Purchaser.

         5. Closing. On the Closing Date, Purchaser shall deposit in escrow the remaining balance of the adjusted Purchase Price (less the Earnest Money Deposit), in the amount specified in the Pre-Closing Notice, by wire transfer of immediately available funds to the Escrow Account. Upon receipt of such funds, and approval of a final settlement statement by Purchaser and Sellers, Escrow Agent shall:

                  5.1 Cause the following Seller's Closing Documents to be recorded in the real estate records of Clark County, Nevada, and the counties in which the Colorado Real Property and the Mississippi Real Property are located, as applicable, in the following order.

                      (a) the FR Documents;

                      (b) the Deeds; and

                      (c) the Ground Lease Assignment.

                  5.2 Cause to be issued by title insurance companies reasonably acceptable to Purchaser and Sellers in their respective reasonable discretion (the "Title Companies") ALTA extended owner's policies of title insurance (Forms B-1970) (Amended 4-6-90) covering the Owned Real Property and ALTA Extended lessee's policies of title insurance (on the same form) covering the Leased Real Property with gap coverage for any Real Property that will be conveyed to Purchaser at the Closing before the corresponding deeds are recorded with the appropriate local recording office, in the forms attached hereto as Exhibits D-l, D-2, and D-3, respectively, insuring that Purchaser has fee title to the Owned Real Property and Improvements thereon and valid leasehold interests in the Leased Real Property and Improvements thereon, subject only to (i) the Permitted Exceptions, (ii) liens for taxes not yet due and payable, (iii) all standard exceptions, exclusions, conditions and stipulations from coverage for the Title Companies' Extended Coverage Form ALTA Owner's Policy of Title Insurance or Lessee's Policy of Title Insurance, as the case may be, including any and all endorsements (excluding zoning endorsements) and affirmative coverage as Purchaser shall request as provided in Section 4.09 of the Purchase Agreement and Section 3 above (the "Title Policies"). The coverage amount of each Title Policy shall be as specified in the Pre-Closing Notice and the aggregate amount of coverage shall equal the Purchase Price.

                  5.3 Disburse to Sellers the Purchase Price, minus the Regulatory Holdback, minus the Purchaser's Holdback, plus all interest earned on the Earnest Money Deposit. The Regulatory Holdback and the Purchaser's Holdback shall remain in the Escrow Account and shall be disbursed as provided in Sections 8 and 9 below.

         6. Prorations. The following prorations relating to the Assets and the ownership and operation of the Business will be made as of 1:00 a.m., local time, on the day following the Closing Date, with allocation to the appropriate Seller to the extent such items relate to any time period prior to the Closing and allocation to Purchaser to the extent such items relate to any time period beginning on or after the Closing:

                  6.1 Fees related to the Business Licenses;

                  6.2 Hotel room revenues for the Closing Date, which shall be prorated equally between the appropriate Seller and Purchaser;

                  6.3 Ad valorem real property taxes; and

                  6.4 Rents under the Ground Leases and all other Leases.

                  Except as otherwise agreed by the parties, the net amount of all prorations will be settled and paid through escrow on the Closing Date.

         7. Fees And Expenses. The fees and expenses of the Escrow Agent and premiums for the Title Policies will be paid 50% by Sellers and 50% by Purchaser. Sellers will pay any documentary transfer tax upon transfer of the Real Property and any recording fees.

         8. Regulatory Holdback.

                  8.1 The Regulatory Holdback shall be withheld from the Purchase Price payable to Sellers at the Closing in the amount which shall be specified in the Pre-Closing Notice.

                  8.2 At any time after the Closing Date, Sellers may deliver to the Escrow Agent, with a copy to Purchaser:

                      (a) a certificate stating that the applicable obligations as specified in Section 1.03(a) of the Purchase Agreement (the "Regulatory Obligations") have been paid or discharged, and if Escrow Agent shall not have received a notice of objection from Purchaser within five (5) Business Days following receipt of such certificate, Escrow Agent shall on the tenth (10th) Business Day after receipt of such certificate, release the Regulatory Holdback from the Escrow Account and pay it, together with all interest on the Regulatory Holdback, to Sellers; or

                      (b) a certificate stating that funds sufficient to pay all of the Regulatory Obligations are held by the Escrow Agent, and specifying the amounts and the payees to whom such funds shall be paid in order to pay the Regulatory Obligations in full, and if Escrow Agent shall not have received a notice of objection from Purchaser within five (5) Business Days following receipt of such certificate, Escrow Agent shall, on the tenth (10th) Business Day after receipt of such certificate, disburse such funds to pay the Regulatory Obligations, and release to Sellers the balance of the Regulatory Holdback (if any) together with all interest on the Regulatory Holdback.

                  8.3 If Sellers shall not have delivered any certificate provided for in subsections (b)(i) or (ii) above within the time specified in the applicable statutes or if any lien or other claim is asserted against Purchaser or the Real Property (or any portion thereof), based on the Regulatory Obligations, Purchaser may deliver to Escrow Agent, with a copy to Sellers, a certificate so stating and specifying the amounts and the payees to whom such funds shall be paid in order to pay the Regulatory Obligations in full, and if Escrow Agent shall not have received a notice of objection from Sellers within five (5) Business Days following receipt of such certificate, Escrow Agent shall, on the tenth (10th) Business Day after receipt of such certificate, disburse such funds to the appropriate authority to pay the Regulatory Obligations, and release to Sellers the balance of the Regulatory Holdback (if any), together with all interest on the Regulatory Holdback.

                  8.4 If the Escrow Agent receives a notice of objection to any certificate delivered to Escrow Agent pursuant to this Section 8 within five (5) Business Days after receipt of such certificate, Escrow Agent shall hold the Regulatory Holdback pending further instructions of the parties or a court order.

         9. Purchaser's Holdback.

                  9.1 For purposes of Sections 9 and 10 of this Agreement:

                           "First Holdback Expiration Date" means the date which is nine (9) months after the Closing Date.

                           "First Release Date" means the date which is fourteen
                           (14) months after the Closing Date.

                           "Final Holdback Expiration Date" means the date which is twelve (12) months after the First Holdback Expiration Date.

                           "Release Date" means the First Release Date or the Final Holdback Expiration Date, as applicable.

                  9.2 Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Purchaser's Holdback") shall be withheld from the Purchase Price payable to Sellers at the Closing and held in the Escrow Account.

                  9.3 From time to time prior to the First Holdback Expiration
Date:

                      (a) Purchaser may deliver a Claim Notice as provided in
         Section 10 below directing that Escrow Agent apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from (i) post-Closing adjustments of the Purchase Price other than the Hotel Adjustment Amount, (ii) Parent's and Sellers' indemnification obligations under
         Section 11.01 of the Purchase Agreement; or (iii) the Underestimated Re-Flagging Costs under Section 1.16 of the Purchase Agreement; and

                      (b) If entitled to under the Purchase Agreement, Sellers may deliver a Claim Notice as provided in Section 10 below directing that Escrow Agent apply the Purchaser's Holdback to pay, or provide for the payment of, any liability of Purchaser to Sellers for Overestimated Re-Flagging Costs as provided in Section 1.16 of the Purchase Agreement.

                  9.4 From time to time on or after the (12) month anniversary of the Closing Date and prior to the First Release Date, Purchaser may deliver a Claim Notice as provided in Section 10 below directing that Escrow Agent apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Sellers to Purchaser for the Hotel Adjustment Amount under Section 1.15 of the Purchase Agreement.

                  9.5 From time to time on or after the First Holdback Expiration Date and until the Final Holdback Expiration Date, Purchaser may deliver a Claim Notice as provided in Section 10 below directing that Escrow Agent apply up to One Million Dollars ($1,000,000) of the remaining balance of the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from Parent's and Seller's indemnification obligations under Section 11.01 of the Purchase Agreement only as they pertain to breaches of representations and warranties contained in Sections 2.07 or 2.14 of the Purchase Agreement or breaches of covenants contained in Sections 8.01. 8.02. or 8.03 of the Purchase Agreement.

                  9.6 Subject to Section 10.4 below:

                      (a) On the First Release Date, Escrow Agent shall pay to
         Sellers: (i) the amount then held in the Escrow Account as principal of the Purchaser's Holdback, less One Million Dollars ($1,000,000) which shall be retained in the Escrow Account as the remaining portion of the Purchaser's Holdback; and (ii) the Proportionate Share of all interest earned to that date on the Purchaser's Holdback; and

                      (b) On the Final Holdback Expiration Date, any portion of the Purchaser's Holdback remaining in the Escrow Account shall be released to Sellers.

                  9.7 There shall be added to each and every payment out of the Purchaser's Holdback a Proportionate Share of the interest earned on the Purchaser's Holdback through the date of such payment. "Proportionate Share" means a fraction, the numerator of which is the amount of such payment and the denominator of which is the amount of principal of the Purchaser's Holdback held in the Escrow Account immediately prior to such payment. Such Proportionate Share of the interest earned on the Purchaser's Holdback shall:

                      (a) in the case of payments to Purchaser be deemed, for tax purposes to be payments of interest by Sellers to Purchaser, provided that the Escrow Agent and the Sellers have treated such interest as income of the Sellers in accordance with Section 13 below; and

                      (b) in the case of payments to Sellers, be deemed for tax purposes to be payments of interest to Sellers by the depository institution or other payor of such interest on the funds invested in the Escrow Account.

         10. Procedure for Release of Purchaser's Holdback. The Purchaser's Holdback shall be distributed by the Escrow Agent in accordance with the following:

                  10.1 Upon the Escrow Agent's receipt of a written notice from Purchaser or Sellers, as applicable (a "Claim Notice"):

                      (a) stating the total monetary amount of any claim for which Purchaser or Sellers, as applicable, seeks payment pursuant to the terms and subject to the conditions of the specific provisions of the Purchase Agreement as specified in Section 9 above (a "Claim"), briefly describing the Claim and demanding satisfaction of the Claim; and

                      (b) stating that written notice has also been served on the Sellers pursuant to this Agreement.

                  The Escrow Agent shall take no action for 15 days following the date of its receipt of the Claim Notice (the "Claim Notice Period"). At the end of such Claim Notice Period, the Escrow Agent shall distribute to Purchaser or Sellers, as applicable, the amount of such Claim in accordance with the Claim Notice, unless the Escrow Agent has received a written notice signed by Sellers or Purchaser, as applicable, objecting to all or a portion of such Claim (an "Objection Notice") within the Claim Notice Period.

                  10.2 If the Escrow Agent receives an Objection Notice within such Claim Notice Period, the Escrow Agent shall:

                      (a) distribute to Purchaser or Sellers, as applicable, from the Purchaser's Holdback the amount, if any, of such Claim which is not in dispute, with the Proportionate Share of interest thereon as provided in Section 9.6 above; and

                      (b) hold the disputed amount of such Claim (the "Disputed Claim") subject to distribution in the manner as may be mutually agreed upon by Purchaser and the Sellers pursuant to joint written instructions from Purchaser and the Sellers. In the event Purchaser and the Sellers are unable to resolve any Disputed Claim, the Disputed Claim shall be resolved as provided in the Purchase Agreement, or if the Purchase Agreement does not provide a dispute resolution process for the Disputed Claim, by binding arbitration in Las Vegas, Nevada, pursuant to the Commercial Rules of the American Arbitration Association; provided, however, that no such action shall be submitted prior to 15 days following the receipt by Escrow Agent of am Objection Notice. Upon the resolution of such dispute, the portion of the Disputed Claim, if any, to which Purchaser or Sellers, as applicable, are entitled shall be distributed by the Escrow Agent to Purchaser or Sellers, as applicable, and the remainder of the Disputed Claim, if any, shall again become part of the Purchaser's Holdback, unless such resolution shall have occurred after a Release Date, in which event such remainder shall be distributed to Sellers to the extent provided in Section 9 above.

                  10.3 No party shall be entitled to deliver a Claim Notice after the Final Holdback Expiration Date. The Escrow Agent shall disregard any Claim Notice not given by Purchaser in accordance with this Agreement.

                  10.4 If on a Release Date, any amount of the Purchaser's Holdback ("Pending Amounts") is being held by the Escrow Agent pending:

                      (a) distribution to Purchaser with respect to a Claim or Claims, then the Escrow Agent shall continue to hold such amounts until they are distributed in accordance with this Section 10;

                      (b) expiration of the Claim Notice Period with respect to a Claim, then the Escrow Agent shall continue to hold such amounts until it is determined that such Claim is either

                           (i) a Claim which is not a Disputed Claim (in which
                  case such amounts shall be held and distributed in accordance with Section 10.1;

                           (ii) a Disputed Claim (in which case such amounts
                  shall be held and distributed in accordance with Section 10.2); or

                           (iii) a Claim which is partially disputed (in which
                  case the amount of the undisputed Claim and the Disputed Claim shall be held and distributed accordance with Sections 10.1 and 10.2, respectively); or

                      (c) resolution of a Disputed Claim, then the Escrow Agent shall continue to hold such amounts until such Disputed Claim is resolved pursuant to Section 10.2 and thereafter distribute such amounts in accordance with the terms of such resolution.

         11. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Purchaser, to:       Majestic Investor, LLC
                                    One Buffington Harbor Drive
                                    Gary, Indiana 46406-3000
                                    Attn: Don H. Barden
                                    Tel: (219) 977-7823
                                    Fax: (219) 977-7811

         with a copy to:            Latham & Watkins
                                    5800 Sears Tower
                                    Chicago, Illinois 60606
                                    Attn: Michael D. Levin, Esq.
                                    Tel: (312) 876-7727
                                    Fax: (312) 993-9767

         If to Parent, to:          Fitzgeralds Gaming Corporation
                                    301 E. Fremont Street
                                    P.O. Box 7600
                                    Las Vegas, Nevada 89101
                                    Attn: Michael E. McPherson
                                    Tel: (702) 388-2400
                                    Fax: (702)382-5562

         If to FLV, to:             Fitzgeralds Las Vegas, Inc.
                                    301 E. Fremont Street
                                    P.O. Box 7600
                                    Las Vegas, Nevada 89101
                                    Attn: Michael E. McPherson
                                    Tel: (702) 388-2400
                                    Fax: (702) 382-5562

         If to FCBH, to:            101 Main Street, Limited Liability Company
                                    c/o Fitzgeralds Gaming Corporation
                                    301 E. Fremont Street
                                    P.O. Box 7600
                                    Las Vegas, Nevada 89101
                                    Attn: Michael E. McPherson
                                    Tel: (702) 388-2400
                                    Fax: (702) 382-5562


         If to FM, to:              Fitzgeralds Mississippi, Inc.
                                    c/o Fitzgeralds Gaming Corporation
                                    301 E. Fremont Street
                                    P.O. Box 7600
                                    Las Vegas, Nevada 89101
                                    Attn: Michael E. McPherson
                                    Tel: (702) 388-2400
                                    Fax: (702) 382-5562

         with a copy of any notice to
         Parent or any Seller to:

                                    Gordon & Silver, Ltd.
                                    3960 Howard Hughes Parkway, 9th Floor
                                    Las Vegas, Nevada 89109
                                    Attn: Gerald M. Gordon, Esq.
                                    Tel: (702) 796-5555
                                    Fax: (702) 369-2666

                  and
                                    Ropes & Gray
                                    1 International Place
                                    Boston, Massachusetts 02110-2624
                                    Attn: Don DeAmicis, Esq.
                                    Tel:  (617)951-7000
                                    Fax:  (617)951-7050

         If to Escrow Agent:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    Attn:
                                         --------------------------------------
                                            Tel: (702)
                                                       ------------------------
                                            Fax: (702)
                                                       ------------------------

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this

Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         12. No Encumbrances. Purchaser's rights hereunder and the subjection of the Escrow Account to this Agreement shall be prior and superior to any interest of any present or future creditor of Sellers in the Escrow Account. If the Escrow Account is at any time attached, garnished or levied upon under any court order, or the assignment, transfer, conveyance or delivery of any of the funds in the Escrow Account shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Sellers shall take all steps reasonably necessary to cause such order, writ, judgment or decree to be reversed, modified, annulled, set aside or vacated.

         13. Tax Matters. Purchaser and each Seller shall provide a completed I.R.S. Form W-S or Form W-9 to the Escrow Agent at the signing of this Agreement. The Escrow Agent may delay accepting funds for deposit in the Escrow Account until the I.R.S. Forms have been provided. For purposes of reporting to tax authorities, the Escrow Agent will treat all income earned by the escrow as income of the Sellers. Purchaser and Sellers, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for the withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement.

         14. Escrow Agent Responsibilities. All certificates or notices hereunder shall be signed by an officer of Purchaser or officers or managers of Sellers. The Escrow Agent shall have no duty or responsibility to verify or otherwise ascertain the authenticity or validity of a certificate or notice or the truth of the statements made therein and documents attached thereto. The Escrow Agent shall be responsible only for acting as explicitly required by the terms of this Agreement. The Escrow Agent shall have no liability to any persons for a delivery of funds held in the Escrow Account as long as the Escrow Agent acts in compliance with the provisions of this Agreement and shall be protected, exculpated, indemnified and held harmless by the other parties hereto from any claims of any nature arising out of such deliveries. The Escrow Agent shall give notice of such claim to the other parties hereto and grant the other parties hereto the right to defend such claim at their expense with counsel reasonably acceptable to the Escrow Agent, but no delay in the giving of such notice shall operate to nullify the indemnification provided the Escrow Agent herein. The Escrow Agent shall be entitled to have its counsel participate in the defense of such claim at the Escrow Agent's expense. If the other parties hereto do not obtain counsel reasonably acceptable to the Escrow Agent to defend it against such claims, the Escrow Agent may obtain counsel and defend itself against any such claim at the expense of the other parties hereto or may settle or compromise the claim on any basis that appears expedient to the Escrow Agent. The entire cost of any such settlement or compromise and the fees and expenses of counsel necessarily retained with respect thereto shall be borne by the other parties hereto.

         15. Escrow Fees.

                  15.1 Purchaser and Sellers agree to pay the Escrow Agent reasonable escrow fees for its basic services rendered pursuant to this Agreement, with Purchaser and Sellers each to be responsible for one-half of such fees. In the event the Escrow Agent renders any material service not contemplated in this Agreement, or there is any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any controversy, litigation or event, and the same shall be recoverable (except as otherwise provided in Section 15.2) one-half from Sellers and one-half from Purchaser. The Escrow Agent shall attempt to give the other parties written notice of any such extraordinary services, but the Escrow Agent's rights to reimbursement or compensation shall not be affected by its failure to give such notice.

                  15.2 In the event of a dispute, the nonprevailing party shall pay the costs and expenses, including reasonable attorneys' fees, of the prevailing party and the Escrow Agent occasioned by such dispute, unless the court shall decide otherwise.

         16. Escrow Agent Duties. The Escrow Agent shall have no duties or responsibilities hereunder except those expressly set forth herein. It may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith in conformance with the terms hereof, and it shall have no liability hereunder, except for liability resulting directly from its gross negligence, willful misconduct or illegal acts. The Escrow Agent may rely on any notice, instruction, agreement or other instrument which it believes, reasonably and in good faith, to be genuine and to have signed or presented by a proper person or persons. The Escrow Agent shall not be bound by any modifications of this Agreement or any transfer of an interest in this Agreement unless such modification or transfer is in writing and signed by all the other parties hereto, and the Escrow Agent shall have given its written consent thereto, such consent not to be unreasonably withheld. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action until at its option, it (a) shall be indemnified in writing by the other parties hereto with respect to such action, or (b) shall receive an order of a court of competent jurisdiction or an opinion of its counsel authorizing or condoning such action. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, the Escrow Account other than as provided in this Agreement.

         17. Waiver. Remedies. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         18. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         19. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under the Purchase Agreement.

         20. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Purchaser without the prior written consent of Sellers and Parent and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law and (ii) assignments by Purchaser as permitted under the Purchase Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         21. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         22. Consent to Jurisdiction; Venue. Each party hereto irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court. Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         23. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         24. Governing Law. This Agreement shall be governed by and construed in accordance with the (i) Laws of the State of Nevada applicable to a contract executed and performed exclusively in such State, without giving effect to the conflicts of laws principles thereof, and (ii) the Bankruptcy Code, to the extent applicable.

         25. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASER:                               MAJESTIC INVESTOR, LLC
                                         a Delaware limited-liability company

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

FLV:                                     FITZGERALDS LAS VEGAS, INC.,
                                         a Nevada corporation

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

FCBH: 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company doing business as
                                         "Fitzgeralds Casino Black Hawk"

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

FM:                                      FITZGERALDS MISSISSIPPI, INC.,
                                         a Mississippi corporation

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

PARENT:                                  FITZGERALDS GAMING CORPORATION,
                                         a Nevada corporation

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

ESCROW AGENT:                            _______TITLE COMPANY,
                                         a ______________ corporation

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

EXHIBITS

A-1      Nevada Owned Real Property
A-2      Leased Real Property
A-3      List of Ground Leases
B        Colorado Real Property
C        Mississippi Real Property
D-1      Pro Forma Title Policy-Nevada
D-2      Pro Forma Title Policy-Colorado
D-3      Pro Forma Title Policy-Mississippi

                                   EXHIBIT I


                               LICENSE AGREEMENT

                                 EXHIBIT "I" TO
                           PURCHASE AND SALE AGREEMENT

                                LICENSE AGREEMENT

         This License Agreement (this "Agreement") is made and entered into as of this ______ day of November, 2001 (the "Effective Date") by and between Majestic Investor, LLC, a Delaware limited liability company ("Licensor"), Fitzgeralds Reno, Inc., a Nevada corporation ("Licensee"), and Fitzgeralds Gaming Corporation, a Nevada corporation ("Parent").

I.       PRELIMINARY STATEMENTS.

         A. Licensor is the owner of certain trade names, trademarks and service marks identified on Exhibit "A" attached hereto (the "Marks") pursuant to that certain Purchase and Sale Agreement dated as of November 22, 2000 among Licensor, Parent, Fitzgeralds Las Vegas, Inc., a Nevada corporation, 101 Main Street Limited Liability Company, a Colorado corporation, Fitzgeralds Mississippi, Inc., a Mississippi corporation, and certain of their affiliates (the "Purchase and Sale Agreement"), and has the exclusive right and authority to license the use of the Marks.

         B. Licensee desires to acquire a license to use the Marks in connection with the ownership, development, operation, management and promotion of casinos and/or hotels and related goods and services ("Licensee's Facilities") in the geographical region identified on Exhibit "B" attached hereto (the "Northern Nevada and California Territory") and in the states of Oregon and Washington (the "Oregon and Washington Territory" and, together with the Northern Nevada and California Territory, the "Territories"), and is willing to do so pursuant to the terms and conditions set forth in this Agreement.

II.      AGREEMENT.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive right and license to use and exploit the Marks only in the Territories and only in connection with the ownership, development, operation, management and promotion of Licensee's Facilities. Licensee shall not use or exploit the Marks outside the Territories except that, subject to the terms and conditions of Section 5.1 of this Agreement, Licensee may engage in the promotion, advertising or marketing of Licensee's Facilities anywhere in the world in any media now known or hereafter created, including, without limitation, through the utilization of an internet website. Licensor represents and warrants that it owns the rights licensed hereunder by Licensor in the territories, subject only to whatever actions or inactions may have been taken or not taken by Licensee and/or Parent regarding ownership of the rights in the Marks in the Territories prior to the date of this Agreement.

         2. Term. This Agreement and the license granted hereunder shall commence on the Effective Date hereof and shall continue for ninety-nine (99) years thereafter (the "Initial Term"), unless earlier terminated pursuant to the terms of this Agreement. In the event that this Agreement has not been terminated prior to the expiration of the Initial Term, Licensee may renew this Agreement and the license granted hereunder for an additional ninety-nine (99) year term (the "Renewal Term") by providing Licensor with notice of such renewal ninety (90) days in advance of the expiration of the Initial Term. The Renewal Term may be terminated prior to its expiration pursuant to the terms of this Agreement.

         3. Consideration. As good and valuable consideration for the License granted hereunder, Licensee has provided Licensor with a discount in the Purchase Price set forth in Section 1.04 of the Purchase and Sale Agreement.

         4. Rights in the Marks.

                  4.1 Licensee hereby acknowledges Licensor' s right, title and interest in and to the Marks and Licensor's exclusive right to use and license the use of the Marks and agrees not to claim any title to the Marks or any right to use the Marks except as set forth in this Agreement. Licensee shall include all notices and legends with respect to the Marks as are or may be required by applicable federal, state and local trademark laws or which may be reasonably requested by Licensor.

                  4.2 Except as otherwise permitted in this Agreement, Licensee shall at no time adopt or use, without Licensor's prior written consent which shall not unreasonably withheld, any variation of the Marks, including translations or design variations, or any Marks likely to be similar to or confusing with the Marks; provided, however, that Licensee shall be able to add a geographic name to any of the Marks; and, further, provided, that in the event that any portion of Licensee's Facilities are located on a riverboat and the jurisdiction governing the riverboat requires the use of certain terminology, Licensee shall be permitted to use the legally required terminology in connection with any of the Marks. Licensee shall at no time adopt or use any variation of the Marks, including translations, in connection with any gaming facility measuring less than ten-thousand (10,000) square feet in size. In the event that Licensor consents to any variation of the Marks, Licensee hereby agrees that Licensor shall own such new Marks and Licensor shall file and obtain at its cost and expense all trademark registrations necessary for Licensee's use of such marks in the Territories. Such registrations shall be obtained in Licensor's name. Licensee agrees to give Licensor reasonable assistance, including execution and delivery of all documents required by Licensor, in filing such applications for trademark registration.

                  4.3 Licensee shall not contest or deny the validity or enforceability of the Marks or oppose or seek to cancel any registration thereof by Licensor, or aid or abet others in doing so, either during the term of this Agreement or at any time thereafter.

                  4.4 Licensee agrees that it shall conduct the promotion and sale of the casino and hotel services for which it uses the Marks in a dignified manner, consistent with and enhancing the general reputation of the Marks and Licensor, and in accordance with the normal standards of trademark practice and of the gaming and hotel industry. Licensor acknowledges and agrees that the manner in which the properties that were the subject of the Purchase and Sale Agreement were operated as of November 22, 2000 meets or exceeds the general standards of operation anticipated herein.

                  4.5 Any and all goodwill arising from Licensee's use of the Marks shall inure solely to the benefit of Licensor, and neither during nor after the term of this Agreement shall Licensee assert any claim to the Marks or such goodwill. Licensee shall not take any action that could be detrimental to the goodwill associated with the Marks or with Licensor.

                  4.6 Licensee agrees not to use or register any Marks, trade names, or other designations resembling or confusingly similar to the Marks. Whenever Licensor calls Licensee's attention to any such confusion or risk of confusion, Licensee agrees to take appropriate steps immediately to remedy or avoid such confusion. Nothing contained in this Agreement shall be construed as prohibiting or limiting Licensee from adopting, using, or registering designations or marks that are in no way similar to the Marks in relation to Licensee's Facilities or otherwise.

                  4.7 Licensee shall, during the term of this Agreement and after the termination hereof, execute such documents as Licensor may reasonably request from time to time, at Licensor's sole cost and expense, to ensure that all right, title and interest in and to the Marks reside with Licensor.

                  4.8 Licensor shall consent to any request by Licensee for Licensor to apply for registration or renewal of the Marks. Licensor shall use its best efforts to maintain, protect and preserve such registrations and execute related documentation necessary to preserve its trademarks, including renewals, with the applicable governmental entities; provided, however, that in the event Licensor fails to do so, then Licensee shall have the right to prepare the. necessary documentation to effectuate such registrations or otherwise protect Licensor's trademark rights and Licensor shall execute such documentation at Licensee's reasonable request to enable Licensee to make the filing for Licensor as Licensor' s agent, in Licensor's name and at Licensor' s sole cost and expense.

                  4.9 The provisions of Sections 4.1 through 4.7 shall survive any termination of this Agreement.

         5. Quality Standards.

                  5.1 Licensee will market and provide goods and services at Licensee's Facility in Reno, Nevada in accordance with the lesser of the standards that are presently utilized at Licensee's Facility in Reno, Nevada or the standards of Licensor at any one of its facilities, and at Licensee's other facilities in accordance with Licensor's most comparable facility. Licensor acknowledges and consents to all uses of the marks at the Reno facility which are in effect as of November 22, 2000. Prior to any additional or new use of the Marks, Licensee shall furnish to Licensor, for the approval of Licensor, copies of formats of all advertising and promotional material on which the Marks appear (the "Materials"). Licensor shall have the right to approve or disapprove any or all of the Materials, provided, however, Licensor's approval shall not be unreasonably withheld. Any Materials submitted to Licensor shall be deemed approved unless Licensor notifies Licensee to the contrary within two (2) business days after receipt of such Materials. In the event that Licensor rejects any Materials, Licensee may request an explanation for Licensor's rejection of such materials. Licensor shall then have five (5) additional business days to provide Licensee with a written explanation for the rejection. In the event that Licensor fails to provide a written explanation for the rejection within the time provided, the submitted materials shall be deemed approved. Licensee shall not sell or advertise any goods or services in connection with the Marks unless and until the Materials for such goods or services have been approved or deemed approved by Licensor pursuant to this Subsection 5.1.

                  5.2 Throughout the term of this Agreement, Licensee shall comply at its sole expense with all applicable laws and regulations pertaining to the promotion, marketing and sale of Licensee's Facilities.

         6. Restrictions on Use. In the event that Licensee does not adopt and maintain continuous use of the Marks after their adoption anywhere within the Oregon and Washington Territory by the end of the tenth year following the Effective Date of this Agreement, Licensee hereby agrees to pay to Licensor an annual royalty thereafter in consideration for the right to use the Marks in the Oregon and Washington Territory. The amount of the annual royalty shall be determined based on the market rate for such license of the Marks at that time. If Licensor and Licensee are unable to agree upon a market rate for such license within thirty (30) days after the end of the tenth year following the Effective Date, the rate will be set by a panel of three (3) arbitrators. Each party will select an arbitrator and the selected arbitrators will then choose a third arbitrator within their discretion. The arbitration panel shall set the market rate within ninety (90) days after the end of the tenth year following the Effective Date. The rate selected shall be final and binding upon the parties without the right to Appellate or other review.

         7. Infringement.

                  7.1 Licensee shall notify Licensor promptly of any infringement or unauthorized use of the Marks by others of which Licensee becomes aware. Licensor shall have the sole right, at its expense, to bring any action on account of any such infringement or unauthorized use and Licensee shall cooperate with Licensor, as Licensor may request and at Licensor's sole cost and expense, in connection with any such action brought by Licensor. Licensor shall retain any and all damages, settlement and/or compensation paid in connection with any such action brought by Licensor.

                  7.2 In the event that Licensor declines to bring an action on account of any infringement or unauthorized use of the Marks, Licensee shall have the right to bring such an action at its sole cost and expense. Licensee shall then retain any and all monetary recovery obtained as a result of the prosecution of such action. In the event that Licensee pursues such an action, Licensee shall advise Licensor of all material developments with respect to such action. Licensor hereby expressly agrees that it will execute such documents as are necessary to allow Licensee to enforce such Marks in the event Licensor declines to bring an action as contemplated by this Section 7.2.

                  7.3 Licensor shall have the sole right, at its expense, to defend and settle for other than monetary damages any action that may be commenced against Licensor or Licensee alleging that one or more than one of the Marks infringe any rights of third parties. Licensee shall, at the direction of Licensor, promptly discontinue its use of the Mark(s) alleged to infringe rights of such third parties.

                  7.4 NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, LICENSOR SHALL HAVE NO LIABILITY TO LICENSEE FOR OR IN RESPECT OF ANY CLAIM BY ANY THIRD PARTY THAT LICENSEE'S USE OF THE MARKS PURSUANT TO

THIS AGREEMENT INFRINGES UPON OR OTHERWISE VIOLATES ANY PROPRIETARY OR OTHER RIGHTS OF SUCH THIRD PARTY OTHER THAN A CLAIM THAT LICENSEE'S USE OF THE MARKS PURSUANT TO THIS AGREEMENT VIOLATES THE CONTRACTUAL RIGHTS OF ANY OTHER LICENSEE OF LICENSOR.

         8. Indemnification. Each of Licensor and Licensee (each the "Indemnifying Party"), at its expense, shall defend, hold harmless and indemnify the other party (the "Indemnified Party"), including its successors, assigns, agents, directors, officers and employees and their respective heirs and representatives from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs and expenses (including reasonable attorney's fees) of any kind, whether civil or criminal, arising or resulting from:

                  (a) the indemnifying party's performance or failure to perform under this Agreement, including but not limited to any claims of deceptive business practices related to its operation of business in connection with the Marks;

                  (b) the indemnifying party's advertising and marketing relating to the use of the Marks, including third party claims of libel, slander, trademark infringement or dilution, unfair competition, false, deceptive or misleading advertising, or infringement of any statutory copyright, common law right, title or slogan.

         The indemnifying party shall promptly provide the other party with copies of all correspondence, pleadings, papers to be filed in court and other documents relating to any such complaints, objections, investigations, claims, demands or actions involving use of the Marks.

         9. Termination.

                  9.1 Licensor shall have the right to terminate this Agreement upon prior written notice to Licensee, effective immediately upon Licensee's receipt of said notice, if a Loss of License Event occurs. A "Loss of License Event" shall mean any denial, revocation, suspension (for a period in excess of three (3) days) or non-renewal of any license required for the operation of Licensee's Facilities, whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of, or ineligibility to hold such a license by Licensee, or any affiliate of Licensee (including, for this purpose, the partners, shareholders, employees, agents, officers, members or directors of Licensee, or their respective partners or equity participants or any person or entity with whom such party has had business or other dealings), including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of such a license, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Loss of License Event shall be deemed to have occurred so long proceedings with respect thereto are being contested with due diligence and in good faith by Licensee, or the person or entity affected thereby, or in lieu of contest Licensee elects not to renew or elects to surrender a non-controlling party's license; provided that, during the pendency of such proceedings or non-renewal or surrender process, Licensee is able to continue to offer and provide good and services at Licensee's Facilities on an uninterrupted basis. Notwithstanding the foregoing, a Loss of License Event, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action, (i) goods or services provided by

Licensee at Licensee's Facilities are prohibited, or (ii) goods or services provided by Licensee at Licensee's Facilities are materially restrained, limited or restricted in a manner materially adverse to Licensor for a period longer than thirty (30) days.

                  9.2 Licensee shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to Licensor for any reason.

                  9.3 Either party shall have the right to terminate this Agreement if the other defaults in the performance or observance of any of the terms or conditions of this Agreement and such default is not remedied within thirty (30) calendar days after written notice specifying the nature of the default is received by the defaulting party, provided, however, that if within thirty (30) calendar days of receiving such notice, the defaulting party demonstrates that it has made a good faith effort to remedy the default and the default cannot be remedied within the thirty (30) day period set forth above, the defaulting party shall have an additional sixty (60) days to remedy the default. If the default is not cured within the time periods provided by this
Section 9.3, then the non-defaulting party shall have the right to terminate this Agreement by. written notice to the defaulting party.

                  9.4 The exercise of any right of termination under this
Section 9 shall not affect any rights which have accrued prior to termination, including Licensee's obligation to pay the consideration set forth in Section 6, and shall be without prejudice to any other legal or equitable remedies to which the terminating party may be entitled by reason of such rights.

         10. Effects of and Procedure on Termination. Upon the termination of this Agreement, all rights of Licensee under the licenses granted hereunder shall terminate and automatically revert to Licensor and Licensee shall cease and desist all use of the Marks and thereafter shall no longer use or have the right to use the Marks or any variation thereof, or any word or Marks similar thereto, or to (directly or indirectly) develop, create, market, sell, license or sublicense or advertise any services in connection with the Marks. Notwithstanding the foregoing, Licensee will be allowed thirty (30) calendar days after receipt of written notice of termination to effectively cease and desist all use of the Marks; provided, however, that if within such thirty (30) day period, Licensee has made a good faith effort to comply with this provision but has not yet been able to fully comply, it shall have an additional thirty
(30) days within which to complete cessation of the use of the Marks. Licensee acknowledges that its failure to cease the use of the Marks upon termination of this Agreement shall result in immediate and irreparable harm to Licensor and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure and agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

         11. No Joint Venture. Nothing contained in this Agreement shall be construed as constituting a joint venture, partnership or agency between Licensor and Licensee.

         12. Assignment. Licensee may not assign the rights and duties under this Agreement without obtaining prior written consent from Licensor, provided, however, Licensor acknowledges that the first conveyance of the Reno property after the Effective Date has been pre-approved.

         13. Entire Agreement. Each party acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms, and further agrees that it is the complete and exclusive statement of the agreement between the parties, that supersedes and merges all prior proposals, understandings and all other agreements, oral and handwritten, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

         14. Successors. The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors and assigns of the parties.

         15. Notices. Any notice required to be given hereunder shall be deemed given if in writing and personally delivered or actually deposited in the United States Mail in Registered or Certified form, return receipt requested, postage prepaid, and addressed to the notified party at the address set forth below.

         If to Licensor:                    Majestic Investor, LLC
                                            One Buffington Harbor Drive
                                            Gary, Indiana 46406-3000
                                            Attn: Don H. Barden
                                            Tel: (219) 977-7823
                                            Tel: (219) 977-7811

         With a copy to:                    Latham & Watkins
                                            5800 Sears Tower
                                            Chicago, Illinois 60606
                                            Attn: Michael D. Levin, Esq.
                                            Tel: (312) 876-7727
                                            Fax: (312) 993-9767

         If to Licensee, to:                Fitzgeralds Reno, Inc.
                                            255 North Virginia Street
                                            Reno, Nevada 89501
                                            Attn: Max Page
                                            Tel: (775) 785-3300
                                            Fax: (775) 785-3622

         If to Parent, to:                  101 Main Street, Limited Liability
                                              Company
                                            C/O Fitzgeralds Gaming Corporation
                                            301 E. Fremont Street
                                            P.O. Box 7600
                                            Attn: Phillip D. Griffith
                                            Tel: (702) 388-2400
                                            Fax: (702) 382-5562
         with a copy of any notice
         to Licensee or Parent to:          Gordon & Silver, Ltd.
                                            3960 Howard Hughes Parkway, 9th
                                              Floor
                                            Las Vegas, Nevada 89102
                                            Attn: Gerald M. Gordon, Esq.
                                            Tel: (702) 796-5555
                                            Fax: (702) 369-2666

         And                                Ropes & Gray
                                            1 International Place
                                            Boston, Massachusetts 02110-2624
                                            Attn: Don DeAmicis, Esq.
                                            Tel: (617) 951-7000
                                            Fax: (617) 951-7050

         16. Governing Law. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Nevada.

         17. Waiver. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

         18. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LICENSOR:                                            LICENSEE:

Majestic Investor, LLC,                              Fitzgeralds Reno, Inc.,
a Delaware limited liability company                 a Nevada corporation

By:                                                  By:
         -----------------------------------                 -----------------------------------
         Name:                                               Name:
                  --------------------------                       -----------------------------
         Title:                                              Title:
                  --------------------------                        ----------------------------



                                                     PARENT:
                                                     Fitzgeralds Gaming Corporation,
                                                     a Nevada corporation

                                                     By:
                                                             -----------------------------------
                                                     Name:
                                                              ----------------------------------
                                                     Title:
                                                              -----------------------------------

                                    EXHIBIT A

III.     MARKS

                                    EXHIBIT A

                    Federally Registered Trade/Service Marks

                                        Registration                                             International
         Mark                               No.               Owner                              Class(es)
         ----                           ------------          -----                              -------------
A Buffet Experience                         1844811         Fitzgeralds Gaining Corporation        41
A Reel Experience                           1839673         Fitzgeralds Gaming Corporation         41
A Tantalizing Experience                    1856029         Fitzgeralds Gaming Corporation         41
Bigger Winners, More Often                  1608541         Fitzgeralds Gaming Corporation         41
C'mon Get Lucky                             1708808         Fitzgeralds Gaming Corporation         41
C'mon. . .Get Reel Lucky!                   2225989         Fitzgeralds Gaming Corporation         41
Certified Loose                             1579526         Fitzgeralds Gaming Corporation         41
Downtown's Fun Experience                   1844810         Fitzgeralds Gaming Corporation         41
Fitz                                        1579525         Fitzgeralds Gaming Corporation         41
Fitz                                        1639303         Fitzgeralds Gaming Corporation         42
Fitzgeralds                                 1599960         Fitzgeralds Gaming Corporation         41
Fitzgeralds                                 1616178         Fitzgeralds Gaming Corporation         42
Fitzgeralds (and Design)                    1677084         Fitzgeralds Gaming Corporation         41
Fitzgeralds (and Design)                    1676148         Fitzgeralds Gaming Corporation         41
Fitzgeralds (and Design)                    1677129         Fitzgeralds Gaming Corporation         41
Fitzgeralds (and Design)                    1682272         Fitzgeralds Gaming Corporation         42
Four Leaf Clover (Design Only)              1646327         Fitzgeralds Gaming Corporation         42
Four Leaf Clover (Design Only)              1648428         Fitzgeralds Gaming Corporation         41
Get Reel Lucky                              1949064         Fitzgeralds Gaming Corporation         42
Leprechaun (Design Only)                    1650374         Fitzgeralds Gaming Corporation         41
Luck Ness Monster (and Design)              1957710         Fitzgeralds Gaming Corporation         41
Lucky Forest                                1580679         Fitzgeralds Gaming Corporation         41
Lucky Lane                                  1593515         Fitzgeralds Gaming Corporation         41
Lucky Lightning                             1973719         Fitzgeralds Gaming Corporation         41
Lucky Streak                                1593516         Fitzgeralds Gaming Corporation         41
O'Lucky                                     1586170         Fitzgeralds Gaming Corporation         41
Play Now. ..Rewards in Minutes              2218827         Fitzgeralds Gaming Corporation         41
Rewards in Minutes                          2218902         Fitzgeralds Gaming Corporation         41
Shamrock Cafe                               2070160         Fitzgeralds Gaming Corporation         42
Vincenzo's Italian Cafe (and Design)        2165320         Fitzgeralds Gaming Corporation         42
We're Committed to Make You Lucky           1580673         Fitzgeralds Gaming Corporation         41
Where Downtown Begins                       1839677         Fitzgeralds Gaming Corporation         41
Where the Experience Begins!                2000068         Fitzgeralds Gaming Corporation         41
Where the Luck of the Irish Means
More Winners!                               1976599         Fitzgeralds Gaming Corporation         41
F (and Design)                              1645579         Fitzgeralds Reno. Inc.                 41
Mollys                                      1628725         Fitzgeralds Reno, Inc.                 42

               Canceled and Abandoned Federal Trade/Service Marks

                                    Serial                                              International
Mark                                No.              Owner                              Class(es)         Status
----                                ------           -----                              --------------    ------
Your Lucky Place to Play            75407322         Fitzgeralds Gaming Corporation      41               Abandoned
F (and Design)                      74025216         Fitzgeralds Reno, Inc.              41               Abandoned
F (and Design)                      74025207         Fitzgeralds Reno, Inc.              41               Cancelled
F (and Design)                      74025217         Fitzgeralds Reno, Inc.              42               Abandoned
Fitzgeralds Loves Keno Players      74479467         Fitzgeralds Reno, Inc.              41               Abandoned
Fort Smith                          73823260         Fitzgeralds Reno, Inc.              41               Cancelled
Nickelmania                         73798654         Fitzgeralds Reno, Inc.              41               Cancelled
Presidential Car                    74004132         Fitzgeralds Reno, Inc.              42               Cancelled
Red Dog (and Design)                74025205         Fitzgeralds Reno, Inc.              41               Abandoned
Roaring Camp                        73808682         Fitzgeralds Reno, Inc.              41               Cancelled
Your Luck Starts Here               73805769         Fitzgeralds Reno, Inc.              41               Cancelled
Quarteropolis                       74004131         Nevada Club, Inc.                   41               Cancelled

                           State Registered Trademarks

                                            Filing                                      International Status
         Mark                      State    No.               Owner                     Class(es)
         ----                      -----    ---               -----                     --------------------
Lucky Lane                          NV      Book 22       Fitzgeralds Reno, Inc.               41
Registered
                                            Page 972
Lucky Streak                        NV      Book 22       Fitzgeralds Reno, Inc.               41
Registered
                                            Page 973
Mollys                              NV      Book 22       Fitzgeralds Reno, Inc.               42
Registered
                                            Page 966
Super Spin                          NV      Book 24       Fitzgeralds Reno, Inc.               41
Registered
                                            Page 178
F (and Design)                      NV      Book 20       Lincoln Management Company, Inc.     42, 41, 35
Registered
                                            Page 403
F (and Design)                      NV      Book 20       Lincoln Management Company, Inc.     42, 41, 30,
Registered
                                            Page 402                                           32, 16, 35
F (and Design)                      NV      Book 20       Lincoln Management Company, Inc.     42, 41, 35
Registered
                                            Page 407
F (and Design)                      NV      Book 20       Lincoln Management Company, Inc.     42, 35
Registered
                                            Page 406
Fitzgeralds                         NV      Book 20       Lincoln Management Company, Inc.     42
Registered
                                            Page 398
Fitzgeralds Reno Casino/Hotel       NV      Book 20       Lincoln Management Company, Inc.     42
Registered
                                            Page 396
Four Leaf Clover (Design Only       NV      Book 20       Lincoln Management Company, Inc.     42, 35
Registered
                                            Page 404
Four Leaf Clover (Design Only)      NV      Book 20       Lincoln Management Company, Inc.     35, 42
Registered
                                            Page 405
The Fitz                            NV      Book 20       Lincoln Management Company, Inc.     42, 41, 35
Registered
                                            Page 401
The Fitz                            NV      Book 20       Lincoln Management Company, Inc.     42, 35
Registered
                                            Page 399
Bigger Winners, More Often          NV      Book 22       Fitzgeralds Reno, Inc.               42, 41
Expired
                                            Page 725
Certified Loose                     NV      Book 22       Fitzgeralds Reno, Inc.               41
Expired
                                            Page 639
Fitzgeralds                         NV      Book 22       Fitzgeralds Reno, Inc.               42, 41
Expired
                                            Page 726
Fort Smith                          NV      Book 22       Fitzgeralds Reno, Inc.               41
Expired
                                            Page 927
Lucky Forest                        NV      Book 22       Fitzgeralds Reno, Inc.               41, 42
Expired
                                            Page 638
Nevada Annies                       NV      Book 23       Fitzgeralds Reno, Inc.               42
Expired
                                            Page 750
Roaring Camp                        NV      Book 22       Fitzgeralds Reno, Inc.               42, 41
Expired
                                            Page 794
Team Watch                          NV      Book 23       Fitzgeralds Reno, Inc.               35
Expired
                                            Page 750
We're Committed to Make You         NV      Book 22       Fitzgeralds Reno, Inc.               41
Expired

Lucky                                       Page 636
Your Luck Starts Here               NV      Book 22       Fitzgeralds Reno, Inc.               41
Expired

Red Dog                                     Page 637
Expired                             NV      Book 19       Lincoln Management Company, Inc.     28, 41

                                    EXHIBIT B

IV.      MAP OF NEVADA DESIGNATING

                                    "NORTHERN NEVADA AND CALIFORNIA" TERRITORY

                                   EXHIBIT J

                                   TUNICA MAP

               [A copy of the map will be provided upon request.]

                                   EXHIBIT K

                     SUMMARY TERMS OF BLACK HAWK BUSINESS'

                 LEASE OF COMPUTER SYSTEMS AND RELATED SERVICES


AS/400 lease and associated software @ $2,080 per month         $24,960
MIS administrative support @ $1,500 per 4-week period            12,000
MIS administrative support @ $1,875 per 5-week period             7,500
Annual Infinium maintenance contract
(15% of total cost, which is subject to change each year)         5,669 (estimated)
                                                                -------

  Total Annual Fees Payable by Black Hawk Business              $50,129
                                                                =======